UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.     )

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Smurfit Westrock plc

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2026
Proxy Statement & Notice of AGM

Paper | Packaging | Solutions

Cover Page

Our vision is to dynamically and sustainably deliver secure, superior and long-term value for all of our stakeholders, as one of the world's great companies guided by our **core values** of safety, loyalty, integrity and respect.

A Message from Our Independent Board Chair

March 11, 2026

Dear Fellow Shareholder:

On behalf of the Board, I am very pleased to present the Smurfit Westrock Proxy Statement and to invite you to our AGM, which we plan to hold in person in Dublin, Ireland. We look forward to welcoming you. The Board also greatly appreciated the strong support you demonstrated for our proposals at the 2025 AGM, and we encourage you to participate and vote again this year.

In 2025, Smurfit Westrock made strong progress in establishing a solid foundation for long-term success in what was a highly positive and formative year for the Company. We saw the combined business move from integration to execution, underpinned by a highly experienced executive leadership team. Our culture remains performance-driven and strongly customer-centric, fostering teamwork, accountability and continuous improvement with a strong focus on safety. This culture continues to be guided by our core values of safety, loyalty, integrity and respect, which remain central to how we operate and how we engage with all our stakeholders.

The operational and financial discipline of management is clearly evident in the Group’s performance for 2025, with strong free cash flow despite challenging market conditions in some countries, demonstrating the quality and resilience of the Company. Reflecting the Board’s confidence in the Company’s outlook and future prospects, Smurfit Westrock continued to return capital to shareholders during the year through its quarterly dividend and in February 2026 approved a quarterly dividend of $0.4523 per share, a 5% increase on the previous dividend.

During 2025, the Board provided oversight in the development of the Company’s Medium-Term Plan, which was announced in February, and is intended to guide Smurfit Westrock’s decision-making and disciplined capital allocation through to 2030. The plan, which is both ambitious and achievable, reflects management’s assessment of the opportunities available to the Company across its integrated global platform. It provides a structured approach to driving improved financial performance over time, while remaining appropriately responsive to market conditions and the broader economic environment.

Alongside our focus on governance, the Board, executive leadership and our investor relations team place significant importance on maintaining open and constructive dialogue with our shareholders. These engagements have been instrumental in fostering transparency and strengthening our relationships.

As part of the Board’s ongoing commitment to effective governance and appropriate Board composition, we have continued to review the size, structure and skills mix of the Board as Smurfit Westrock has progressed from integration to execution, drawing on the insights of the externally facilitated independent evaluation carried out during 2025. In line with our planned transition to a smaller Board, Terrell Crews and Lourdes Melgar will be stepping down at the conclusion of the AGM. I would like to record my sincere thanks for their contributions which have been invaluable in supporting the establishment of robust oversight and governance frameworks for the combined business.

During 2025, the Board had the pleasure of visiting sites across North America and Europe, as well as our Global Experience Centre in Amsterdam, Netherlands. I have also just recently visited operations in Argentina and will visit our operation in Chile later this month. During these visits the strength of our operational expertise as well as the energy, commitment and genuine care our people demonstrate in supporting and delivering for our customers was clearly evident. The Board’s visit to the Global Experience Centre during the year also gave us valuable insights into how we work with customers to drive innovation for them.

Finally, I would like to record my sincere appreciation to all Smurfit Westrock employees. Their dedication, resilience and commitment were evident throughout 2025, as the Company continued to integrate, transform and perform in demanding market conditions. On behalf of the Board, I thank our employees for their outstanding contribution to the ongoing success of Smurfit Westrock. I am also grateful to my fellow Board members for their support and challenge during 2025.

Thank you, as always, for your continued support and confidence in our Company.

Irial Finan

Chair of the Smurfit Westrock Board

2026 PROXY STATEMENT

Notice of Annual General Meeting of Shareholders

Meeting Location Minerva Suite, RDS Merrion Road, Ballsbridge, Dublin 4, D04 AK83, Ireland	Date Friday, May 1, 2026

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON FRIDAY, MAY 1, 2026

2026 Proxy Statement & Notice of Annual General Meeting of Shareholders, our 2025 Annual Report, and our 2025 Irish Statutory Annual Report are available at www.envisionreports.com/SW.

Time 10:00 a.m. Dublin Time (Registration begins at 9:30 a.m. Dublin Time)
Record Date Tuesday, March 3, 2026

Items of Business		Board Recommendation

Please Vote

To make sure your shares are represented, please cast your vote as soon as possible in one of the following ways:

Internet

To vote before the AGM, visit the website listed on your proxy card or the notice of internet availability of proxy materials.

You will need the control number printed on your notice of internet availability of proxy materials, proxy card or voting instruction form. If you are a beneficial owner and your notice of internet availability of proxy materials does not contain the control number, please contact your bank, broker or other nominee.

Telephone

Dial the telephone number listed on your proxy card or voting instruction form. You will need to follow the instructions and use the control number printed on your notice of internet availability of proxy materials, proxy card or voting instruction form.

Mail

If you received a proxy card or voting instruction form by mail, send your completed and signed proxy card or voting instruction form using the enclosed postage-paid envelope.

1	Proposal 1 (see page 12)
	By separate resolutions, elect the 12 director nominees named in the Proxy Statement.	FOR Each director nominee
2	Proposal 2 (see page 44)
	Approve, in a non-binding, advisory vote, the compensation of our named executive officers.	FOR
3	Proposal 3 (see page 78)

By separate resolutions, (a) ratify, in a non-binding vote, the appointment of KPMG as the Company’s independent registered public accounting firm and statutory auditor under Irish law for the fiscal year ending December 31, 2026; and (b) authorize, in a binding vote, the Audit Committee of the Board to determine the remuneration of KPMG as the Company’s statutory auditor under Irish law.

FOR
4	Proposal 4 (see page 84)
	Renewal of the Board of Directors’ existing authority to issue shares under Irish law.	FOR
5	Proposal 5 (see page 86)
	Renewal of the Board of Directors’ existing authority to opt out of statutory pre-emption rights under Irish law.	FOR
6	Proposal 6 (see page 88)
	Determine the price range at which the Company can re-issue shares that it holds as treasury shares under Irish law.	FOR

Thank you for being a Smurfit Westrock shareholder. No matter how large or small your holdings may be, your vote is important to us, and we encourage you to vote your shares in accordance with the Board’s recommendations summarized in the notice above. The notice of internet availability of proxy materials is first being mailed, and the accompanying 2026 Proxy Statement & Notice of AGM, our 2025 Annual Report, and our 2025 Irish Statutory Annual Report are first being made available, to our shareholders on or about March 11, 2026.

By order of the Board of Directors,

Gillian Carson-Callan
Group SVP Finance & Company Secretary
March 11, 2026

2026 PROXY STATEMENT

2026 PROXY STATEMENT

****

Forward-Looking Statements. This Proxy Statement includes forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act, including statements concerning expectations, beliefs, plans, objectives, goals, strategies, future events or performance, including regarding our medium-term plan, and underlying assumptions and others. All statements other than statements of historical fact included in this Proxy Statement are forward-looking statements. Although we believe that the expectations and assumptions reflected in these statements are reasonable, there can be no assurance that these expectations will prove to be correct. Forward-looking statements are subject to many risks and uncertainties, including the risk factors that we identify in our filings with the SEC, and actual results may differ materially from the results discussed in such forward-looking statements. We undertake no duty to update publicly any forward-looking statement that we may make, whether as a result of new information, future events or otherwise, except as may be required by applicable law, regulation or other competent legal authority. In addition, our sustainability goals, if any, are aspirational and may change. Statements regarding our goals are not guarantees or promises that they will be met. In some cases, we may determine to adjust our commitments, goals or targets or establish new ones to reflect changes in our business, operations or plans.

Website References. Website references throughout this document are inactive textual references and provided for convenience only, and the content on the referenced websites is not incorporated herein by reference and does not constitute a part of this Proxy Statement.

2026 PROXY STATEMENT

1	2026 PROXY STATEMENT

Our Company

Our Company Smurfit Westrock is a global leader in sustainable, paper-based packaging with extensive scale, quality products and geographic reach and diversity.

Our 2025 Financial Highlights

$31.2B	$4.9B
Net Sales	Adjusted EBITDA*

15.8%	$1.5B
Adjusted EBITDA Margin*	Adjusted Free Cash Flow*

Our 2025 Business Highlights

Established a strong foundation for Smurfit Westrock	Exceeded our committed synergy goal of $400 million	Put in place a series of customer-centric, commercial and operating initiatives

Reduced loss-making businesses, rationalized high-cost or inefficient capacity and optimized the portfolio	Completed a comprehensive, bottom-up strategic plan

*Adjusted EBITDA, Adjusted EBITDA Margin and Adjusted Free Cash Flow are non-GAAP financial measures. See Appendix B on page B-1 for the definitions/ explanations of these measures as well as reconciliations to the most comparable GAAP measures.

2	2026 PROXY STATEMENT

Our Company

What we do

Forest	Paper and Board	Packaging	Recycling
All our owned forests and plantations globally are certified according to either the Forest Stewardship Council® (‘FSC’®) or the Programme for the Endorsement of Forest Certification (‘PEFC’).	We manufacture a wide range of renewable, recyclable, and/or recycled paper and board, with a capacity of approximately 23 million tons per annum.

We create, develop, manufacture, and supply paper-based packaging that is designed to promote and protect our customers’ products. In 2025, we manufactured approximately 220 billion square feet of corrugated packaging and have key supply positions in solidboard, folding carton (consumer), and Bag-in-Box ® markets.

We provide recycling solutions to support the responsible, efficient, and reliable recycling of our customers’ packaging. We consume recovered fiber across the globe, bringing valuable fiber back into the packaging production loop.

Paper-based packaging solutions designed to meet customers’ product, supply chain, marketing and sustainability needs.

As a global leader in sustainable paper-based packaging, we provide an extensive portfolio of solutions ranging from corrugated boxes and folding cartons to Bag-in-Box packaging, all designed to protect and enhance our customers’ products. Our holistic approach prioritizes the circular economy, supporting customers in reaching their sustainability goals through sustainable, scalable, and efficient packaging. Each product is designed to safeguard, transport, store and promote goods while minimizing waste and reducing environmental impact across the entire value chain.

Recognizing the importance and the challenges facing our customers, our approach is both market and data-driven. With an extensive network of designers and 33 Innovation and Experience centers, we are the trusted partner of iconic global brands, solving some of our customers’ biggest challenges and helping them succeed in their market place.

3	2026 PROXY STATEMENT

Our Company

Our Global Reach

Smurfit Westrock maintains operations in 40 countries, primarily in North America, Latin America and Europe, and with some operations in Asia, Africa and Australia. In North America, we are a leader in corrugated and consumer packaging, containerboard and paperboard. In Europe, we are one of the leading companies by production volume in corrugated packaging, containerboard and bag-in-box, and one of the leading producers of consumer packaging. In Latin America, we are a large-scale pan-regional player in corrugated packaging and containerboard.

Our global corporate headquarters are located in Dublin, Ireland, our North American operations are headquartered in Atlanta, Georgia, U.S., our Europe, MEA & APAC operations are headquartered in Amsterdam, the Netherlands and our Latin American operations are headquartered in Florida, U.S.

~97,000	40
Employees	Countries in which we operate

6	Leading
Continents	Market position in North America and Europe, with a presence in Latin America

Our Geographical Footprint

We currently operate 57 paper mills (36 of which produce containerboard only, seven of which produce paperboard only, with six producing both, five producing containerboard and another grade, one producing paperboard and another grade and two producing kraft paper only), 450 converting plants (329 of which convert containerboard into corrugated containers, 84 of which convert paperboard into consumer packaging or manufacture leaflets or labels for consumer packaging, five sack plants and 32 other conversion facilities), 70 recovered fiber facilities, two wood procurement operations in Europe (which together provide raw material for our mills in Europe), two forestry operations in Latin America, 57 distribution facilities in North America, and 30 other production facilities carrying out other related activities. In addition, we have approximately 308,000 acres of forests and plantations, the majority of which are owned in Latin America. These forests and plantations support mill operations in addition to propagating trees for planting. Our footprint allows us to better serve customers in close proximity to our corrugated box plants.

Our geographic reach is organized around three segments:

●	North America (including the U.S., Canada and Mexico);
●	Europe, the Middle East and Africa (“MEA”) & Asia-Pacific ("APAC"); and
●	Latin America ("Latam").

4	2026 PROXY STATEMENT

Our Company

The North America, Europe, MEA & APAC and Latam segments are each highly integrated within the segment and there are many interdependencies within these operations. They each include a system of mills and plants that primarily produce a number of grades of containerboard that is converted into corrugated containers within each segment, or is sold to third parties.

In addition, the North America segment also produces paperboard, kraft paper and market pulp; other paper-based packaging, such as folding cartons, inserts, labels and displays and also engages in the assembly of displays as well as the distribution of packaging products.

The Europe, MEA & APAC segment also produces other types of paper, such as solidboard, graphic board, sack kraft paper and machine glazed paper (together known as kraft paper) and graphic paper; other paper-based packaging, such as honeycomb, solidboard packaging, folding cartons, inserts and labels; and bag-in-box packaging (the latter with operations located in Europe, Argentina, Canada, Mexico and the U.S., but managed under the Europe, MEA & APAC segment).

The Latam segment also comprises forestry; other types of paper, such as paperboard and kraft paper; and paper-based packaging, such as folding cartons and paper sacks.

~308,000	450
Acres of forests and plantations	Converting plants

70	57
Recovered fiber facilities	Paper mills

5	2026 PROXY STATEMENT

Our Company

Corporate Responsibility and Sustainability

At Smurfit Westrock we are committed to creating packaging solutions that protect what we all care about. We believe this commitment is evident in our culture and behaviors at all levels and across all areas of our business, informing our strategic business decisions and actions, now and into the future.

As a global leader in sustainable, paper-based packaging, we are proud to create solutions from renewable and recyclable materials, that help deliver a better future for all. Together, we are committed to being an impactful business and supporting a greener, bluer planet.

We understand the challenges facing both our business and the planet and are committed to doing our part in resolving these critical issues. Our ambition is to deliver sustainable growth for the benefit of all our stakeholders based on three pillars: Planet, People and Communities, and Impactful Business.

Planet

The circular economy has long been at the core of our business. We use renewable, recyclable, and recycled materials to create innovative, sustainable packaging solutions. As a leading consumer of recycled fiber, we play our part in the circular economy by recycling old paper-based packaging. The virgin wood fiber we use is sourced from responsibly managed forests and all our fiber-based manufacturing facilities have been chain of custody certified to internationally recognized standards. We work with our customers to help them deliver on their sustainability goals.

People and Communities

Having engaged employees is critical for the success of our business. We are committed to providing an inclusive and safe place to work for the talented people in our globally and culturally diverse organization. This commitment also extends to all of the communities in which we operate.

Impactful Business

Through our activities, we aim to create sustainable value for our customers, investors, employees, suppliers and the communities in which we are privileged to operate. We innovate and partner with our customers to create packaging solutions that can replace less sustainable materials and reduce their carbon footprint. We aim to do this with the highest ethical business standards.

We recognize the need for climate-related disclosures as part of our commitment to sustainability and responsible corporate citizenship. We published an overview of our approach to climate risk management as part of our 2024 Sustainability Report which took into consideration the recommendations of the Task Force on Climate-related Financial Disclosures. Our 2025 Sustainability Report will be made available on our website in April 2026 at www.smurfitwestrock.com/sustainability.

6	2026 PROXY STATEMENT

7	2026 PROXY STATEMENT

Proxy Voting Summary

Proposal	Election of Directors The Board recommends a vote “FOR” each director nominee listed below. (Page 12)
1

Nominees and Skills

Irial Finan	Anthony Smurfit

Ken Bowles	Colleen F. Arnold

Timothy J. Bernlohr	Carole L. Brown

Carol Fairweather	Mary Lynn Ferguson-McHugh

Suzan F. Harrison	Kaisa Hietala

Jørgen Buhl Rasmussen	Alan D. Wilson

8	2026 PROXY STATEMENT

Proxy Voting Summary

Proposal

Non-Binding Advisory Vote to Approve Executive Compensation

The Board, upon recommendation of the Compensation Committee, unanimously recommends a vote “FOR” the approval, on a non-binding, advisory basis, of the compensation of the named executive officers for the fiscal year ended December 31, 2025, as disclosed in this Proxy Statement.

(Page 44)

2

This proposal provides shareholders with the opportunity to vote, on a non-binding, advisory basis, to approve the compensation of our named executive officers for the fiscal year ended December 31, 2025, as disclosed in this Proxy Statement pursuant to the SEC’s executive compensation disclosure rules. The Compensation Discussion and Analysis and related compensation tables and narrative disclosures set forth in this Proxy Statement describe our executive compensation program, including our pay-for-performance compensation philosophy and key compensation elements.

At the 2025 AGM, shareholders demonstrated strong support for our executive compensation program, with over 95% voting in favor, which we view as an endorsement of our compensation decisions and overall program design. This outcome reinforces our commitment to a pay‑for‑performance philosophy, as illustrated in the graphic below, which shows the key elements of our President & Group Chief Executive Officer’s 2025 compensation.

9	2026 PROXY STATEMENT

Proxy Voting Summary

Proposal	By Separate Resolutions: (a) Ratify the appointment of auditor for 2026 (b) Approve the remuneration of auditor The Board recommends a vote “FOR” the above resolutions. (Page 78)
3

Annual Irish Law Proposals

In accordance with Irish company law, the following proposals are presented for shareholder approval, as required for Irish-incorporated companies, and are separate from the customary U.S. proposals.

Proposal	Renewal of the Board of Directors’ existing authority to issue shares under Irish law. The Board recommends a vote “FOR” the above proposal. (Page 84)
4

Proposal	Renewal of the Board of Directors’ existing authority to opt-out of statutory pre-emption rights under Irish law. The Board recommends a vote “FOR” the above proposal. (Page 86)
5

Proposal	Determine the price range at which the Company can re-issue shares that it holds as treasury shares under Irish law. The Board recommends a vote “FOR” the above proposal. (Page 88)
6

10	2026 PROXY STATEMENT

Proposal 1

Election of Directors

Smurfit
Westrock
Smurfit
Westrock

11	2026 PROXY STATEMENT

Proposal 1: Election of Directors

Proposal 1: Election of Directors

The Board, upon recommendation of the Nomination Committee, has nominated 12 individuals to the Board to serve for a one-year term until the next annual general meeting of shareholders. If elected, each director nominee will hold office until the 2027 annual general meeting of shareholders or until their successor is elected or unless their office is vacated earlier in accordance with our Constitution. The 12 directors who are standing for election at the AGM are all currently serving on the Board and are named below and were last elected by shareholders at the 2025 annual general meeting. In addition, Terrell K. Crews and Lourdes Melgar, who each served on the Board since the completion of the Combination, notified the Board that they will be stepping down from the Board, effective at the conclusion of the AGM and, therefore, will not be standing for election at the AGM. As a result, upon the conclusion of this AGM, the size of the Board shall be decreased to 12 directors. The Board and the Company thank Terrell and Lourdes for their service and contributions to the Company during the formative period following the Combination.

All the nominees have indicated that they are willing and able to serve as directors. If any nominee becomes unwilling or unable to serve as a director for good cause, the Board may propose another person in place of that nominee, and the individuals designated as your proxies will vote to elect that proposed person. Alternatively, the Board may decide to reduce the number of directors constituting the full Board in accordance with the Constitution. As further described below, all of the director nominees (other than Anthony Smurfit and Ken Bowles) are independent under the applicable NYSE independence standards.

The resolution in respect of Proposal 1 is an ordinary resolution that requires the affirmative majority of the votes cast at the AGM, in person or by proxy, with respect to each director nominee. If a director is not elected in a director election, the director shall retire at the end of the AGM.

The text of the resolution in respect of Proposal 1 is as follows:

“RESOLVED THAT, the following individuals be, and each hereby is, by way of separate ordinary resolution, elected to serve as director of the Company until the next annual general meeting of the Company or until their successor is elected or unless their office is vacated earlier in accordance with the Constitution:

(i)	Irial Finan;
(ii)	Anthony Smurfit;
(iii)	Ken Bowles;
(iv)	Colleen F. Arnold;
(v)	Timothy J. Bernlohr;
(vi)	Carole L. Brown;
(vii)	Carol Fairweather;
(viii)	Mary Lynn Ferguson-McHugh;
(ix)	Suzan F. Harrison;
(x)	Kaisa Hietala;
(xi)	Jørgen Buhl Rasmussen; and
(xii)	Alan D. Wilson.”

BOARD RECOMMENDATION
1	ELECTION OF DIRECTORS
The Board, upon the recommendation of the Nomination Committee, unanimously recommends a vote “FOR” each nominee to serve as director.

12	2026 PROXY STATEMENT

Proposal 1: Election of Directors

Information Regarding Our Director Nominees

Name, Age, & Principal Occupation/Experience	Director Since (1)	Independent	Other Current Public Boards	Committee Memberships and Board Leadership
Irial Finan, 68 Chair of the Smurfit Westrock Board; Former Executive Vice President of The Coca-Cola Company and President of the Bottling Investments Group (a Coca-Cola subsidiary)	2024		• Fortune Brands Innovations, Inc.	• Nomination (Chair) • Executive (Chair)
Anthony Smurfit, 62 President & Group Chief Executive Officer and Director of Smurfit Westrock	2023		• None	• Executive
Ken Bowles, 54 Executive Vice President & Group Chief Financial Officer and Director of Smurfit Westrock	2023		• None	• None
Colleen F. Arnold, 68 Former Senior Vice President, Sales and Distribution of International Business Machines Corporation	2024		• None	• Compensation • Sustainability
Timothy J. Bernlohr, 67 Managing Member of TJB Management Consulting, LLC; Former President and CEO of RBX Industries, Inc.	2024		• International Seaways, Inc. • Spirit Airlines, Inc.	• Compensation (Chair) • Finance • Executive
Carole L. Brown, 61 Former Head of the Asset Management Group for PNC Financial Services Group	2025		• None	• Audit (Chair) (2) (3) • Sustainability
Carol Fairweather, 64 Former Chief Financial Officer and executive Director of Burberry Group plc	2024		• Segro plc	• Finance (Chair) • Audit • Executive
Mary Lynn Ferguson-McHugh, 66 Former Chief Executive Officer of Family Care (Paper Products) of Procter & Gamble	2024		• Molson Coors Beverage Company	• Compensation • Finance
Suzan F. Harrison, 68 Former President, Global Oral Care, of Colgate-Palmolive Company	2024		• Archer Daniels Midland Company • Ashland Inc.	• Audit • Nomination
Kaisa Hietala, 55 Senior Independent Director of Smurfit Westrock; Former Executive Vice President of Renewable Products of Neste Corporation	2024		• Exxon Mobil Corp.	• Sustainability (Chair) • Nomination
Jørgen Buhl Rasmussen, 70 Former Chief Executive Officer of Carlsberg AS	2024		• None	• Compensation • Finance
Alan D. Wilson, 68 Former Chairman and CEO of McCormick & Company, Inc.	2024		• T. Rowe Price Group, Inc.	• Compensation • Nomination

(1) Tenure does not include prior service on the boards of Smurfit Kappa or WestRock, as applicable, which are now wholly-owned subsidiaries of Smurfit Westrock following the Combination.

(2) Audit Committee Financial Expert

(3) Carole L. Brown has been appointed by the Board as Chair of the Audit Committee, effective from the conclusion of this AGM. Prior to that time, Terrell K. Crews, who is not standing for re-election at this AGM, will continue to serve as Chair of the Audit Committee.

13	2026 PROXY STATEMENT

Proposal 1: Election of Directors

Additional Director Nominee Highlights

14	2026 PROXY STATEMENT

Proposal 1: Election of Directors

Director Nominee Biographies

Set forth below are the names of the nominees for director at the AGM, their ages as of the date of this Proxy Statement, principal occupations, employment and other public company board service during the last five years, periods of service as a director of the Company, and the experiences, qualifications, attributes and skills of each nominee that led to the Board’s conclusion that each person should serve as a director:

Irial Finan Age: 68 Independent Board Chair Nationality: Irish Director Since: 2024 Committees: Nomination (Chair) Executive (Chair)

Background

Mr. Finan has been the Chair of Smurfit Westrock since 2024. He is the former Chair of Smurfit Kappa, one of our wholly-owned subsidiaries, a position he held from 2019 to 2024. Mr. Finan was Executive Vice President of The Coca-Cola Company, a beverage company, and President of the Bottling Investments Group, a Coca-Cola subsidiary, from 2004 until he stepped down from the roles in 2017 and retired in 2018. Prior to this, Mr. Finan served as Chief Executive Officer of Coca-Cola Hellenic Bottling Company SA. He joined the Coca-Cola System in 1981 and during his time there he held key leadership roles.

Key Qualifications, Experience and Skills:

Mr. Finan brings to the Board experience in senior management and executive leadership positions, including finance and global operations. He has significant experience in business integrations, including the establishment of new markets.

	Other Current Public Boards: • Fortune Brands Innovations, Inc.	Other PREVIOUS Public Boards Within 5 Years: • Coca-Cola Bottlers Japan Holdings Inc. • Coca-Cola European Partners plc • Smurfit Kappa

Anthony Smurfit Age: 62 President & Group CEO and Director Nationality: Irish Director Since: 2023 Committees: Executive (Member)

Background

Mr. Smurfit has served as the President & Group Chief Executive Officer since 2024 and director of Smurfit Westrock since 2023. He served as a director of Smurfit Kappa, one of our wholly-owned subsidiaries, and its predecessors from 1989 and as Group Chief Executive Officer of Smurfit Kappa between 2015 and 2024. Prior to this, he served as Group Chief Operations Officer of Smurfit Kappa from 2002 until 2015. He was Chief Executive of Smurfit Europe from October 1999 to 2002 prior to which he was Deputy Chief Executive of Smurfit Europe, and previously Chief Executive Officer of Smurfit France.

Key Qualifications, Experience and Skills:

Mr. Smurfit brings to the Board expertise in leadership, strategic planning and global manufacturing together with his extensive knowledge of Smurfit Westrock’s business, operations and customers.

	Other Current Public Boards: • None	Other PREVIOUS Public Boards Within 5 Years: • Smurfit Kappa

15	2026 PROXY STATEMENT

Proposal 1: Election of Directors

Ken Bowles Age: 54 EVP & Group CFO and Director Nationality: Irish Director Since: 2023

Background

Mr. Bowles has served as the Executive Vice President & Group Chief Financial Officer since 2024 and director since 2023 which is in line with market practice in Ireland. He joined a predecessor of Smurfit Kappa, one of our wholly-owned subsidiaries, in 1994 and occupied a number of finance roles in various parts of Smurfit Kappa and its predecessors. He was appointed Group Chief Financial Officer and a director of Smurfit Kappa in 2016, prior to which he was the Group Financial Controller between 2010 and 2016. Previously, he served as Smurfit Kappa Group’s Head of Tax from 2007 to 2010, prior to which he was appointed as the Group’s first Head of Compliance in 2004.

Key Qualifications, Experience and Skills:

Mr. Bowles brings to the Board expertise in accounting, finance, internal control, tax, treasury and investor relations, together with his experience as Group Chief Financial Officer of Smurfit Kappa and his leadership in sustainability.

	Other Current Public Boards: • None	Other PREVIOUS Public Boards Within 5 Years: • Smurfit Kappa

Colleen F. Arnold Age: 68 Independent Director Nationality: American Director Since: 2024 Committees: Compensation (Member) Sustainability (Member)

Background

Ms. Arnold has served as a director since 2024 and previously served on the board of directors of WestRock, one of our wholly-owned subsidiaries from 2018 to 2024. She served as senior vice president, sales and distribution of International Business Machines Corporation (“IBM”), an American multinational technology company, from 2014 to 2016. Prior to that, she held a number of senior positions with lBM from 1998 to 2014, including senior vice president, application management services, lBM Global Business Services; general manager of GBS Strategy, Global Consulting Services, Global lndustries and Global Application Services; general manager, Europe, Middle East and Africa; general manager, Australia and New Zealand Global Services; and CEO of Global Services Australia.

Key Qualifications, Experience and Skills:

Ms. Arnold brings to the Board global business experience, financial expertise, consumer markets and sales experience, innovation experience and experience working for a company with significant scale.

	Other Current Public Boards: • None	Other PREVIOUS Public Boards Within 5 Years: • WestRock

16	2026 PROXY STATEMENT

Proposal 1: Election of Directors

Timothy J. Bernlohr Age: 67 Independent Director Nationality: American Director Since: 2024 Committees: Compensation (Chair) Finance (Member) Executive (Member)

Background

Mr. Bernlohr has served as a director since 2024 and, previously he served on the board of directors of WestRock, one of our wholly-owned subsidiaries from 2015 to 2024. Since 2005, he has served as the managing member of TJB Management Consulting, LLC, a consultant to businesses in transformation and a provider of interim executive management and strategic planning services. From 1997 to 2005, he served in various executive capacities, including as president and CEO, at RBX Industries, Inc. Prior to joining RBX Industries, Mr. Bernlohr spent 16 years in various management positions with Armstrong World Industries, Inc.

Key Qualifications, Experience and Skills: Mr. Bernlohr brings to the Board broad corporate strategy and global business experience.
	Other Current Public Boards: • International Seaways, Inc. • Spirit Airlines, Inc.	Other PREVIOUS Public Boards Within 5 Years: • Atlas Air Worldwide Holdings, Inc. • Skyline Champion Corp. • F45 Training Holdings, Inc. • WestRock

Carole L. Brown Age: 61 Independent Director Nationality: American Director Since: 2025 Committees: Audit (Member and Incoming Chair) Sustainability (Member)

Background

Ms. Brown has served as a director since 2025. She last served as Head of the Asset Management Group for PNC Financial Services Group (“PNC”), one of the largest diversified financial services institutions in the United States, from 2020 until August 2024, after which she was a special advisor to the Chief Executive Officer until her retirement in January 2025. From 2019 to 2020, she held the position of Chief Change and Risk Officer for their Asset Management Group and Corporate & Institutional Banking businesses at PNC. From 2015 to 2019, Ms. Brown served as Chief Financial Officer for the City of Chicago. Prior to her work for the City of Chicago, Ms. Brown had a 25-year career as one of the leading municipal finance investment bankers in the country in various roles. From 2017 to 2019, she also served as a member of the Securities and Exchange Commission Fixed Income Market Structure Advisory Committee.

Key Qualifications, Experience and Skills:

Ms. Brown brings to the Board in-depth U.S. financial knowledge and broad experience in the execution of complex financial and strategic transactions. She also has significant risk management oversight expertise.

	Other Current Public Boards: • None	Other PREVIOUS Public Boards Within 5 Years: • None

17	2026 PROXY STATEMENT

Proposal 1: Election of Directors

Carol Fairweather Age: 64 Independent Director Nationality: British Director Since: 2024 Committees: Finance (Chair) Audit (Member) Executive (Member)

Background

Ms. Fairweather has served as a director since 2024, and, previously, she served on the board of directors of Smurfit Kappa, one of our wholly-owned subsidiaries from 2018 to 2024. She was the Chief Financial Officer and an executive Director of Burberry Group plc (“Burberry”), a luxury fashion house, from 2013 to 2017. She joined Burberry in 2006, and prior to her appointment as the Chief Financial Officer, she held the position of Senior Vice President, Group Finance. Prior to joining Burberry, she was Director of Finance at News International Limited from 1997 to 2005 and UK Regional Controller at Shandwick plc from 1991 to 1997.

Key Qualifications, Experience and Skills: Ms. Fairweather brings to the Board global experience in the retail sector and experience as a Chief Financial Officer of a FTSE 100 company.
	Other Current Public Boards: • Segro plc	Other PREVIOUS Public Boards Within 5 Years: • Smurfit Kappa

Mary Lynn Ferguson- McHugh Age: 66 Independent Director Nationality: American Director Since: 2024 Committees: Compensation (Member) Finance (Member)

Background

Ms. Ferguson-McHugh has served as a director since 2024, and, previously served on the board of directors of Smurfit Kappa, one of our wholly-owned subsidiaries from 2023 to 2024. She spent over 35 years at Procter & Gamble, a multinational consumer goods company, where she held a number of senior leadership positions, serving, most recently, as Chief Executive Officer of Family Care (Paper Products) and P&G Ventures from 2019 to 2021. Prior to that, between 2011 and 2014, she was based in Switzerland where she held the position of Group President Western Europe and then Group President Europe at Procter & Gamble.

Key Qualifications, Experience and Skills: Ms. Ferguson-McHugh brings to the Board significant global operational experience and fast-moving consumer goods knowledge.
	Other Current Public Boards: • Molson Coors Beverage Company	Other PREVIOUS Public Boards Within 5 Years: • Smurfit Kappa

18	2026 PROXY STATEMENT

Proposal 1: Election of Directors

Suzan F. Harrison Age: 68 Independent Director Nationality: American Director Since: 2024 Committees: Audit (Member) Nomination (Member)

Background

Ms. Harrison has served as a director since 2024 and previously served on the board of directors of WestRock, one of our wholly-owned subsidiaries, from 2020 to 2024. She served as president of Global Oral Care at Colgate-Palmolive Company (“Colgate”), a worldwide consumer products company focused on the production, distribution, and provision of household, health care and personal products, from 2012 to 2019. Previously, she served as President of Hill’s Pet Nutrition Inc. North America from 2009 to 2011, Vice President, Marketing for Colgate U.S. from 2006 to 2009 and Vice President and General Manager of Colgate Oral Pharmaceuticals, North America and Europe, from 2005 to 2006. She held a number of other leadership roles at Colgate beginning in 1983.

Key Qualifications, Experience and Skills:

Ms. Harrison brings to the Board global business experience, consumer markets experience, innovation experience, and experience working for a company with significant scale.

	Other Current Public Boards: • Archer Daniels Midland Company • Ashland Inc.	Other PREVIOUS Public Boards Within 5 Years: • WestRock

Kaisa Hietala Age: 55 Senior Independent Director Nationality: Finnish Director Since: 2024 Committees: Sustainability (Chair) Nomination (Member)

Background

Ms. Hietala has served as a director and our Senior Independent Director since 2024 and, previously served on the board of directors of Smurfit Kappa, one of our wholly-owned subsidiaries, from 2020 to 2024. She spent over 20 years at Neste Corporation, a producer of sustainable fuels and renewable feedstock solutions, most recently, serving as Executive Vice President, Renewable Products, and as a member of the Neste Executive Board from 2014 to 2019. Prior to her last role, Ms. Hietala served in various other roles at Neste Corporation, from exploration and production and crude trading to leading the strategic review that resulted in the Renewable Products segment.

Key Qualifications, Experience and Skills: Ms. Hietala brings to the Board experience in sustainability together with significant strategic and operational experience.
	Other Current Public Boards: • Exxon Mobil Corporation	Other PREVIOUS Public Boards Within 5 Years: • Kemira Oyj • Rio Tinto plc • Smurfit Kappa

19	2026 PROXY STATEMENT

Proposal 1: Election of Directors

Jørgen Buhl Rasmussen Age: 70 Independent Director Nationality: Danish Director Since: 2024 Committees: Compensation (Member) Finance (Member)

Background

Mr. Buhl Rasmussen has served as a director since 2024 and, previously served on the board of directors of Smurfit Kappa, one of our wholly-owned subsidiaries from 2017 to 2024. He is the former Chief Executive Officer of Carlsberg AS, a multinational brewer, a position he held from 2007 until he retired in 2015, having joined the company in 2006. He previously held senior positions in several global fast-moving consumer goods companies, including Gillette Group, Duracell, Mars and Unilever over the previous 28 years.

Key Qualifications, Experience and Skills: Mr. Buhl Rasmussen brings to the Board executive leadership experience and expertise in the fast-moving consumer goods sector.
	Other Current Public Boards: • None	Other PREVIOUS Public Boards Within 5 Years: • Novozymes A/S • Smurfit Kappa

Alan D. Wilson Age: 68 Independent Director Nationality: American Director Since: 2024 Committees: Compensation (Member) Nomination (Member)

Background

Mr. Wilson has served as a director since 2024, and, previously served on the board of directors of WestRock, one of our wholly-owned subsidiaries, from 2015 to 2024. He served as Chairman of the Board of McCormick & Company, Inc. (“McCormick”), a consumer food company, from 2009 to 2017, and as Chief Executive Officer of McCormick from 2008 to 2016. He joined McCormick in 1993 and also served in a variety of other positions, including as President from 2007 to 2015, President of North American Consumer Products from 2005 to 2006, President of the U.S. Consumer Foods Group from 2003 to 2005 and Vice President - Sales and Marketing for the U.S. Consumer Foods Group from 2001 to 2003.

Key Qualifications, Experience and Skills:

Mr. Wilson brings to the Board leadership experience, market expertise, and business and governance skills. He also has experience working for a company with significant scale.

	Other Current Public Boards: • T. Rowe Price Group, Inc.	Other PREVIOUS Public Boards Within 5 Years: • WestRock

20	2026 PROXY STATEMENT

Proposal 1: Election of Directors

Director Independence

NYSE listing rules require a majority of a listed company’s board of directors to be comprised of independent directors. To be considered independent under the NYSE independence standards, a director must not have any direct or indirect material relationship with Smurfit Westrock, as determined affirmatively by the Board. In addition, each member of a listed company’s audit, compensation and nominating committees must be independent, and audit and compensation committee members must satisfy additional independence criteria under the NYSE and SEC rules.

Our Nomination Committee and the Board undertake a review of its composition and the independence of each director annually. In making its independence recommendations, the Nomination Committee evaluates the various commercial, charitable and employment transactions and relationships known to the Nomination Committee that exist between us and our subsidiaries on the one hand, and the directors and the entities with which certain of our directors or members of their immediate families are, or have been, affiliated with (including those identified through our annual director questionnaires) on the other hand.

Based on its analysis, the Nomination Committee recommended, and the Board affirmatively determined, that each of the following director nominees are independent under the NYSE listing rules, including, with respect to members of the Audit and Compensation Committees, the NYSE and SEC rules applicable to such committee service: Colleen F. Arnold, Timothy J. Bernlohr, Carole L. Brown, Carol Fairweather, Mary Lynn Ferguson-McHugh, Irial Finan, Suzan F. Harrison, Kaisa Hietala, Jørgen Buhl Rasmussen and Alan D. Wilson. In addition, the Nomination Committee recommended, and the Board also determined, that Terrell K. Crews and Lourdes Melgar, who are not standing for election at this AGM, are also independent and that Dmitri L. Stockton was independent during the time that he served as director in 2025. Anthony Smurfit and Ken Bowles are not deemed to be independent under the NYSE listing rules by virtue of their respective roles as officers of the Company.

Board Composition

Our Board oversees the management of the Company and its business. Among other things, the Board reviews Smurfit Westrock’s financial performance on a regular basis at Board meetings and through periodic updates as well as Smurfit Westrock’s long-term strategic plans and the most significant financial, accounting and risk management issues facing Smurfit Westrock from time to time.

The Board also assesses the performance of the Company’s President & Group Chief Executive Officer, oversees our processes for assessing and managing risk and engages in succession planning for the Board and key leadership roles on the Board and its committees. Additional information is set forth in our Principles of Corporate Governance, which can be found on our website at https://www.smurfitwestrock.com/about/corporate-governance/policies.

Board Qualifications

Consistent with the Company’s Principles of Corporate Governance and the Nomination Committee’s charter, the Nomination Committee is charged with developing and recommending Board membership criteria to the Board for approval, and evaluating the composition of the Board annually to assess the skills, perspectives and experience that are currently represented on the Board. In addition, the Board considers the qualifications that may be valuable in the future and identifies, evaluates and recommends potential director candidates. The Nomination Committee seeks to create a Board that is composed of individuals whose particular backgrounds, skills, perspectives and expertise, when taken together, will provide the Board with a diversity of skills, experience, backgrounds and perspectives to guide and oversee Smurfit Westrock’s strategy, operations and management.

21	2026 PROXY STATEMENT

Proposal 1: Election of Directors

The Board and the Nomination Committee seek candidates who, at a minimum, have the following characteristics with the ultimate selection based on merit:

The ability to embrace Smurfit Westrock’s values and culture, and the possession of the highest levels of Integrity	The time and energy to devote to carrying out their director duties effectively and in accordance with Smurfit Westrock’s Principles of Corporate Governance
Diversity of skills and experiences that would enable candidates to provide guidance and oversight with respect to the Company’s strategy and operations	A range of perspectives, qualifications and viewpoints to allow for more informed decision-making

The Board and the Nomination Committee actively seek to achieve a diversity of occupational and personal backgrounds, skills, experiences, qualifications, viewpoints and perspectives on the Board. We currently have seven women on the Board and two racially / ethnically diverse directors.  All final recommendations and selections are based on merit and the contributions Board members bring or are expected to bring to the Board. The Nomination Committee and the Board assess their effectiveness in this regard in connection with annual Board evaluation process. In 2025, this assessment was carried out by an independent third-party evaluator. See further details on Board and Committee Evaluations on page 38.

Generally speaking, the Board does not believe that it should limit the number of terms for which a person may serve as a director of the Company as directors develop significant insights into the Company and its operations over time. The Board also does not believe that a fixed retirement age for directors is appropriate. Rather, the Nomination Committee and Board will take into account the director’s age from when they reach 72 in addition to their tenure as part of its assessment of the Board’s composition and the qualifications of director candidates as described above.

Experience of Director Nominees

We believe our director nominees bring a well-rounded variety of experiences, qualifications, attributes and skills, and represent a mix of deep knowledge of Smurfit Westrock and fresh perspectives. The table below summarizes some of the experience, qualifications, attributes and skills as self-identified to us by each of our director nominees. This summary is not intended to be an exhaustive list of each director nominee’s skills or contributions to the Board. Further information on each director nominee, including some of their specific experience, qualifications, attributes or skills, is set forth in “Proposal 1: Election of Directors — Director Nominee Biographies” above.

22	2026 PROXY STATEMENT

Proposal 1: Election of Directors

Skills and Experience	I. Finan	A. Smurfit	K. Bowles	C. Arnold	T. Bernlohr	C. Brown	C. Fairweather	ML. Ferguson-McHugh	S. Harrison	K. Hietala	J. Buhl Rasmussen	A. Wilson
Global Business Experience / International Business Experience to help oversee the management of global operations
Mergers and Acquisitions Experience / Investment Expertise to provide insight into developing and implementing strategies for growing our business
Financial Expertise / Risk Management to help drive our operating and financial performance and oversee and mitigate risks
Public Company CEO Experience / Senior Executive Leadership Experience to help us drive business strategy, growth and performance
Paper and Packaging Experience to help us deepen our understanding of the markets within which we compete
Manufacturing Experience to help us drive operating performance
Consumer Packaged Goods Experience / Fast Moving Consumer Goods Experience to assist us to better understand and anticipate our customers’ needs and the changing dynamics of our industry
Supply Chain to provide us with supply chain management expertise
Sustainability Experience to assist us in delivering sustainable packaging solutions for our customers and achieving our sustainability goals
Strategic Planning to bring expertise in the process of setting goals and creating a blueprint for the Company’s future
Technology and Cybersecurity to contribute to the understanding and oversight of cybersecurity threats and digital transformation and the impact of AI
Corporate Governance to help provide leadership on governance matters

23	2026 PROXY STATEMENT

Proposal 1: Election of Directors

Orientation and Continuing Education

Upon appointment to the Board, all independent directors receive comprehensive briefing documents regarding the Company, its operations and their duties as a director. They are also given presentations by key senior executives, external legal counsel and other advisors. This orientation plan is considered an essential part of the director on-boarding process. New director orientation is tailored to complement the background of the new director. In addition, directors are encouraged to visit our operations and meet with local management and the workforce. For instance, our Board meeting in July 2025 was held in Amsterdam, which allowed the Board to visit our box plant in Soest in the Netherlands and the Board meeting in October 2025 was held in our North American headquarters in Atlanta, which provided the Board with the opportunity to meet employees based there and included a visit to a box plant in Lithia Springs, Atlanta. Ongoing training and development takes place throughout the year with organized sessions and deep dives into specific business, legal and governance subject areas. In addition to the opportunities offered by the Company, all directors are encouraged to undergo third-party training to ensure they are kept up to date on relevant legal developments or changes in best practices.

Director Overboarding Policy

Our Principles of Corporate Governance encourage our directors to limit the number of other boards on which they serve so as not to interfere with their service as a director of the Company. They also provide that, ordinarily, directors who are executive officers of public companies may not serve on the board of more than one other public company, in addition to Smurfit Westrock’s Board, and that other directors may not serve on the boards of more than three other public companies, in addition to Smurfit Westrock’s Board. To help the Board monitor compliance with our overboarding policy, directors who are considering joining other boards are required to advise and obtain approval from the Nomination Committee in advance of accepting any such other board membership. Throughout the year, we also monitor our directors’ time commitments and in considering each director nominee for election or election at the AGM, the Nomination Committee takes into account each director’s public company positions and other outside commitments to assess the director nominees’ compliance with our overboarding policy. In reviewing our candidates for election at this AGM, the Nomination Committee has confirmed that they are all in compliance with Smurfit Westrock’s overboarding policy.

Director Nomination Process and Succession Planning

Our Principles of Corporate Governance provide that each director is expected to stand for election by the Company’s shareholders annually. In considering each director nominee for the AGM, the Board and the Nomination Committee evaluated such person’s background, qualifications, attributes and skills to serve as a director, as discussed above. For additional information, see “— Board Qualifications,” “— Experience of Director Nominees” and “— Director Overboarding Policy” above. As part of its annual nomination and / or re-nomination process, the Nomination Committee regularly reviews the composition of our Board and assesses the skills and attributes of our directors. The Nomination Committee is responsible for, among other things, maintaining a qualified board to oversee management’s execution of the Company’s strategy and safeguard the long-term interests of shareholders. The Nomination Committee considers and makes recommendations to the Board regarding the size, structure, composition and functioning of the Board. In addition, the Nomination Committee engages in succession planning for the Board and key leadership roles on the Board and its committees.

The Nomination Committee may seek to identify and evaluate potential director nominees. If the Nomination Committee needs to identify potential candidates for Board membership, as part of doing so, the Nomination Committee will consider recommendations from directors, shareholders, management and others, including, from time to time, third-party search firms, to assist it in locating qualified candidates. Once potential director candidates are identified, the Nomination Committee, with the assistance of management, will undertake a vetting process that considers each candidate’s background, independence and fit with the Board’s priorities. As part of this vetting process, the Nomination Committee, as well as other members of the Board and the President & Group Chief Executive Officer, may conduct interviews with the candidates. If the Nomination Committee determines that a potential candidate meets the needs of the Board and has the desired qualifications, it will recommend the candidate to the full Board for appointment or nomination and to the shareholders for election at the next annual general meeting of shareholders.

24	2026 PROXY STATEMENT

Proposal 1: Election of Directors

Process for Shareholders to Recommend Director Nominees

It is the Nomination Committee’s policy to consider written recommendations from shareholders for nominees for director. The Nomination Committee uses the same criteria for evaluating candidates regardless of the source of referral. Any such recommendations should be submitted to the Nomination Committee as described in the section titled “— Other Corporate Governance Practices and Policies — Communications with the Board” below and should include the following information: (i) all information about the nominee that is required to be disclosed pursuant to Regulation 14A of the Exchange Act; (ii) such person’s written consent to serving as a director, if elected, for the full term for which such person is standing for election; (iii) the name(s) and address(es) for each shareholder of record and beneficial owner of ordinary shares making the nomination and the number of ordinary shares that are owned beneficially and of record by each such shareholder and beneficial owner; and (iv) such shareholder’s representation that he or she (or a qualified representative) intends to appear at the meeting to make such recommendation. Please note that if a shareholder would like to also formally nominate directors for membership on the Board, such shareholder must follow the notice and procedural requirements outlined in Article 54 of our Constitution, which prescribes certain timing and nomination requirements with respect to any such nomination (see “Additional Information — Submission of Future Shareholder Proposals” on page 101 for additional details on how to submit a director nominee for our 2027 annual general meeting of shareholders).

25	2026 PROXY STATEMENT

Director Compensation

26	2026 PROXY STATEMENT

Corporate Governance

Corporate Governance

Corporate Governance Highlights

Smurfit Westrock is committed to governance policies and practices that serve the interests of the Company and its shareholders. Our governance practices and policies are in line with NYSE corporate governance guidelines and UK listing rules, as applicable, and include the following:

Director Independence and Oversight	Independent Board 10 of 12 director nominees are independent. Independent Board Chair The Chair of the Board is independent. Executive Sessions Independent directors regularly meet in executive sessions.	100% Independent Key Board Committees Key Board committees (Audit, Compensation, Nomination, Finance and Sustainability) are comprised entirely of independent directors.

BOARD COMPOSITION AND REFRESHMENT

Commitment to Board Refreshment
Our Board takes an active role in Board succession planning and is focused on Board refreshment and maintaining a balanced Board with both fresh perspectives and deep experience.

Director Selection Process AND BOARD COMPOSITION

Our Board has a rigorous director selection process based on merit, resulting in a diverse and international Board in terms of experience, perspectives, skills and backgrounds.

Overboarding Policy
Our directors may not serve on the boards of more than three other public companies, in addition to our Board, and directors who are executive officers of public companies may not serve on the boards of more than one other public company, in addition to our Board. The Nomination Committee continually monitors compliance with this policy.

Shareholder Rights and Engagement

Annual Director Elections & Majority Voting
Our directors stand for election by shareholders annually in accordance with our Principles of Corporate Governance. If a director does not receive a majority of votes cast, such director is subject to retirement and is not able to remain on the Board (in line with Irish law). Plurality voting applies in contested elections.

Shareholder Ability to Call Special Meetings
Shareholders holding 10% or more of our outstanding share capital have the right to convene a special meeting.

No Supermajority Vote Provisions
There are no supermajority vote provisions in the Constitution (other than what is required under Irish law).

No Shareholder Rights Plan (“poison pill”)
The Company does not have a poison pill.

Active Shareholder Engagement
We regularly engage with our shareholders to better understand their perspectives, and directors are available to participate when appropriate.

EQUAL VOTING RIGHTS
The Company maintains one class of voting stock with one vote per share.

27	2026 PROXY STATEMENT

Corporate Governance

Corporate Responsibility and Sustainability	Board and Committee Oversight of Strategy, Risk and Sustainability Matters Our Board and its committees provide robust oversight of strategic objectives, risk management and sustainability matters.

Sustainability Reporting
Smurfit Westrock provides climate-related disclosures as part of our focus on sustainability and responsible corporate citizenship. Our 2025 Sustainability Report will be made available on our website in April 2026 at www.smurfitwestrock.com/sustainability.

Other Strong Corporate Governance Practices

Board and Committee Evaluations
Our Boards and its committees conduct annual evaluations of the Board, Committees, and individual directors. An independent third-party evaluation of the Board and its committees was carried out in 2025.

Prohibition on Hedging and Pledging Our insider trading policy broadly prohibits hedging and pledging of Smurfit Westrock securities.

28	2026 PROXY STATEMENT

Corporate Governance

Board Leadership Structure

Our Board annually reviews its leadership structure to evaluate whether the structure remains appropriate for Smurfit Westrock. Our Board believes that presently it is in the best interests of the Company to have an independent director serve as the Board Chair. Mr. Finan has served as the independent Board Chair since 2024. As an independent Board Chair, in addition to serving as liaison between the Board and management, Mr. Finan sets the agendas for and also chairs executive sessions of independent directors. He is also available for consultation and communication with major shareholders upon request. In addition, the Board designated and appointed Ms. Kaisa Hietala to serve as the Senior Independent Director of the Board (the “Senior Independent Director”) as required under, and in compliance with, certain UK listing rules requirements. The Senior Independent Director provides a sounding board for the Board Chair, serves as an intermediary for the other directors when necessary, chairs Board meetings in the absence of the Board Chair, if requested by the Board Chair or the Board and is also available for consultation and communication with major shareholders upon request.

Our Board believes that this continues to be the appropriate Board leadership structure for us at this time. Separating the roles of the Board Chair and President & Group Chief Executive Officer enables our Board Chair to focus on leading the Board in carrying out its oversight and corporate governance responsibilities and our President & Group Chief Executive Officer to focus on leading the Company’s business and executing on its strategy, plans and initiatives. In addition, the Senior Independent Director is there to support the Board Chair in providing additional independent oversight. Our Principles of Corporate Governance provide that, if at any time when the Board Chair is not an independent director, unless the independent directors and / or the Board otherwise determine, the Senior Independent Director will also serve as the lead independent director for a period of at least one year with certain specified responsibilities.

Mr. Bowles, Executive Vice President & Group Chief Financial Officer is also a director of the Board. His Board service is in line with market practice in Ireland for a Chief Financial Officer of an Irish public company. Shareholder support for Mr. Bowles has been overwhelmingly strong, with approximately 99% of votes cast in favor of his election at the AGM in 2025. Mr. Bowles is an experienced Board director having served on the board of directors of Smurfit Kappa since 2016. His insights continue to be invaluable in evaluating strategic decisions, assessing the financial health of Smurfit Westrock and enhancing the Board’s understanding of value creation without undermining the Board's overall independence or rigor of the Board’s oversight of the Company’s finances and its reporting.

The Board’s current leadership structure facilitates robust communications between management and the Board and provides effective oversight by independent directors, including oversight of risks. Accordingly, the Board believes that its risk management processes are well supported by the current Board leadership structure.

Executive Sessions

The independent directors generally have the opportunity to meet in executive sessions without management present at every regular Board meeting. The purpose of these executive sessions is to encourage and enhance communication among independent directors. Mr. Finan, our independent Board Chair, presides at executive sessions of independent directors.

Related Person Transactions

Related Person Transactions Policy

Our Board adopted a written policy (the “Related Person Transaction Policy”) regarding the review, approval or disapproval by our Audit Committee of transactions between us or any of our subsidiaries and any related person (defined to include our executive officers, directors or director nominees, any shareholder beneficially owning in excess of 5% of ordinary shares, and any immediate family member of any of the foregoing persons or any firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 10% or greater beneficial ownership interest) in which the amount involved since the beginning of our last completed fiscal year will or may be expected to exceed $120,000 and in which one or more of such related persons has a direct or indirect material interest. In addition, the Related Person Transaction Policy includes a list of certain transactions that are deemed pre-approved under the policy, such as compensation for services of NEOs or Board members. In approving or rejecting any “related person” transaction, our Audit Committee will consider the relevant facts and circumstances available and deemed relevant to the Audit Committee. Any Board member who is a related person with respect to a transaction under review by the Audit Committee will not be permitted to participate in the deliberations or vote on approval, ratification, or disapproval of the transaction.

29	2026 PROXY STATEMENT

Corporate Governance

Related Person Transactions

Except as otherwise noted below, since January 1, 2025, the Company has not been a participant in any transaction, and is not a participant in any currently proposed transaction, in which any related person had or will have a direct or indirect material interest that would require disclosure under Item 404(a) of Regulation S-K.

Whakatane Mill, which is owned by Power Paperboard Limited, had been an ordinary course supplier of paperboard to WestRock prior to the Combination of WestRock and Smurfit Kappa. Since the Combination, Whakatane Mill has continued to supply paperboard in the ordinary course of business to the now combined company, with Smurfit Westrock purchasing $14.6 million worth of paperboard from Whakatane Mill beginning with the Combination through to the Latest Practicable Date for this Proxy Statement.

The father of our Chief Executive Officer holds an 18% beneficial ownership interest in Power Paperboard Limited and his brother serves as a non-executive director of that company, and the supply from Whakatane Mill following the Combination is therefore a “related person” transaction for the purposes of our Related Party Policy. In reviewing and approving this interested transaction, the Audit Committee considered, among other things, the ordinary course nature of the transaction, its existence before WestRock was combined with Smurfit Kappa and that the terms of the transaction are no less favorable than those generally available to an unaffiliated third party under the same or similar circumstances.

Board Committees

Our Board has a separately designated Audit Committee, Compensation Committee, Nomination Committee, Finance Committee and Sustainability Committee, each of which is comprised solely of independent directors as required under the applicable NYSE listing rules and, if applicable, SEC rules, with the membership and responsibilities of each committee summarized and described below. The Board reviews committee memberships annually. In addition, our Board has a separate Executive Committee, the primary purpose of which is to aid the Board in handling matters which, in the opinion of the Board Chair, should not be postponed until the next scheduled meeting of the Board. Members serve on these committees until their successors are duly elected and qualified or until their earlier resignation or removal and may be removed or replaced, with or without cause, by the Board at any time. Each of these committees is empowered to retain outside advisors as it deems appropriate, regularly reports its activities to the full Board and has a written charter, which is posted on our website located at https://www.smurfitwestrock.com/about/corporate-governance/board-committees.

30	2026 PROXY STATEMENT

Corporate Governance

The membership of each of the Board committees as of the date of this Proxy Statement, including the number of Board committee meetings held in the fiscal year December 31, 2025, are set forth in the table below:

			Committees
Board Member	Audit	Compensation	Nomination	Finance	Sustainability	Executive
Irial Finan
Anthony Smurfit
Ken Bowles
Colleen F. Arnold
Timothy J. Bernlohr
Carole L. Brown(1)
Terrell K. Crews (2)
Carol Fairweather
Mary Lynn Ferguson-McHugh
Suzan F. Harrison
Kaisa Hietala
Lourdes Melgar (2)
Jørgen Buhl Rasmussen
Alan D. Wilson

Number of Meetings (January 1, 2025 - December 31, 2025)	9	6	6	5	5	0

Chair	Member	Audit Committee Financial Expert

(1)	Carole L. Brown joined the Board in March 2025. Carole will take up the position of Chair of the Audit Committee at the conclusion of this AGM.
(2)	Terrell K. Crews and Lourdes Melgar are not standing for election at this AGM and will no longer be serving on any committees of the Board as of the conclusion of this AGM.

31	2026 PROXY STATEMENT

Corporate Governance

A description of each of our standing committees as of the date of this Proxy Statement, together with its primary responsibilities, is provided below:

Audit Committee	Terrell K. Crews (Chair)

The Audit Committee consists of

Terrell K. Crews (Chair) (who is stepping down from the Board and its committees at the conclusion of this AGM)

Carole L. Brown (who is taking up the position of Chair of this committee at the conclusion of this AGM)

Carol Fairweather

Suzan F. Harrison

Lourdes Melgar (who is stepping down from the Board and its committees at the conclusion of this AGM)

The primary responsibilities of our Audit Committee are to assist the Board in its oversight of:

●	the quality and integrity of the consolidated financial statements of Smurfit Westrock and its subsidiaries and related disclosure;
●	the qualifications, independence and performance of Smurfit Westrock’s independent registered public accounting firm and statutory auditor under Irish law;
●	the performance of Smurfit Westrock’s internal audit function;
●	Smurfit Westrock’s systems of disclosure controls and procedures and internal controls over financial reporting;
●	compliance by Smurfit Westrock and its subsidiaries with all legal and regulatory requirements; and
●	the Company’s practices with respect to risk assessment and risk management, including risks related to the Company’s financial statements and financial reporting processes as well as information technology, data privacy and cybersecurity, in coordination with other committees of the Board, if and as applicable.

The Board has determined that each member of the Audit Committee meets the financial literacy, heightened independence and accounting or auditing requirements of the SEC, the Irish Companies Act and the NYSE, as applicable to audit committee members, and that each of Terrell K. Crews and Carole L. Brown also qualifies as an “audit committee financial expert” for purposes of SEC rules.

32	2026 PROXY STATEMENT

Corporate Governance

Compensation Committee	Timothy J. Bernlohr (Chair)
The Compensation Committee consists of Timothy J. Bernlohr (Chair) Colleen F. Arnold Mary Lynn Ferguson-McHugh Jørgen Buhl Rasmussen Alan D. Wilson

The primary responsibilities of our Compensation Committee are to:

●	oversee the Company’s overall compensation philosophy, policies and programs, and assess whether the Company’s compensation philosophy establishes appropriate incentives for management and employees;
●	review and approve corporate goals and objectives relevant to the compensation of the President & Group Chief Executive Officer (“CEO”), evaluate the CEO’s performance in light of those goals and objectives, and set the CEO’s compensation level based on this evaluation;
●	in conjunction with the CEO, evaluate the performance of other executives, and set the compensation levels of other executives based on this evaluation and upon the recommendation of the CEO;
●	annually review the form and amount of compensation of directors for service on the Board and its committees and recommend changes in such compensation to the Board as appropriate; and
●	annually oversee the assessment of the risks related to the Company’s compensation policies and programs applicable to officers and employees and review the results of this assessment.

The Compensation Committee may delegate its authority to one or more subcommittees or to one member of the Compensation Committee. The Compensation Committee may also delegate authority to review and approve the compensation of our employees to certain of our executive officers. The Compensation Committee has the authority to engage outside advisors, such as compensation consultants, to assist it in carrying out its responsibilities. During 2025, the Compensation Committee maintained its ongoing engagement of Semler Brossy as an independent compensation consultant. Semler Brossy provided guidance with respect to director and executive compensation, compensation peer group, incentive design and incentive goals. Semler Brossy reports directly to the Company’s Compensation Committee. The Compensation Committee reviewed the independence of Semler Brossy and concluded that Semler Brossy is independent and that their work has not raised any conflict of interest. In reaching this conclusion, the Compensation Committee considered factors relevant to the consultant’s independence, including the six factors set forth in the NYSE listing standards.

The Board has determined that each member of the Compensation Committee meets the independence requirements of the SEC, including under Section 16, and heightened NYSE independence requirements applicable to compensation committee members.

33	2026 PROXY STATEMENT

Corporate Governance

Nomination Committee	Irial Finan (Chair)
The Nomination Committee consists of Irial Finan (Chair) Suzan F. Harrison Kaisa Hietala Alan D. Wilson

The primary responsibilities of our Nomination Committee are to:

●	assist the Board in identifying and recommending individuals qualified to become members of the Board;
●	evaluate the composition, size and governance of the Board and its committees;
●	review the Principles of Corporate Governance and make recommendations to the Board regarding possible changes;
●	assess the qualifications, contributions and independence of director candidates and incumbent directors in determining whether to recommend them for election or reelection to the Board; and
●	discuss and make recommendations to the Board regarding succession planning for the Board and key leadership roles on the Board and its committees.
Finance Committee	Carol Fairweather (Chair)

The Finance Committee consists of

Carol Fairweather (Chair)

Timothy J. Bernlohr

Terrell K. Crews (who is stepping down from the Board and its committees at the conclusion of this AGM)

Mary Lynn Ferguson-McHugh

Jørgen Buhl Rasmussen

The primary responsibilities of our Finance Committee are to:

●	review the Company’s proposed capital budget and make recommendations to the Board as to whether to approve the proposed capital budget;
●	review and make recommendations to the Board regarding approval of capital expenditure projects and acquisitions within Board approved limits, where appropriate and not within the purview of another committee of the Board;
●	review management’s assessment of the Company’s capital structure, including dividend policies and stock repurchase programs, debt capacity and liquidity;
●	review financing and liquidity initiatives proposed by management for Board action; and
●	review and monitor the Company’s debt ratings.

34	2026 PROXY STATEMENT

Corporate Governance

Sustainability Committee	Kaisa Hietala (Chair)
The Sustainability Committee consists of Kaisa Hietala (Chair) Colleen F. Arnold Carole L. Brown Lourdes Melgar (who is stepping down from the Board and its committees at the conclusion of this AGM)

The primary responsibilities of our Sustainability Committee are to:

●	provide strategic guidance and support to the Board in the implementation of the sustainability strategy of the Company;
●	monitor and review current and emerging trends, relevant international standards and legislative requirements related to the Company’s sustainability strategy;
●	review the Company’s sustainability reporting strategy;
●	oversee the Company’s strategies and policies related to human capital management with respect to matters such as belonging, workplace environment and culture; and
●	review the Company’s sustainability-related risks and the Company’s reporting of sustainability and climate-related disclosures, including under various applicable reporting regimes.

Board and Committee Oversight of Strategy and Risks

Oversight of Strategy

The Board is responsible for providing governance and oversight over the strategy, operations and management of Smurfit Westrock. Acting as a full Board and through the Board’s six committees, the Board is involved in the Company’s strategic planning process. The Board is continually engaged in providing oversight and independent business judgment on the strategic issues that are most important to the Company.

Oversight of Risks, Including Information Technology and Cybersecurity Risks

Risk management is an important part of establishing and executing on the Company’s business strategy. The Board has overall responsibility for Smurfit Westrock’s system of risk management and internal control and for monitoring and reviewing its effectiveness, in order to safeguard shareholders’ investments and Smurfit Westrock’s assets. Our Board and its committees receive regular reports from members of the Company’s senior management on areas of material risk to the Company, including strategic, operational, financial, legal and regulatory risks, and the Committee chairs provide regular reports to the full Board on relevant areas of oversight, as summarized above. The Company’s risk register process is based upon a standardized approach to risk identification, assessment and review with a clear focus on mitigating factors and assignment of responsibility to risk owners. The risk register is updated, as needed, to reflect any significant changes. The risk register is then reviewed by the Audit Committee and the Board. In addition, emerging risks are considered as part of the risk process. All identified emerging risks are monitored and reported to the Audit Committee and the Board. Please see the following page for an outline of the Board and its Committees oversight of risk.

Management Oversight of Sustainability

Our President & Group Chief Executive Officer, as part of his overall responsibility for the day-to-day oversight of the Company’s business and the implementation of the Company strategy and policies and as part of his role on the Board as a management director, is directly responsible for actions governing sustainability, including areas such as climate change. The Board delegated oversight of sustainability to the Sustainability Committee, as summarized above.

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Corporate Governance

BOARD OF DIRECTORS

Risk management is an important part of establishing and executing on the Company’s business strategy. The Board has overall responsibility for Smurfit Westrock’s system of risk management and internal control and for monitoring and reviewing its effectiveness, in order to safeguard shareholders’ investments and Smurfit Westrock’s assets. The Board recognizes that it is neither possible nor desirable to eliminate all risk, but rather the Board views appropriate risk taking as essential to our long-term success.

The Board, as a whole and at its Committee level, focuses its oversight on the most significant risks facing the Company and its processes to identify, prioritize, assess, manage and mitigate those risks. Risk assessment and evaluation is an integral part of the management process throughout Smurfit Westrock. Risks are identified and evaluated, and appropriate risk management strategies are implemented at each level.

The Audit Committee and the Board, in conjunction with senior management, review the key business risks faced by Smurfit Westrock and determine the appropriate course of action to manage these risks. The Audit Committee is responsible for reviewing the effectiveness of Smurfit Westrock’s system of internal control including risk management on behalf of the Board and reports to the Board on all significant matters. In addition, the Committees oversee specific risks within their purview, as follows:

AUDIT COMMITTEE

The Audit Committee has overall responsibility for overseeing the Company’s practices with respect to risk assessment and management. Additionally, the committee is responsible for overseeing management of risks related to our financial statements and financial reporting processes, compliance, information technology, data privacy and cybersecurity. It also oversees compliance with legal and regulatory requirements, including reviewing the effectiveness of compliance programs with our Group General Counsel, who has authority to communicate directly with the committee and is also currently functioning as the Company’s Chief Ethics and Compliance Officer. In addition, the Audit Committee, as well as the Board of Directors, receive regular reports from officers with responsibilities for cybersecurity. For additional information on cybersecurity risk oversight, please see Item 1C included in our Annual Report.

COMPENSATION COMMITTEE The Compensation Committee is responsible for overseeing management of risks related to our compensation policies and programs applicable to officers and employees.

NOMINATION COMMITTEE The Nomination Committee is responsible for overseeing management of risks related to director succession planning and corporate governance.

SUSTAINABILITY COMMITTEE

The Sustainability Committee is responsible for reviewing the sustainability and climate risks and opportunities of the Company on a periodic basis, including consideration of emerging trends and mitigating action.

FINANCE COMMITTEE The Finance Committee is responsible for reviewing risks associated with our financial management and resources and financial strategy initiatives.

36	2026 PROXY STATEMENT

Corporate Governance

Risk Management Framework

Smurfit Westrock’s enterprise risk management (“ERM”) program facilitates the identification, assessment, prioritization, and management of risks. Risk management is owned by management at each reporting level and is evaluated and reviewed on a continual basis.

Our risk management framework is embedded within our organizational structure, comprising: operational management, who have responsibility for identifying, managing and mitigating risk within their local operations on a day-to-day basis; country and divisional management, who are responsible for oversight and monitoring; subject matter experts and senior management, who are also responsible for oversight together with the identification, management and mitigation of risks. Internal audit acts as an independent assurance provider over certain principal risks.

For more information on risks that affect our business, please see our most recent Annual Report and other filings we make with the SEC.

Compensation Risk Oversight and Assessment

As mentioned above, the Compensation Committee is responsible for overseeing management of risks related to our compensation policies and programs. In 2025, Semler Brossy, the Compensation Committee’s independent compensation consultant, supported the Compensation Committee in conducting its risk assessment of our incentive compensation plans and practices. As a result of this analysis, as well as the Compensation Committee’s regular review of compensation policies and practices, the Compensation Committee has concluded that our compensation programs do not create risks that are reasonably likely to have a material adverse effect on the Company.

Other Corporate Governance Practices and Policies

Director Attendance

In 2025, the Board met nine times and the Board committees each met the number of times summarized in the chart under the heading “— Board Committees” on page 31. In 2025, each member of the Board attended at least 75% of the aggregate number of meetings of the Board and the committees on which they served during the period in which they were on the Board or committee. 12 of our 14 directors then serving attended the 2025 annual general meeting of shareholders.

Directors are expected to attend annual general meetings of shareholders absent unusual circumstances.

Shareholder Engagement

At Smurfit Westrock, we place significant importance on maintaining open and constructive dialogue with our shareholders. Since the successful completion of the Combination, our executives and investor relations team have continued to actively engage with investors to provide updates on our progress and gather valuable feedback.

During 2025, we met with more than 450 equity investors representing approximately 300 investment firms and over 60% of our issued share capital. These engagements were instrumental in fostering transparency and strengthening our relationships with our investors.

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Corporate Governance

The primary topics of discussion during these meetings included:

Unlocking Shareholder Value:

We highlighted our decentralized operating model, which emphasizes a commercial approach built on delivering value for the customer over volume, coupled with market-leading innovation capabilities that position us to deliver long-term shareholder value.

Commercial Approach and Operational Efficiencies: Discussions focused on opportunities to drive further margin enhancing operational improvements.

Quality of the Combined Asset Base and Management Team:

Shareholders expressed interest in the strategic advantages offered by our enhanced product portfolio, the quality of the asset base and the strength and track record of our experienced management team.

Management Succession Planning

Smurfit Westrock seeks to identify candidates for management succession with the experience and skills needed to serve our customers and to develop the strategy and manage the operations of the Company, and who also exemplify the Company’s leadership values. As described in the Company’s Principles of Corporate Governance, the Nomination Committee is responsible for oversight of succession planning for certain senior management positions. At least annually, the Nomination Committee reviews with the Board, succession planning and management development, including recommendations and evaluations of potential successors to fill the role of the President & Group Chief Executive Officer and other executive and senior management positions. The succession planning process includes consideration of both ordinary course succession, in the event of planned promotions and retirements, and planning for situations where the President & Group Chief Executive Officer or another executive or member of senior management unexpectedly becomes unable to perform the duties of their position.

Annual Evaluations

The Board is committed to maintaining a rigorous evaluation process as a key mechanism for promoting effectiveness, accountability, and continual improvement. The Nomination Committee is responsible for developing and overseeing processes for conducting evaluations of the Board and its committees. Each year, a comprehensive evaluation of Board performance, that of its committees, and of individual directors, is conducted while also assessing the Board’s collective skills and experience. The Audit, Nomination, Compensation, Sustainability, and Finance committees each conduct annual evaluations to assess their performance. Summaries of the evaluations are provided to the Board, committee chairs and management members, as applicable. Each committee reviews its evaluation results separately and the Board considers the overall evaluation of the Board and its committees. Policies and practices are updated as appropriate as a result of the director feedback. In addition, the director feedback is considered when determining future board meeting agenda items and director training sessions.

2025 Board and Committee Evaluations

The 2025 Board and committee evaluation was externally facilitated by an independent third-party firm. The evaluation process included observation of Board and committee meetings, a review of Board materials and key governance documents, and interviews with each Director as well as selected members of senior management. Among other areas, the evaluation focused the overall composition of the Board and its Committees, the culture of the Board and the structure, cadence and processes in place.

The external evaluator presented the outcome of the evaluation to the Board in early 2026. The report summarized key themes, feedback, and observations for consideration by the Board.

38	2026 PROXY STATEMENT

Corporate Governance

Overall, the evaluation concluded that the Board and its committees were operating effectively and had quickly established a cohesive, engaged, and high-performing governance structure in the period following the Combination.

Communications with the Board

Shareholders and other interested parties may communicate with our Board or a particular director, including the Board Chair, by sending a letter addressed to the Board, the Board Chair or a particular director to our Group Company Secretary at Beech Hill, Clonskeagh, Dublin 4, D04 N2R2, Ireland. These communications will be compiled and reviewed by our Group Company Secretary, who will determine whether the communication is appropriate for presentation to the Board or the particular director. The purpose of this screening is to allow the Board to avoid having to consider irrelevant or inappropriate communications (such as advertisements, solicitations or junk mail).

Code of Conduct

Our Board has adopted the Code of Conduct (the “Code of Conduct”), which is applicable to all employees and all directors as well as the Code of Ethical Conduct for Directors and Senior Financial Officers (the “Code of Ethics”), which is applicable to our directors and our senior financial officers as well as any other senior executive who may be specifically designated from time to time by the President & Group Chief Executive Officer (the Code of Conduct and the Code of Ethics together, the “Codes”). The Codes are available at https://www.smurfitwestrock.com/about/corporate-governance/policies. To the extent required by the rules of the NYSE and/or the SEC, Smurfit Westrock intends to disclose amendments to and waivers of the Codes applicable to executive officers and directors, if any, on that website within four business days following the date of any such amendment or waiver.

Securities and Insider Trading Policy

The Company has in place a securities and insider trading policy (the “Insider Trading Policy”), which governs the purchase, sale and other dispositions of Smurfit Westrock securities by directors, officers and employees (including, as applicable, their family members and controlled entities, in each case, as defined in the Insider Trading Policy) of the Company and the Company itself and is designed to promote compliance with insider trading and market abuse laws, rules and regulations, and the NYSE and UK listing rules. Among other things, the Insider Trading Policy prohibits the purchase and sale of Smurfit Westrock ordinary shares while an individual is in possession of material non-public information or inside information about the Company or Smurfit Westrock securities and provides for trading windows and pre-clearance processes that apply to certain covered individuals. It also prohibits our employees, officers, directors and their family members and controlled entities from (i) entering into derivative or hedging transactions (for example, warrants, puts, calls, other publicly-traded options or similar instruments) in Smurfit Westrock securities and purchasing financial instruments tied to Smurfit Westrock securities (including prepaid variable forward contracts, equity swaps, collars and exchange funds) or engaging in any other hedging transactions, (ii) purchasing Smurfit Westrock securities on margin, borrowing against the Smurfit Westrock’s securities or otherwise pledging Smurfit Westrock securities as collateral for a loan or (iii) short-selling Smurfit Westrock securities.

Compensation Committee Interlocks and Insider Participation

None of the members of our Compensation Committee (i) has, at any time during the prior three years, been one of our officers or employees or (ii) had any relationship with the Company during fiscal year 2025 requiring disclosure under Item 404 of Regulation S-K. In addition, none of our executive officers currently serves, or in the past fiscal year has served, as a member of the board or compensation committee of any entity that has one or more executive officers serving on our Board or Compensation Committee.

39	2026 PROXY STATEMENT

Director Compensation

Director Compensation

Our non‑executive director compensation program is designed to retain highly qualified, experienced, and engaged directors, while also ensuring the Company can attract high‑caliber, non‑executive directors in the future. The program is designed to align with the director compensation paid by our Compensation Peer Group, as well as broader market practices. Our Board was advised by our independent compensation consultant, Semler Brossy, in assessing the form and amount of our non-executive director compensation program. Executive officers do not play a role in determining or recommending the amount or form of non-executive director compensation. Our Compensation Committee and Board review our non-executive director compensation on an annual basis to ensure it remains competitive and aligned with our peers and the market practices. Each element of non-executive director compensation discussed below is recommended by the Compensation Committee and approved by the Board.

Elements of our Non-Executive Director Compensation Program

The table below sets out a summary of our non-executive director compensation for 2025. Our non-executive director compensation program for 2025 consisted of an annual cash retainer and an annual equity retainer in the form of RSUs (which vest on the earlier of (i) the first anniversary of the grant date and (ii) the date of the next annual general meeting of shareholders), as well as additional retainers and a grant of Pro Rata Awards, as noted below. As Mr. Stockton did not stand for election at the 2025 annual general meeting of shareholders, he did not receive the annual equity retainer.

Annual Cash Retainer	$120,000
Annual Non-Executive Chair Cash Retainer (supplemental)	$100,000
Additional Annual Committee Retainers
Audit Committee Chair	$25,000
Compensation Committee Chair	$20,000
Nomination Committee Chair	$20,000
Sustainability Committee Chair	$20,000
Finance Committee Chair	$20,000
Annual Stock Grant	$175,000
Annual Non-Executive Chair Stock Grant (supplemental)	$100,000

In addition to the annual compensation set forth in the above table, for 2025 only, the Board approved grants of RSUs to each non-executive director (including Mr. Stockton, who served as a director until the 2025 annual general meeting of shareholders) in respect of the period between January 1, 2025, and the 2025 annual general meeting of shareholders (the “Pro Rata Awards”). The Pro Rata Awards were made in connection with the alignment of our non-executive director equity grant timing from calendar year-based grants in 2024 to grants aligned with our annual general meeting of shareholders starting in 2025, which we view to be consistent with market practices. Accordingly, on March 4, 2025, the Board approved grants of 1,332 RSUs to each non-executive director and 2,093 RSUs to the Chair. The Pro Rata Awards vested on May 1, 2025, immediately prior to our 2025 annual general meeting of shareholders.

To further align the long-term interests of our directors and our shareholders, we maintain the Smurfit Westrock Share Ownership Policy, which requires each non-executive director to hold shares having an aggregate value equal to five times the annual cash base retainer. In addition to shares held by the non-executive director, an immediate family member or in a trust for the benefit of the non-executive director, shares underlying vested but deferred RSUs and shares underlying time-based RSUs are considered for purposes of complying with the guidelines. No stock options or unearned performance-based awards (if applicable) are considered. Until the applicable non-executive director has achieved the requisite ownership guideline, the non-executive director must retain 50% of the post-tax shares received upon vesting, settlement, or exercise of any equity award granted by the Company. As of the end of 2025, all of our non-executive directors were either in compliance with the requisite ownership guideline or subject to the holding policy, as applicable.

In 2025, we did not provide any compensation or benefits to our non-executive directors other than the fees and stock awards described above and reimbursement of reasonable travel and other expenses incurred in connection with attending meetings of the Board and its committees.

40	2026 PROXY STATEMENT

Director Compensation

Non-Executive Director Compensation Table

The following table summarizes the total compensation earned by each Smurfit Westrock non-executive director in 2025. See “Compensation Discussion and Analysis” and the accompanying tables, below, regarding compensation provided to Messrs. Smurfit and Bowles.

	Fees Earned or Paid in Cash	Stock Awards	Total
Name	($)	($)(1)	($)
Colleen F. Arnold	120,000	233,008	353,008
Timothy J. Bernlohr	140,000	233,008	373,008
Carole L. Brown	96,923	174,986	271,909
Terrell K. Crews(3)	145,000	233,008	378,008
Carol Fairweather	140,000	233,008	373,008
Mary Lynn Ferguson-McHugh	120,000	233,008	353,008
Irial Finan	240,000	366,178	606,178
Suzan F. Harrison	120,000	233,008	353,008
Kaisa Hietala	140,000	233,008	373,008
Lourdes Melgar(3)	120,000	233,008	353,008
Jørgen Buhl Rasmussen	120,000	233,008	353,008
Dmitri L. Stockton(2)	40,923	58,022	98,945
Alan D. Wilson	120,000	233,008	353,008

(1)	Amounts in this column reflect the aggregate grant date fair value of RSUs granted to each director in 2025, calculated in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”) based on (i) for the March 2025 grants, the closing price of Smurfit Westrock ordinary shares on March 11, 2025, the date of grant, of $43.56 and (ii) for the May 2025 grants, the closing price of Smurfit Westrock ordinary shares on May 2, 2025, the date of grant, of $41.28. The table below provides a breakdown of the grant date fair values of RSUs granted to each director in 2025.

	March 2025 Stock Awards	May 2025 Stock Awards	Total 2025 Stock Awards
Name	($)	($)(1)	($)
Colleen F. Arnold	58,022	174,986	233,008
Timothy J. Bernlohr	58,022	174,986	233,008
Carole L. Brown	—	174,986	174,986
Terrell K. Crews	58,022	174,986	233,008
Carol Fairweather	58,022	174,986	233,008
Mary Lynn Ferguson-McHugh	58,022	174,986	233,008
Irial Finan	91,171	275,007	366,178
Suzan F. Harrison	58,022	174,986	233,008
Kaisa Hietala	58,022	174,986	233,008
Lourdes Melgar	58,022	174,986	233,008
Jørgen Buhl Rasmussen	58,022	174,986	233,008
Dmitri L. Stockton(2)	58,022	—	58,022
Alan D. Wilson	58,022	174,986	233,008

(2)	Dmitri L. Stockton did not stand for election at the 2025 annual general meeting of shareholders. The compensation in the table reflects the Pro Rata Award received by Mr. Stockton as well as a pro-rata annual cash retainer for Mr. Stockton’s services on the Board from January 1, 2025 through May 2, 2025.
(3)	Terrell K. Crews and Lourdes Melgar are not standing for election at this AGM and will no longer be serving on any committees of the Board as of the conclusion of this AGM.

41	2026 PROXY STATEMENT

Director Compensation

As of December 31, 2025, each of the non-executive directors held outstanding RSUs as shown in the table below, all of which were unvested as of December 31, 2025. In addition, each of Ms. Arnold and Mr. Wilson held fully vested deferred RSUs under the legacy WestRock Company 2016 Deferred Compensation Plan for Non-Executive Directors as follows: Ms. Arnold — 26,969 RSUs; Mr. Wilson — 57,052 RSUs. These RSUs were granted in respect of their service as non-executive directors of WestRock prior to the Combination. In connection with the Combination, these RSUs were converted into RSUs in respect of Smurfit Westrock ordinary shares, and will be settled in accordance with their terms.

Unvested RSUs
Name	(#)
Colleen F. Arnold	4,371
Timothy J. Bernlohr	4,371
Carole L. Brown	4,371
Terrell K. Crews	4,371
Carol Fairweather	4,371
Mary Lynn Ferguson-McHugh	4,371
Irial Finan	6,869
Suzan F. Harrison	4,371
Kaisa Hietala	4,371
Lourdes Melgar	4,371
Jørgen Buhl Rasmussen	4,371
Alan D. Wilson	4,371

42	2026 PROXY STATEMENT

Proposal 2

Non-Binding Vote to Approve Executive Compensation

Smurfit
Westrock
SKYTEC
Ninja Lite

43	2026 PROXY STATEMENT

Proposal 2: Non-Binding, Advisory Vote to Approve Named Executive Officer Compensation

Proposal 2: Non-Binding, Advisory Vote to Approve Named Executive Officer Compensation

The Dodd-Frank Act enables our shareholders to vote to approve, on a non-binding, advisory basis, the compensation of our NEOs for the fiscal year ended December 31, 2025, pursuant to the Section 14A of the Securities Exchange Act of 1934, as amended (commonly referred to as a “say-on-pay” vote).

The Compensation Discussion and Analysis, compensation tables and narrative discussion describe our compensation philosophy and objectives, our executive compensation program, and compensation decisions relating to our NEOs for the fiscal year ended December 31, 2025. This advisory vote is not intended to address any specific element of compensation, but rather relates to the overall compensation of our NEOs, as described in this Proxy Statement. We encourage our shareholders to review the Compensation Discussion and Analysis, compensation tables and narrative discussion, for additional information.

The text of the resolution in respect of Proposal 2 is as follows:

“RESOLVED, that the compensation paid to the Company’s named executive officers as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

The resolution in respect of this Proposal 2 is an ordinary resolution that requires the affirmative vote of a simple majority of the votes cast at the AGM, in person or by proxy. This resolution will not be binding on the Board or the Compensation Committee. However, the Board and the Compensation Committee will review and consider the results of this proposal when making future compensation decisions for our NEOs. After considering the results of our 2025 advisory resolution on the frequency of “say-on-pay” votes, the Board has currently determined to hold annual “say-on-pay” votes. Thus, we expect the next vote following this AGM to be held at the 2027 annual general meeting of shareholders.

Board Recommendation
2	NON-BINDING, ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

The Board, upon recommendation of the Compensation Committee, unanimously recommends a vote “FOR” the approval, on a non-binding, advisory basis, of the compensation of the named executive officers for the fiscal year ended December 31, 2025, as disclosed in this Proxy Statement.

44	2026 PROXY STATEMENT

45	2026 PROXY STATEMENT

Executive Compensation

Compensation Discussion and Analysis

In this Compensation Discussion and Analysis, we discuss the elements of, and processes related to, the compensation paid or awarded to our NEOs for the fiscal year ended December 31, 2025 (“2025”).

Our Named Executive Officers

Our NEOs for 2025 are our President & Group Chief Executive Officer, our Executive Vice President & Group Chief Financial Officer, and the three next most highly-compensated executive officers whose total compensation for the last completed fiscal year, calculated in accordance with applicable SEC guidance, was more than $100,000. References to NEOs in this Compensation Discussion and Analysis refer to the following executive officers of Smurfit Westrock:

Our NEOs

ANTHONY SMURFIT*	KEN BOWLES*	LAURENT SELLIER**	SAVERIO MAYER**	BEN GARREN**+

President & Group Chief Executive Officer	Executive Vice President & Group Chief Financial Officer	President & Chief Executive Officer, North America (including Mexico)	President & Chief Executive Officer, Europe, MEA & APAC	Executive Vice President & Group General Counsel
*	Please refer to the biographies of Anthony Smurfit and Ken Bowles in the section entitled “Director Nominee Biographies” above.
**	Please refer to the biographies of Laurent Sellier, Saverio Mayer and Ben Garren in the section entitled “Information About Our Executive Officers” in the Annual Report.
+	Ben Garren’s full name is Charles B. Garren, Jr.

Compensation Discussion and Analysis Roadmap

Executive Summary		47-48
● Overview	● Say-on-Pay Vote and Shareholder Engagement
● 2025 Performance Highlights
Executive Compensation Program Overview		49
● Our Compensation Philosophy	● Executive Compensation Elements
Our Compensation Decision-Making Process		50-52
● Roles in Executive Compensation Decision-Making Process	● Executive Compensation-Related Best Practices
● Compensation Peer Group
Components of Executive Compensation Program		53-60
● Primary Elements of our Executive Compensation Program	● Long-Term Incentive Plan
● Base Salary	● Other Compensation
● Annual Incentive Plan
Additional Information		61
● Tax and Accounting Considerations	● Clawback Policies
● Stock Ownership Guidelines
Compensation Committee Report		62

46	2026 PROXY STATEMENT

Executive Compensation

Executive Summary

Overview

As described throughout this Proxy Statement, 2025 was a year of continued execution for our Company set against difficult market conditions. During the year, the Compensation Committee focused on administering an executive compensation program that is appropriate for a global company of our size and scale and aligned with the best interests of the Company and our shareholders. In doing so, the Compensation Committee emphasized disciplined pay practices, alignment between compensation outcomes and Company performance, and the retention and motivation of our leadership team, whose experience and execution capabilities are critical to advancing our strategic priorities and supporting long-term shareholder value creation.

A core principle of our executive compensation program is to pay for performance: We ensure that a majority of our NEOs’ compensation is performance-based and, therefore, at-risk, as shown below with respect to our NEOs’ pay mix for 2025.

Financial Results	Pay for Performance
●
Despite difficult market conditions, we delivered strong results in 2025, achieving $31.2 billion in full‑year net sales and generating $0.7 billion in net income and net income margin of 2.2%. We achieved $4.9 billion Adjusted EBITDA with an Adjusted EBITDA margin of 15.8% for the year. The company also generated net cash provided by operating activities of $3.4 billion and more than $1.5 billion in Adjusted Free Cash Flow (“Adjusted FCF”), reflecting robust cash generation across the business.

●
Executive pay remained strongly performance-oriented, with approximately 90% of the CEO’s target compensation and approximately 80% (on average) of other NEOs’ target compensation at risk, and long-term incentives delivered primarily through performance-based equity awards (75% PSUs / 25% RSUs).

Synergy Realization	Aligned Compensation Program
●
Achieved over $400 million synergies by the end of 2025, surpassing the original target through cost efficiencies, operational streamlining, and exiting loss‑making capacity. This outcome demonstrates exemplary execution of integration priorities and reflects the transformational impact of the Company’s first full year post‑Combination.

●
The Compensation Committee continued to embed and administer our compensation program to ensure alignment with our strategy and the creation of shareholder value, with incentive plans that the Compensation Committee considers to directly reflect the most critical financial and strategic outcomes underpinning that strategy. The Compensation Committee maintained competitive pay levels informed by a 17‑company peer group, supported by strong shareholder backing in the say‑on‑pay vote, and upheld by strong governance practices, including robust stock ownership guidelines and clawback policies.

47	2026 PROXY STATEMENT

Executive Compensation

2025 Performance Highlights

We delivered a strong first full fiscal year post‑Combination, exceeding our $400 million synergy goal through cost efficiencies, operational streamlining, and exiting loss‑making capacity. We reported $31.2 billion in net sales and net income of $0.7 billion, with a 2.2% net income margin. Adjusted EBITDA increased to $4.9 billion with a 15.8% Adjusted EBITDA margin, supported by disciplined cost management. We generated $3.4 billion in net cash provided by operating activities and $1.5 billion in Adjusted FCF, underscoring strong financial resilience and a solid foundation for continued value creation. These performance highlights translated into an above-target result under our 2025 Annual Incentive Program (“AIP”), as discussed in greater detail below, which reflects the strong execution delivered during the year.

$4.9B Adjusted EBITDA* Delivered a full‑year 2025 Adjusted EBITDA of $4.9 billion, reflecting strong operational performance and effective synergy capture post-Combination.

15.8%

Adjusted EBITDA Margin*

Delivered a robust full-year 2025 EBITDA margin, reflecting disciplined cost management, operational excellence, and continued focus on value creation across the combined business.

$1.5B Adjusted FCF* Generated $1.5 billion in Adjusted FCF for full‑year 2025, underscoring strong cash generation and financial discipline.	$2.05 Adjusted Basic EPS* Delivered full‑year 2025 adjusted basic EPS of $2.05, reflecting strong earnings performance following successful integration and synergy capture post-Combination.

*Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Free Cash Flow, and Adjusted Basic EPS are non-GAAP financial measures. See Appendix B on page B-1 for the definitions/ explanations of these measures as well as reconciliations to the most comparable GAAP measures.

Say-on-Pay Vote and Shareholder Engagement

Shareholder feedback and engagement are important to us and a key factor that our Board and Compensation Committee consider when making executive compensation decisions. We seek to maintain and enhance the alignment that already exists between our compensation programs, our business strategy, and shareholder interests.

Result of First Say-on-Pay Vote
●
In 2025, shareholders showed strong support for our executive compensation programs, with more than 95% of votes cast in favor of our say-on-pay proposal at our 2025 annual general meeting of shareholders.
●
Given this strong support, which we believe demonstrates our shareholders’ satisfaction with the alignment of our NEOs’ compensation and the Company’s performance, the Compensation Committee determined to maintain the structure of our compensation programs.

The Compensation Committee considers shareholder feedback and the results of the Company’s latest say‑on‑pay votes when making future compensation decisions for our NEOs. These ongoing engagements ensure that shareholder perspectives remain integral to our governance practices.

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Executive Compensation

Executive Compensation Program Overview

The Compensation Committee believes that our executive compensation program reflects our status as a U.S. listed, Irish public company with a global reach and unparalleled product portfolio. It is designed to retain qualified executives, ensure our leadership team’s alignment with our business priorities and deliver value for our shareholders.

Our Compensation Philosophy

The key principles of our compensation philosophy are to pay for performance, to successfully compete for talent, and to provide for compensation that reflects the specific executive’s role and duties. We believe that the following are fundamental to our compensation philosophy:

Our executive compensation program must be designed to attract and retain an exceptional, market-leading executive team needed to outperform our peers, execute our strategy and deliver value to our customers and shareholders.

Our executive compensation program balances the achievement of financial performance targets with line-of-sight accountability.

Our compensation philosophy is complemented by policies and compensation-related best practices designed to align our executive compensation program with the long-term interest of our shareholders.

Our executive compensation program must align with compensation of our executive leadership team and our organization’s pay programs with our broader culture and the metrics that we generally view as being important drivers of our performance.

Executive Compensation Elements

The Company’s executive compensation program is built around the following three key components. Each of these three components is described in greater detail in this Compensation Discussion and Analysis, under “Components of Executive Compensation Program”.

	Vehicle	Purpose
Base Salary	Cash	● Attracts and retains executives by providing market-competitive fixed compensation.
● Aligns the competitiveness of our NEOs’ compensation with the companies in our Compensation Peer Group (discussed below), reflects the responsibilities of the NEOs, and accounts for internal equity.
Annual Incentive	Cash	● Incentivizes NEOs to achieve clearly-defined, challenging annual performance targets aligned with our business strategy and shorter-term goals.
Long-Term Incentive	Equity	● Rewards and incentivizes performance and creation of long-term shareholder value.
● Designed to retain NEOs and aligns compensation with shareholder interests.

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Executive Compensation

Our Compensation Decision-Making Process

Roles in Executive Compensation Decision-Making Process

Role of Management

●
CEO Compensation Review: The CEO evaluates compensation for all NEOs except himself and provides recommendations to the Compensation Committee and the Board.
●
Cross-Functional Input: HR (including the Chief Human Resources Officer), Finance, and Company Secretarial teams contribute insights to the Compensation Committee and the Board on individual performance and achievement of key business objectives.
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Compensation Design Guidance: The CEO and the HR, Finance, and Company Secretarial teams also advise the Compensation Committee and the Board on the structure and design of compensation programs to ensure alignment with strategic goals.

Role of Compensation Consultant

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Market Insights and Benchmarking: Provides guidance on competitive pay benchmarking, market practices, and emerging governance trends.
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Incentive Plan Review and Advice: Reviews and advises on incentive plan design and performance measurement criteria.
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Peer Group Support and Reporting: Supports Compensation Peer Group selection and analysis, reporting directly to the Compensation Committee.

Role of Compensation Committee

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Compensation Oversight: Manages executive and director compensation, including philosophy, policies, equity grants including review of share usage and dilution, benefit plans, and employment arrangements.
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Governance & Disclosure: Reviews incentive plan design, risk assessments, Compensation Peer Group composition, stock ownership guidelines, and compensation-related disclosures for the annual report and proxy.
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Monitoring & Review: Confirms advisor independence and ensures alignment with NYSE and SEC standards while recommending director pay and monitoring governance trends.

Role of Shareholders

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Non-Binding, Advisory Vote on Named Executive Officer Compensation: Provides feedback on named executive officer compensation.
●
Shareholder Engagement on Compensation Matters: Proactive engagement provides an opportunity for shareholders to voice their views on governance matters including compensation.

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Executive Compensation

Compensation Peer Group

The Compensation Committee annually reviews and approves the composition of the compensation peer group for use in conducting competitive market analyses of compensation for our named executive officers (the “Compensation Peer Group”). The Compensation Peer Group is used as reference for establishing competitive executive pay levels, non-executive director compensation, share utilization, equity vehicle and incentive plan metrics, stock ownership guidelines, and other compensation policies and practices. Semler Brossy, our independent compensation consultant, assists the Compensation Committee in developing a Compensation Peer Group intended to create a balanced portfolio of companies that are representative of our business profile with similar global operations and scale with consideration for proxy advisor viewpoint to ensure appropriateness of the Compensation Peer Group.

To identify companies with the appropriate characteristics for inclusion in our Compensation Peer Group, the Compensation Committee evaluates the following factors:

Companies traded on major U.S. stock exchanges with Global Operations	Companies with comparable Net Sales and Market Capitalization to Smurfit Westrock	Companies within the same industry as Smurfit Westrock, as well as companies that operate in similar and adjacent industries

Smurfit Westrock versus Compensation Peer Group Positioning

Emphasis is placed on selecting companies in comparable and adjacent industries that are listed on a major US exchange to ensure sufficient pay data disclosure. Adjacent industries include Chemicals, Construction Materials, Containers and Packaging, Paper and Forest Products, Industrial Conglomerates, Machinery, Package Foods and Meats, and Household Products. In addition to the primary net sales and market capitalization financial screens shown below, a market capitalization to net sales ratio below 3.0x was used as a secondary financial screen.

Net Sales 0.5 – 2.5x of Smurfit Westrock ($31.2B)
Market Capitalization 0.3x – 4.0x of Smurfit Westrock ($20.2B)
*Net Sales ($B) is for the full fiscal year 2025 and Market Capitalization ($B) value is as of December 31, 2025.	Smurfit Westrock versus Peer Group Positioning

In 2025, based on recommendations from our independent compensation consultant, the Compensation Committee reviewed and removed Berry Global from the Compensation Peer Group following its acquisition by Amcor in April 2025. The following 17 companies comprised the Compensation Peer Group for 2025.

3M Company	Amcor plc	Ball Corporation	CRH plc	Crown Holdings, Inc.	Cummins Inc.

Deere & Company	Dow Inc.	General Mills, Inc.	International Paper Company	Kimberly-Clark Corporation	LyondellBasell Industries N.V.

Mondelez International, Inc.	PACCAR Inc.	Packaging Corporation of America	The Kraft Heinz Company	Tyson Foods, Inc.

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Executive Compensation

Executive Compensation-Related Best Practices

Our compensation philosophy and related features are complemented by policies and practices designed to align our executive compensation program with the long-term interests of our shareholders, including a range of compensation related best practices as described below.

Pay for Performance	Comprehensive Process and Shareholder INPUT	Strong Compensation- Related Governance Practices

What We Do
We emphasize pay-for-performance over both annual and multi-year performance periods and have comprehensive disclosure of applicable goals and outcomes following the performance periods

We require that a significant portion of our executive officers’ annual direct compensation be at-risk based on performance; with more than 80% (on average) of our named executive officers’ compensation at-risk in 2025

Our Compensation Committee engages an independent compensation consultant
We regularly engage with our shareholders and conduct an annual say-on-pay vote
We maintain robust share ownership guidelines, requiring 8x base salary for our CEO, 4x for our CFO, and 3x for other executives to ensure strong governance and long-term shareholder alignment

We maintain a clawback policy that is consistent with SEC and NYSE requirements and a secondary broader policy that provides for recovery of cash and equity incentive compensation (including time- and performance-based compensation) received by current and former executives and certain other employees following misconduct and other problematic decisions or actions

What We Do Not Do
We do not provide excessive perquisites
We do not provide excise tax gross-ups for any payments in connection with a change in control
We do not provide “single-trigger” change in control benefits
We do not pay dividends on unvested or unearned equity awards
We do not backdate stock option grants or reprice underwater stock options without shareholder approval
We do not engage in excessive risk-taking

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Executive Compensation

Components of Executive Compensation Program

This section provides greater detail on the components of our 2025 executive compensation program and outcomes for the fiscal year.

Primary Elements of our Executive Compensation Program

The primary elements of our executive compensation program in 2025 were as follows:

Fixed	Base Salary
	2025 Highlights	Relationship to Compensation Principles
● Reviewed annually, and adjusted as appropriate. ● No changes were made to base salaries for 2025.
●
Attracts and retains executives by providing fixed compensation.
●
Aligns the competitiveness of our NEOs’ compensation with the companies in our Compensation Peer Group, reflects the responsibilities of the NEOs, and accounts for internal equity.

At-Risk	Annual Incentive Plan (AIP)
	2025 Highlights	Relationship to Compensation Principles

●
The AIP performance metrics for 2025 were:
●
Adjusted EBITDA* (35%)
●
Free Cash Flow* (“FCF”) (35%)
●
Synergies* (10%)
●
Health and Safety (Total Recordable Incident Rate “TRIR”*) (10%)
●
Other Strategic Priorities* (10%)
● Incentivizes NEOs to achieve clearly-defined, challenging annual performance levels aligned with our business strategy and shorter-term goals.
● With respect to 2025, the AIP delivered an above‑target outcome, highlighting the achievement of 2025 AIP performance metrics.
Long-Term Incentive Plan (LTIP)
	2025 Highlights	Relationship to Compensation Principles

●
In 2025, a majority of our long-term equity incentive awards were performance-based, consisting of 75% PSUs and 25% service-based RSUs (on a grant date value basis).
●
PSUs vest following the completion of a three-year performance period (commencing in the year of grant) based on the achievement of pre-set performance metrics and continued service.
●
The 2025 PSU performance metrics were:
o
Relative total shareholder return** (“rTSR”) (40%)
o
Adjusted cumulative earnings per share** (“EPS”) (30%)
o
Average return on capital employed** (“ROCE”) (30%)
●
RSUs vest in substantially equal annual installments over three years, subject to continued service.

●
Rewards and incentivizes performance and creation of long-term shareholder value.
●
Designed to retain NEOs and aligns compensation with shareholder interests.
●
Together with the Smurfit Westrock Share Ownership Policy, aligns the interests of our NEOs and shareholders over term that can extend beyond the vesting and settlement of the underlying awards.

*	As defined below under “Components of Executive Compensation Program — 2025 Annual Incentive Design”
**	As defined below under “Components of Executive Compensation Program — 2025 Long-Term Incentive Awards”

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Executive Compensation

Base Salary

Base salaries provide for a fixed level of total compensation that is determined by taking into account the applicable NEO’s experience and job scope as well as compensation levels of similarly-situated executive officers of our Compensation Peer Group (described in greater detail under the heading “Our Compensation Decision-Making Process — Compensation Peer Group”).

The NEOs’ base salaries remained unchanged between 2024 and 2025. The USD values of the base salaries for those NEOs who are paid in Euros (Messrs. Smurfit, Bowles and Mayer) as reported in the table below appear higher for 2025 than the respective NEOs’ 2024 base salaries reported in the corresponding section of the Compensation Discussion and Analysis of our proxy statement for the 2025 annual general meeting of the shareholders of Smurfit Westrock because the NEO’s base salaries are set in local currency and, as such, this presentation of the base salary amounts is affected by inter year exchange rate fluctuations between 2024 and 2025.

Named Executive Officer	2025 Base Salary ($)(1)
Anthony Smurfit	1,565,194
Ken Bowles	991,295
Laurent Sellier	900,000
Saverio Mayer	860,856
Ben Garren	675,000
(1)	The Compensation Committee sets annual base salaries in local currency. To create a consistent presentation, the table reflects all amounts in U.S. Dollars, with conversion from Euros (for Messrs. Smurfit, Bowles and Mayer) based on an exchange rate of 1.1284 U.S. Dollars per Euro, which represents the average daily exchange rate for 2025.

Annual Incentive Plan

Summary

Our NEOs participate in the AIP. The AIP is intended to reinforce corporate, organizational, and other goals, to promote performance, to ensure a link between pay and performance, and to retain our employees. Under the AIP, our NEOs are eligible for an annual cash bonus based on achievement of performance goals established by the Compensation Committee. Our Compensation Committee established target AIP award levels that are intended to align the competitiveness of our NEOs’ compensation with the companies in our Compensation Peer Group.

2025 Annual Incentive Design

The following table shows our NEOs’ 2025 annual incentive compensation opportunities with respect to the AIP at target.

	Target AIP Award	Target as % of Base
Named Executive Officer	($)(1)	Salary
Anthony Smurfit	2,739,091	175%
Ken Bowles	1,239,119	125%
Laurent Sellier	675,000	75%
Saverio Mayer	645,642	75%
Ben Garren	506,250	75%
(1)	The Compensation Committee sets compensation opportunities in local currency. To create a consistent presentation, the table reflects all amounts in U.S. Dollars, with conversion from Euros (for Messrs. Smurfit, Bowles and Mayer) based on an exchange rate of 1.1284 U.S. Dollars per Euro, which represents the average daily exchange rate for 2025.

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Executive Compensation

For 2025, the Compensation Committee approved the following performance metrics under the AIP, with the following relative weightings:

Our Compensation Committee believes that these performance metrics were appropriate for 2025, with 80% of our 2025 AIP goals measuring the following financial performance metrics: Adjusted EBITDA (our core operations excluding non-recurring or non-operational items), Free Cash Flow (our ability to generate cash to fund operations and key business investments) and Synergies (our ability to achieve the synergy targets agreed with our Board by 2025 fiscal year-end) and 20% of our 2025 AIP goals measuring strategic goals such as Health and Safety and Other Strategic Priorities. For Messrs. Sellier and Mayer, the Adjusted EBITDA performance metric is divided between Adjusted Group EBITDA (weighed as 15% of the AIP opportunity) and Regional EBITDA (weighted as 20% of the AIP opportunity) and the Health and Safety performance metric is based on their respective regions, which aligns these NEOs’ compensation to the performance of the respective regions for which these NEOs are primarily responsible.

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Executive Compensation

Weighting	Metric	Rationale for the Metric
	Adjusted EBITDA	Adjusted EBITDA offers a focused view of our core performance by adjusting for one‑off or non‑operational items, helping ensure that this AIP metric rewards sustainable value creation.
	Free Cash Flow	Free Cash Flow directly reflects the Company’s ability to generate cash and create tangible, sustainable value for shareholders.
	Synergies	Synergies reward the delivery of shareholder committed integration benefits that enhance efficiency, reduce costs, and accelerate value creation.
	Health and Safety (“TRIR”)	Health and safety (“TRIR”) reinforces our strong safety culture and prioritizes the wellbeing of our employees as a core driver of sustainable performance.
Other Strategic Priorities

These measures encourage responsible practices that emphasize achievement of key sustainability goals, workforce engagement, community impact and culture and talent development as drivers of our long‑term success.

For purposes of the 2025 AIP:

●	Adjusted EBITDA is determined as net income before income tax expense, depreciation, depletion and amortization, interest expense, net, pension and other postretirement non-service income (expense), net, share-based compensation expense, other expense, net, impairment and restructuring costs, transaction and integration-related expenses associated with the Combination, amortization of fair value step up on inventory and other specific items that management believes are not indicative of the ongoing operating results of the business;
●	Free Cash Flow is determined as net cash provided by operating activities as adjusted for capital expenditures;
●	Synergies is determined as the incremental Adjusted EBITDA reported from synergy and integration initiatives in 2025, relative to the amount reported in 2024. It includes the financial benefits delivered through actions such as cost reductions, procurement savings, overhead efficiencies, and operational improvements taken in both 2024 and 2025, with the full year Adjusted EBITDA impact of the former, less that reported already in 2024, and the proportional Adjusted EBITDA impact from the latter, depending on the time of its implementation;
●	Health and Safety (“TRIR”) is determined as the total number of recordable injury cases per 200,000 hours worked by all employees. This is calculated by dividing the total number of recordable injury cases by the total hours worked by all employees during the period, multiplied by 200,000. The total number of recordable injury cases is defined as the total lost time accidents, restricted workday cases and medical treatment cases; and,
●	Other Strategic Priorities included issuing the first Smurfit Westrock Task Force on Climate‑Related Financial Disclosures (“TCFD”) disclosures; enhancing workforce engagement through a global employee survey; implementing a comprehensive workforce talent and culture strategy; publishing key sustainability key performance indicators (“KPIs”); and advancing the Smurfit Westrock Foundation’s social impact strategy with a $5 million community investment.

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Executive Compensation

Determination of 2025 AIP Performance

The actual results of the 2025 AIP performance goals were determined by the Compensation Committee as follows:

	Messrs. Smurfit, Bowles and Garren Performance					Resultant Payout
	Weighting	Threshold 50%	Target 100%	Maximum 200%	Actual
Adjusted Group EBITDA ($’M)	35%	$4,339	$5,105	$5,871	$4,939	31.2%
Group Free Cash Flow ($’M)	35%	$928	$1,160	$1,392	$1,198	40.7%
Group Synergies ($’M)	10%	$305	$381	$457	$407	13.4%
Health and Safety (“TRIR”)	10%	1.34	1.11	0.99	1.06	14.2%
Other Strategic Priorities	10%	Achievement of 2 goals	Achievement of 4 goals	Achievement of 6 goals	4 goals achieved	10.0%
Total					109.5% of Target

	Mr. Sellier Performance					Resultant Payout
	Weighting	Threshold 50%	Target 100%	Maximum 200%	Actual
Adjusted Group EBITDA ($’M)	15%	$4,339	$5,105	$5,871	$4,939	13.4%
Group Free Cash Flow ($’M)	35%	$928	$1,160	$1,392	$1,198	40.7%
Group Synergies ($’M)	10%	$305	$381	$457	$407	13.4%
Regional EBITDA ($’M)	20%	$2,626	$3,089	$3,552	$2,998	18.0%
Regional Health and Safety (“TRIR”)	10%	1.34	1.11	0.99	1.07	13.3%
Other Strategic Priorities	10%	Achievement of 2 goals	Achievement of 4 goals	Achievement of 6 goals	4 goals achieved	10.0%
Total					108.8% of Target

	Mr. Mayer Performance					Resultant Payout
	Weighting	Threshold 50%	Target 100%	Maximum 200%	Actual
Adjusted Group EBITDA ($’M)	15%	$4,339	$5,105	$5,871	$4,939	13.4%
Group Free Cash Flow ($’M)	35%	$928	$1,160	$1,392	$1,198	40.7%
Group Synergies ($’M)	10%	$305	$381	$457	$407	13.4%
Regional EBITDA ($’M)	20%	$1,375	$1,618	$1,861	$1,613	19.8%
Regional Health and Safety (“TRIR”)	10%	1.34	1.11	0.99	1.19	8.2%
Other Strategic Priorities	10%	Achievement of 2 goals	Achievement of 4 goals	Achievement of 6 goals	4 goals achieved	10.0%
Total					105.5% of Target

.

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Executive Compensation

2025 Final AIP Award Calculation

	Target AIP
	Award	Payout Percentage	Final AIP Award
Named Executive Officer	($)(1)	(% of target)	($)(1)
Anthony Smurfit	2,739,091	109.5%	2,998,208
Ken Bowles	1,239,119	109.5%	1,356,339
Laurent Sellier	675,000	108.8%	734,738
Saverio Mayer	645,642	105.5%	681,410
Ben Garren	506,250	109.5%	554,141
(1)	The Compensation Committee sets compensation opportunities in local currency. To create a consistent presentation, the table reflects all amounts in U.S. Dollars, with conversion from Euros (for Messrs. Smurfit, Bowles and Mayer) based on an exchange rate of 1.1284 U.S. Dollars per Euro, which represents the average daily exchange rate for 2025.

Long-Term Incentive Plan

Summary

Our Compensation Committee grants annual equity awards under the Smurfit Westrock plc 2024 Long-Term Incentive Plan (“LTIP”), consisting primarily of performance-based awards, with PSUs representing 75% of the grant date value for each NEO and RSUs representing the remaining 25% of the grant date value for each NEO.

The LTIP is the only plan under which we grant equity awards. During 2025, we did not grant stock options or stock option-like awards. Further, during 2025, the Compensation Committee did not take material non-public information into account when determining the timing and terms of equity incentive awards, and we did not time the disclosure of material non-public information for the purpose of affecting the value of executive compensation.

2025 Long-Term Incentive Awards

Our Compensation Committee approved a target long-term incentive opportunity for each of our NEOs, informed by their review of long-term incentive opportunities in our Compensation Peer Group and intended to reflect our U.S. listed status and geographical and industry footprint, to align pay to performance, and to motivate our executives to execute a significant multi-year integration for long-term success. In determining the target annual long-term incentive opportunity for each of the NEOs, the Compensation Committee considered each executive’s level of responsibility and experience, the executive’s overall target total direct compensation, and market-competitive compensation aligned with the companies in our Compensation Peer Group. The Target LTIP opportunity for Mr. Sellier and Mr. Mayer increased by $1,000,000 and $500,000, respectively, in 2025, as approved by the Compensation Committee, to adjust for market competitiveness.

The target long-term incentive opportunity for each of our NEOs, which will be delivered in the form of PSUs (representing 75% of the grant date value for each NEO) and RSUs (representing the remaining 25% of the grant date value for each NEO), was based on a performance period commencing on and including January 1, 2025, and ending December 31, 2027 (the “Performance Period”).

Target 2025 LTIP
Named Executive Officer	Opportunity ($)(1)
Anthony Smurfit	11,250,000
Ken Bowles	3,250,000
Laurent Sellier	3,250,000
Saverio Mayer	2,750,000
Ben Garren	1,300,000
(1)	The values shown above are based on the values used by the Compensation Committee to determine the number of PSUs and RSUs for each of the NEOs and differs from the grant date values set forth in the “Summary Compensation Table” below, which is calculated in accordance with FASB ASC Topic 718.

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Executive Compensation

For 2025, the Compensation Committee approved the following performance metrics for the 2025-2027 PSUs, with the following relative weightings:

Metric	Rationale for the Metric
Relative TSR	rTSR directly links rewards to shareholders’ long‑term value by measuring performance against market peers
Adjusted Cumulative EPS	Adjusted cumulative EPS rewards sustained growth in underlying earnings, reinforcing long‑term profitability and value creation
Average ROCE	Return on capital employed rewards efficient use of invested capital to drive sustained, high‑quality returns over the long term

PSUs will be eligible to vest from 0% to 200% of the target number of PSUs granted based on achievement of the performance metrics described above over the Performance Period. Threshold performance will yield a 50% payout; target performance will yield a 100% payout and maximum performance will yield a 200% payout. Straight‑line interpolation will be applied for any percentile result between threshold, target and maximum levels of performance.

For purposes of the 2025 LTIP:

●	Relative TSR (“rTSR”) is relative to the total shareholder return of companies in the S&P 500 at the start of the performance period. rTSR is determined as the average of the closing price of shares during the 20 consecutive trading days ending on the last trading day of the performance period, minus the average of the closing price of shares during the 20 consecutive trading days beginning with the first trading day during the performance period (the “beginning stock price”) plus dividends paid during the performance period (deemed reinvested in the underlying shares), divided by the beginning stock price;
●	Adjusted Cumulative EPS is determined as the sum of the Company’s basic earnings per share attributable to common shareholders (as reported in the Company’s Annual Report for the applicable year), adjusted to exclude the cost of items that management believes are not indicative of the operating results of the business, for each completed calendar year during the Performance Period. The Committee shall have the right to adjust Cumulative Adjusted EPS to exclude certain non-recurring items, as shall be determined from time to time; and
●	Average ROCE is calculated as the Company’s ROCE for each year in the Performance Period, divided by three. ROCE is defined as segment adjusted EBITDA, further adjusted for unallocated corporate costs, depreciation, depletion and amortization, share‑based compensation, and other expense (income) excluding finance costs or income, divided by average capital employed. Capital employed is total equity plus current and non‑current debt, minus cash and cash equivalents. Average capital employed is the average of capital employed for the year and the preceding year. The Committee may adjust ROCE to exclude certain non‑recurring items.

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Executive Compensation

Other Compensation

Retention Awards

As previously reported in the corresponding section of the Compensation Discussion and Analysis of our proxy statement for the 2025 annual general meeting of the shareholders of Smurfit Westrock, in connection with the announcement of the transaction contemplated by the Transaction Agreement in September 2023, the Smurfit Kappa Remuneration Committee agreed to put in place retention awards with certain of its key employees, including Messrs. Bowles, Sellier and Mayer, to ensure a successful combination. Mr. Smurfit did not receive a retention award. Each of Messrs. Bowles, Sellier and Mayer entered into retention bonus letters with Smurfit Kappa on March 11, 2024, September 20, 2023, and February 20, 2024, respectively, each of which were assumed by the Company in connection with the Combination and that provided for the following retention bonuses, which represent 18 months of their respective base salaries (or 12 months for Mr. Mayer) and were paid in January 2025 (for Messrs. Bowles and Sellier,) and July 2025 (for Mr. Mayer): Mr. Bowles €1,135,686, Mr. Sellier $897,000, and Mr. Mayer €683,173.

Service Contracts, Offer Letters and Post-Termination Compensation

Each of our NEOs has entered into a service contract or offer letter with the Company. In addition, we maintain the Smurfit Westrock plc Executive Severance Plan (the “Executive Severance Plan”). Each of the NEOs other than Mr. Garren are eligible participants in the Executive Severance Plan. Mr. Garren will not be eligible to participate in the Executive Severance Plan and will instead be eligible to receive severance payments pursuant to his offer letter with the Company. The service contracts and offer letters, and the key terms of the Executive Severance Plan, are described further under “Potential Payments upon Termination or Change in Control,” below.

Our service contracts and offer letters with our NEOs and the Executive Severance Plan do not include guaranteed bonus amounts, “golden parachutes,” significant accelerated vesting of equity incentive awards or payments triggered solely by a change in control (i.e., no “single-trigger” payments), U.S. Internal Revenue Code section 280G or other excise tax gross-up payments related to a change in control, other than as may be required by local law. Consistent with our compensation philosophy, our NEOs’ compensation is tied to the NEOs’ own performance and the Company’s performance, rather than to long-term fixed employment agreements.

2025 Limited Perquisites and Other Benefits

In 2025, we provided our NEOs certain limited perquisites as a feature for executive retention and recruitment, which are intended to be consistent with benefits typically offered in the respective regions where the NEOs are located, and are intended to be similar in scope and value to those offered by companies in our Compensation Peer Group. Each of our NEOs, other than Mr. Garren, is provided with a car benefit, either in the form of a car allowance or a company provided vehicle, which is a typical benefit within our Compensation Peer Group in the respective regions where these NEOs are located. In 2025, Mr. Bowles received reimbursements in respect of two professional subscriptions. In addition, under their service contracts, Messrs. Smurfit and Bowles are entitled to certain benefits that are typical within their Compensation Peer Group in the region(s) in which they are located and that are in part due to the fact that they are not eligible to participate in certain customary employee benefit plans (for example, a private group medical program) that are not currently offered in their region(s). Accordingly, Messrs. Smurfit and Bowles receive a cash allowance in lieu of employer pension contributions at a rate of 10% of their respective base salaries and an annual cash allowance of $10,000 each (paid in Euros at the applicable exchange rate), with the euro‑denominated amount having been set in 2025, to cover private group medical costs.

Our NEOs generally participate in the same retirement, health, welfare and other benefits programs broadly available to salaried employees in the relevant regions, subject to eligibility criteria. Messrs. Sellier, Mayer, and Garren are also eligible to participate in the defined contribution retirement plan applicable to their respective regions and receive a Company match in accordance with the terms of the applicable plan. In addition, Mr. Garren received limited travel benefits in the form of personal spousal travel; Messrs. Smurfit and Bowles have received customary corporate gifts of limited value; and each of our NEOs is eligible for an executive physical, financial and tax planning services, executive life insurance coverage and long-term disability coverage, each of which benefits we view as being generally consistent with benefits provided by members of our Compensation Peer Group.

The footnotes to the “Summary Compensation Table” provide additional detail regarding the applicable perquisites and other relevant benefits provided to our NEOs in 2025. We do not provide our NEOs with excise tax gross-ups for any payments in connection with a change in control.

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Additional Information

Tax and Accounting Considerations

As a general matter, our Compensation Committee reviews and considers tax and accounting implications of our existing and proposed compensation programs.

Stock Ownership Guidelines

To further align the long-term interests of our executives and our shareholders, we maintain the Smurfit Westrock Share Ownership Policy, which requires each executive officer to hold shares having an aggregate value equal to a specified multiple of the executive officer’s base salary, in accordance with the following table:

Position	Minimum Required Level	Compliance Status
Chief Executive Officer	8x base salary	As of the end of 2025, all of our NEOs were either in compliance with the requisite ownership guideline or subject to the holding policy, as applicable.
Chief Financial Officer	4x base salary
Other Executive Officers	3x base salary

In addition to shares held by the executive officer, an immediate family member or in a trust for the benefit of the executive officer, unvested time-based RSUs are considered for purposes of complying with the guidelines. No stock options or unearned performance-based awards are considered.

Until the applicable executive officer has achieved the requisite ownership guideline, the executive officer must retain 50% of the post-tax shares received upon vesting, settlement, or exercise of any equity award granted by the Company.

Clawback Policies

We maintain a Dodd-Frank Clawback Policy consistent with the requirements of the SEC and NYSE (the “Clawback Policy”). In the event we were required to prepare an accounting restatement of our financial statements due to material non-compliance with any financial reporting requirement under the federal securities laws, we would recover the excess incentive-based compensation received by any covered executive, including the NEOs, during the prior three fiscal years that exceeds the amount that the executive otherwise would have received had the incentive-based compensation been determined based on the restated financial statements. If and as required, we intend to make disclosures with respect to our Clawback Policy and its application in a manner consistent with the requirements of the SEC and NYSE.

Additionally, in order to encourage sound financial reporting and enhance individual accountability, we maintain a discretionary clawback policy for our current and former executive officers, direct reports to the President & Group Chief Executive Officer and any other employee of the Company designated by the Compensation Committee from time to time. The discretionary clawback policy provides that, we may seek to recover or cancel any cash- or non-cash incentive compensation (including compensation subject to time-based vesting only) earned, granted, vested, paid or otherwise received to or by the applicable covered person during the three-year period preceding the date of the Compensation Committee’s determination of an applicable “triggering event”. For purposes of the discretionary clawback policy, a “triggering event” is generally defined as (i) a willful violation of applicable federal, state or local law or Company policy, (ii) an act of fraud, breach of fiduciary duty, material act of dishonesty, material misrepresentation, gross negligence or other act of willful misconduct, act that results in material reputational, financial or operational harm to the Company, or evidence or problematic decisions or actions or material risk management failure, or (iii) any restatement of the Company’s financial statements or similar revision of performance indicators upon which the applicable covered compensation was based, where such restatement was due to such covered person’s conduct or failure to act.

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Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the above Compensation Discussion and Analysis. Based on its review and discussions with management, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Report.

Compensation Committee

Timothy J. Bernlohr (Chair)	Colleen F. Arnold	Mary Lynn Ferguson-McHugh	Jørgen Buhl Rasmussen	Alan D. Wilson

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Executive Compensation Tables

Summary Compensation Table

This table contains information about the compensation paid to or earned by each of our NEOs during 2025, 2024 and 2023, as applicable. Prior to the Combination, Messrs. Smurfit, Bowles, Sellier, and Mayer were executives of Smurfit Kappa. While the Company was not a reporting company pursuant to section 13(a) or 15(d) of the Exchange Act at any time during 2023 or in 2024 prior to the Combination, information with respect to compensation paid to these NEOs by Smurfit Kappa during these periods of time is being presented here as it was previously required to be provided in response to an SEC filing requirement.

					Non-equity
				Stock	Incentive Plan	All Other
Name and Principal		Salary	Bonus	Awards	Compensation	Compensation	Total
Position(1)	Year	($)	($)(2)	($)(3)	($)(4)	($)(5)	($)
Anthony Smurfit –	2025	1,565,194	—	11,653,645	2,998,208	212,642	16,429,689
President & Group	2024	1,416,920	—	17,067,897	2,639,690	204,750	21,329,257
Chief Executive Officer	2023	1,282,083	—	4,063,801	871,752	132,838	6,350,474
Ken Bowles –	2025	991,295	1,281,508	3,366,578	1,356,339	170,275	7,165,995
Executive Vice President & Group	2024	884,545	—	6,280,055	1,347,366	145,869	8,657,835
Chief Financial Officer	2023	787,293	—	2,145,450	535,319	109,605	3,577,667
Laurent Sellier –	2025	900,000	897,000	3,366,578	734,738	191,848	6,090,164
President & Chief Executive Officer,	2024	760,960	—	4,388,320	841,633	357,278	6,348,191
North America (including Mexico)	2023	598,000	—	1,575,693	370,493	188,859	2,733,045
Saverio Mayer –	2025	860,856	770,892	2,848,659	681,410	41,582	5,203,399
President & Chief Executive Officer,	2024	785,353	—	4,819,815	850,896	78,483	6,534,547
Europe, MEA & APAC	2023	710,395	—	1,881,992	446,297	101,846	3,140,530
Ben Garren –	2025	675,000	—	1,346,650	554,141	84,060	2,659,851
Executive Vice President & Group General Counsel	2024	324,716	—	1,298,265	315,580	49,736	1,988,297
(1)	Other than cash compensation for Messrs. Sellier and Garren (which was paid in U.S. Dollars) and equity awards, the NEOs were paid in Euros. Amounts paid in Euros but being shown here in U.S. Dollars are based on the average daily exchange rate for 2025 — 1.1284 U.S. Dollars per Euro.
(2)	Amounts shown in this column represent cash retention bonuses paid to Messrs. Bowles, Sellier and Mayer in connection with the Combination not based on any predefined performance targets. The retention bonuses are described in more detail in the Compensation Discussion and Analysis under the heading “Retention Awards”.
(3)

The amounts shown in the Stock Awards column represent the grant date fair value of stock awards calculated in accordance with FASB ASC Topic 718. All assumptions made in the valuations with respect to 2025 are contained and described in Note 17 to the Company’s financial statements for 2025 contained in our Annual Report. The amounts shown with respect to PSUs are based on the probable outcome of the applicable performance goals, which was determined to be 100% level achievement, excluding the effect of estimated forfeitures. The grant date fair value of the PSUs granted by the Company in 2025 assuming maximum achievement of the applicable performance goals is as follows: $17,682,301 for Mr. Smurfit, $5,108,194 for Mr. Bowles, $5,108,194 for Mr. Sellier, $4,322,302 for Mr. Mayer and $2,043,297 for Mr. Garren.

(4)	Amounts in this column represent the NEOs’ annual short-term incentive bonuses under the AIP, all of which were paid fully in cash.
(5)	The amounts in the “All Other Compensation” column for 2025 consist of the following:
●	for Mr. Smurfit, a cash allowance in lieu of Company contributions under the Company’s tax-qualified defined contribution pension plan (at a rate of 10% base salary for the applicable year ($156,519), the aggregate incremental cost to the Company of providing car benefits ($29,866), an annual health plan cash allowance*, the aggregate incremental cost to the Company of providing executive financial and tax planning services and corporate gifts;
●	for Mr. Bowles, a cash allowance in lieu of Company contributions under the Company’s tax-qualified defined contribution pension plan (at a rate of 10% base salary for the applicable year($98,907), the aggregate incremental cost to the Company of providing car benefits ($56,308), an annual health plan cash allowance*, the aggregate incremental cost to the Company of providing executive financial and tax planning services, and reimbursement for certain professional membership fees and corporate gifts;
●	for Mr. Sellier, discretionary Company contributions credited under the Company’s tax-qualified defined contribution pension plan applicable to his region ($81,634), Company contributions under deferred compensation plan ($69,197), the aggregate incremental cost to the Company of providing car benefits, an annual health plan cash allowance*, the aggregate incremental cost to the Company of providing executive financial and tax planning services and the cost of group life insurance premiums;
●	for Mr. Mayer, discretionary Company contributions credited under the Company’s tax-qualified defined contribution pension plan applicable to his region, the aggregate incremental cost to the Company of providing car benefits, the aggregate incremental cost to the Company of providing executive healthcare screening services, the aggregate incremental cost to the Company of providing executive financial planning services, an annual health plan cash allowance*, and the cost of group life insurance premiums; and

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●	for Mr. Garren, discretionary Company contributions credited under the Company’s tax-qualified defined contribution pension plan applicable to his region ($26,250), Company contributions under deferred compensation plan ($48,044) and the aggregate incremental cost to the Company of commuting and personal travel by his spouse.
*

Since certain NEOs are not eligible to participate in a group medical program in their respective regions, the Company provides an annual health plan cash allowance to these NEOs which is intended to pay for private group medical costs.

2025 Grants of Plan-Based Awards Table

The following table summarizes each grant of an equity or non-equity incentive award made to the NEOs during fiscal 2025 under any incentive plan.

									All Other
			Estimated Possible Payouts			Estimated Possible Payouts			Stock	Grant Date
			under Non-Equity Incentive			under Equity Incentive			Awards:	Fair Value of
			Plan Awards(1)			Plan Awards(2)			Number of	Stock and
									Shares or	Option
	Award	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Awards
Name	Type	Date	($)	($)	($)	(#)	(#)	(#)	(#)(3)	($)(4)
Anthony Smurfit	AIP		1,369,545	2,739,091	5,478,181	—	—	—	—	—
	RSU	3/11/2025	—	—	—	—	—	—	64,566	2,812,495
	PSU	3/11/2025	—	—	—	96,849	193,698	387,396	—	8,841,150
Ken Bowles	AIP		619,559	1,239,119	2,478,237	—	—	—	—	—
	RSU	3/11/2025	—	—	—	—	—	—	18,652	812,481
	PSU	3/11/2025	—	—	—	27,979	55,957	111,914	—	2,554,097
Laurent Sellier	AIP		337,500	675,000	1,350,000	—	—	—	—	—
	RSU	3/11/2025	—	—	—	—	—	—	18,652	812,481
	PSU	3/11/2025	—	—	—	27,979	55,957	111,914	—	2,554,097
Saverio Mayer	AIP		322,821	645,642	1,291,285	—	—	—	—	—
	RSU	3/11/2025	—	—	—	—	—	—	15,783	687,508
	PSU	3/11/2025	—	—	—	23,674	47,348	94,696	—	2,161,151
Ben Garren	AIP		253,125	506,250	1,012,500	—	—	—	—	—
	RSU	3/11/2025	—	—	—	—	—	—	7,461	325,001
	PSU	3/11/2025	—	—	—	11,192	22,383	44,766	—	1,021,649
(1)

Represents threshold, target and maximum opportunities for the NEOs in respect of the NEOs’ annual bonuses under the AIP. See “Compensation Discussion and Analysis — Components of Executive Compensation Program — Annual Incentive Plan” for information regarding the criteria applied in determining amounts payable under the awards. The actual amounts paid with respect to these awards are included in the “Non-Equity Incentive Plan Compensation” column in the Summary Compensation Table.

(2)

Represents threshold, target and maximum opportunities for the NEOs in respect of PSUs granted by the Company, which vest over a three-year performance period based on the achievement of pre-established performance goals, subject to forfeiture as described in greater detail in “Compensation Discussion and Analysis — Components of Executive Compensation Program — Long-Term Incentive Plan.” The number of shares of common stock received on settlement is increased by dividend equivalents accrued during the performance period.

(3)

Represents RSUs granted under the LTI Plan that vest in substantially equal installments over three years, subject to forfeiture as described in greater detail in Compensation Discussion and Analysis — Components of Executive Compensation Program — Long-Term Incentive Plan.” The number of shares of common stock received on settlement is increased by dividend equivalents accrued in respect of the underlying RSU.

(4)

Amounts shown represent the aggregate grant date fair value of PSU and RSU awards computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. PSUs are shown assuming target performance is achieved. All assumptions made in the valuations are contained and described in Note 17 to the Company’s financial statements for 2025 contained in our Annual Report.

Narrative Disclosure to Summary Compensation Table and 2025 Grants of Plan-Based Awards Table

Our 2025 compensation program was predominantly performance-based and consisted of three primary elements: (i) base salary which provides for a competitive level of fixed compensation reflecting the NEOs’ responsibilities, (ii) an annual performance-based bonus under our AIP, payable in cash based on achievement of pre-determined performance goals, and (iii) long-term equity incentive awards under our LTI Plan, which are intended to align our NEOs’ compensation with long-term shareholder interests. In 2025, the target grant date fair value of our NEOs’ long-term equity incentive awards was allocated 75% to PSUs (which vest following the competition of a three-year performance period based on the achievement of pre-determined performance goals and continued service) and 25% to service-based RSUs (which vest in substantially equal installments over three years, subject to continued service).

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In addition, each of our NEOs has a service contract or offer letter and we maintain the Executive Severance Plan. The service contracts and offer letters, and the key terms of the Executive Severance Plan, are described in greater detail under “Potential Payments upon Termination or Change in Control”, below.

Outstanding Equity Awards at 2025 Fiscal Year-End

The following table provides details about each outstanding equity award held by our NEOs as of December 31, 2025.

					Equity Incentive
					Plan Awards:
				Equity Incentive	Market or
				Plan Awards:	Payout Value of
				Number of	Unearned Shares,
				Unearned Shares,	Units or Other
		Number of Shares or	Market Value of Shares	Units or Other	Rights
		Units of Stock That	or Units of Stock That	Rights That Have	That Have Not
Name	Grant Date	Have Not Vested (#)	Have Not Vested ($)(1)	Not Vested (#)	Vested ($)(1)
Anthony Smurfit	3/11/2025(2)	66,592	2,575,113	99,888	3,862,650
	8/2/2024(2)	—	—	76,122	2,943,638
	3/14/2024(3)	21,304	880,717	—	—
	3/14/2024(4)	82,996	3,209,455	—	—
	9/22/2023(3)	23,049	958,883	—	—
	9/22/2023(4)	100,484	3,885,716	—	—
	3/27/2020(3)	1,746	78,917	—	—
Ken Bowles	3/11/2025(2)	19,236	743,856	28,855	1,115,804
	8/2/2024(2)	—	—	12,948	500,680
	3/14/2024(3)	13,082	540,816	—	—
	3/14/2024(4)	41,791	1,616,058	—	—
	9/22/2023(3)	14,154	588,834	—	—
	9/22/2023(4)	50,597	1,956,586	—	—
	3/27/2020(3)	980	44,295	—	—
Laurent Sellier	3/11/2025(2)	19,236	743,856	28,855	1,115,804
	8/2/2024(2)	—	—	7,959	307,775
	3/14/2024(3)	8,999	372,023	—	—
	3/14/2024(4)	30,614	1,183,843	—	—
	9/22/2023(3)	9,806	407,949	—	—
	9/22/2023(4)	37,885	1,465,013	—	—
Saverio Mayer	3/11/2025(2)	16,277	629,432	24,415	944,109
	8/2/2024(2)	—	—	4,975	192,383
	3/14/2024(3)	10,907	450,900	—	—
	3/14/2024(4)	36,788	1,422,592	—	—
	9/22/2023(3)	12,288	511,205	—	—
	9/22/2023(4)	44,539	1,722,323	—	—
Ben Garren	3/11/2025(2)	7,693	297,488	11,541	446,290
	8/2/2024(2)	—	—	13,663	528,329
(1)	The values of the outstanding awards reflected in these columns are based on a price per Smurfit Westrock ordinary share of $38.67, the closing price of one Smurfit Westrock ordinary share on December 31, 2025.
(2)

Represents PSUs granted by the Company in August 2024 following the Combination and RSUs and PSUs granted by the Company in March 2025, along with dividend-equivalent units accrued in respect of such PSUs and RSUs that will settle in Smurfit Westrock ordinary shares. RSUs vest in ratable annual installments over a three-year period, subject to the NEO’s continued service through the applicable vesting date. PSUs vest (i) with respect to PSU granted in August 2024, subject to achievement of performance goals based on the Company’s relative TSR over a performance period commencing on and including July 8, 2024, and ending December 31, 2026, or (ii) with respect to PSUs granted in March 2025, subject to achievement of rTSR (40%), adjusted cumulative EPS (30%) and average ROCE (30%) performance goals over a performance period commencing on and including January 1, 2025, and ending on December 31, 2027, and in each case generally subject to the NEOs continued service through the date that the Compensation Committee certifies the extent to which the applicable performance goals have been met. The amounts reported in the table are in accordance with relevant SEC rules; however, actual payouts may range from 0% to 200% (the maximum number of PSUs) based on final performance results.

(3)

Represents the awards granted by Smurfit Kappa under the Smurfit Kappa Deferred Bonus Plan (“DBP”), which represent (i) the stock award portion of annual bonuses earned for the performance year immediately preceding the applicable year of grant under the pre-Combination Smurfit Kappa bonus program, which, upon the Combination, were converted into an award in respect of Smurfit Westrock ordinary shares covering the same number of Smurfit Westrock ordinary shares as covered by the underlying DBP awards as of immediately prior to the Combination, and will vest at the end of a three-year period following the date of grant, generally subject to the NEOs continued employment with the Company through such date, and (ii) dividends accrued in respect of such DBP awards that will settle in cash when such DBP awards vest.

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(4)

Represents awards granted by Smurfit Kappa under the Smurfit Kappa Performance Share Plan (“PSP”) outstanding as of the Combination granted during, and prior to, fiscal year 2024, which, upon the Combination, (i) were converted into an award in respect of Smurfit Westrock ordinary shares covering the same number of Smurfit Westrock ordinary shares as covered by such PSP awards, as of immediately prior to the Combination, (ii) were modified upon the Combination to deem performance goals achieved at 100%, and (iii) will vest at the end of a three-year period following the date of grant of each award, respectively, generally subject to the NEOs continued employment with the Company through such date, and includes dividend equivalent units accrued in respect of such PSP awards that will settle in Smurfit Westrock ordinary shares when such PSP awards vest.

Option Exercises and Stock Vested

The table below sets forth the number of shares acquired in 2025 as a result of the vesting of PSP awards and DBP awards granted to our NEOs under the PSP and DBP, respectively. No stock or stock-based awards granted to our NEOs under our LTI Plan vested or were settled in 2025.

	Number of Shares	Value
	Acquired on	Realized
	Vesting	on Vesting
Name	(#)(1)	($)(2)
Anthony Smurfit	96,704	5,352,423
Ken Bowles	50,576	2,805,149
Laurent Sellier	32,997	1,829,677
Saverio Mayer	40,946	2,273,649
(1)

Reflects the vesting of DBP awards and PSP awards as reflected in greater detail in the below table, including dividend-equivalent units accrued in respect of PSP awards as follows: Anthony Smurfit, 8,541; Ken Bowles, 4,299; Laurent Sellier, 2,817; Saverio Mayer, 3,405.

(2)

The value realized as shown in this table and the sub-table that follows is calculated as the number of Smurfit Westrock ordinary shares vested multiplied by the closing price on the date of vesting. The value realized on DBP awards vested includes the value of accrued cash dividends as follows: Anthony Smurfit, $67,549; Ken Bowles, $41,170; Laurent Sellier, $26,390; Saverio Mayer, $35,949.

		Value		Value
		Realized		Realized
	DBP	on Vesting of	PSP	on Vesting of
	Awards	DBP Awards	Awards	PSP Awards
Name	(#)	($)(2)	(#)	($)(2)
Anthony Smurfit	17,779	1,039,172	78,925	4,313,251
Ken Bowles	10,836	633,358	39,740	2,171,791
Laurent Sellier	6,946	405,989	26,051	1,423,687
Saverio Mayer	9,462	553,048	31,484	1,720,601

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Potential Payments upon Termination or Change in Control

This section describes the payments and benefits that our NEOs would receive in connection with certain employment termination scenarios, including in connection with certain qualifying terminations of employment following a change in control, in each case as of December 31, 2025. With respect to payment and benefits that would be made in euros, such payments and benefits are presented in this section in U.S. Dollars based on the average daily exchange rate for 2025 — 1.1284 U.S. Dollars per euro.

Service Contracts and Offer Letters

We are party to service contracts or offer letters with our NEOs as follows (the “Individual Agreements”):

Service Contract with Mr. Smurfit

Mr. Smurfit’s service contract provides for an annual base salary of €1,387,040, subject to annual review by the Compensation Committee, a target annual bonus opportunity of 175% of annual base salary, and eligibility to receive annual equity awards pursuant to the LTI Plan. Under his service contract, Mr. Smurfit is eligible to participate in all health, welfare and other benefits programs applicable to executives in the relevant regions, is entitled to a cash allowance in lieu of employer’s pension contribution at a rate of 10% of his base salary and is provided with a car benefit and up to two club memberships of Mr. Smurfit’s choice (provided that the selection of the clubs is subject to approval by the Board). Mr. Smurfit’s service contract is terminable on not less than 12 months’ notice by either party (though the Company may summarily dismiss Mr. Smurfit in specific circumstances). The Company is entitled to terminate Mr. Smurfit’s employment by making a payment in lieu of notice (“PILON”) equal to the base salary that would have been due during the notice period. The PILON may be paid in equal monthly installments until the end of the period to which PILON is made. Mr. Smurfit may also be placed on garden leave for some or all of his notice period, during which he would continue to receive base salary and contractual benefits (excluding bonuses). Mr. Smurfit is also eligible to participate in Smurfit Westrock’s Executive Severance Plan, as in effect from time to time and subject to the terms and conditions of such plan (as described in greater detail below, under the heading “— Executive Severance Plan”). Pursuant to the terms of the Executive Severance Plan, any notice or PILON provided under the service contract will reduce ratably the severance benefits provided under the Executive Severance Plan. Mr. Smurfit is subject to confidentiality and intellectual property obligations both during employment and upon termination of employment. He is also subject to non-competition, non-solicitation and non-dealing restrictive covenants for a period of 12 months after the termination of his employment (reduced by any period of garden leave to which Mr. Smurfit is subject to upon termination of his employment).

Service Contract with Mr. Bowles

Mr. Bowles’ service contract provides for an annual base salary of €878,458, subject to annual review by the Compensation Committee, a target annual bonus opportunity of 125% of annual base salary, and eligibility to receive annual equity awards pursuant to the LTI Plan. Under his service contract, Mr. Bowles is eligible to participate in all health, welfare and other benefits programs applicable to executives in the relevant regions, is entitled to a cash allowance in lieu of employer’s pension contribution at a rate of 10% of base salary, and is provided with a car benefit and up to two club memberships of Mr. Bowles’ choice (provided that the selection of the clubs is subject to approval by the Board). Mr. Bowles’ service contract is terminable on not less than 12 months’ notice by either party (though the Company may summarily dismiss Mr. Bowles in specific circumstances). The Company is entitled to terminate Mr. Bowles’ employment by making a PILON equal to the base salary only that would have been due during the notice period. The PILON may be paid in equal monthly installments until the end of the period to which PILON is made. Mr. Bowles may also be placed on garden leave for some or all of his notice period, during which he would continue to receive base salary and contractual benefits (excluding bonuses). Mr. Bowles is also eligible to participate in Smurfit Westrock’s Executive Severance Plan, as in effect from time to time and subject to the terms and conditions of such plan (as described in greater detail below, under the heading “— Executive Severance Plan”). Pursuant to the terms of the Executive Severance Plan, any notice or PILON provided under the service contract will reduce ratably the severance benefits provided under the Executive Severance Plan. Mr. Bowles is subject to confidentiality and intellectual property obligations both during employment and upon termination of employment. He is also subject to non-competition, non-solicitation and non-dealing restrictive covenants for a period of 12 months after the termination of his employment (reduced by any period of garden leave to which Mr. Bowles is subject to upon termination of his employment).

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Offer Letter with Mr. Sellier

Mr. Sellier’s Offer Letter provides for an annual base salary of $900,000, subject to annual review by the Compensation Committee, a target annual bonus opportunity of 75% of annual base salary, and eligibility to receive annual equity awards pursuant to the LTI Plan. Mr. Sellier is eligible to participate in retirement, health, welfare and other benefit programs applicable to similarly situated executives of the Company, and he is eligible for a car benefit. Mr. Sellier is also eligible to participate in Smurfit Westrock’s Executive Severance Plan, as in effect from time to time and subject to the terms and conditions of such plan (as described in greater detail below, under the heading “— Executive Severance Plan”). Mr. Sellier is subject to confidentiality and intellectual property obligations both during employment and upon termination of employment. He is also subject to non-competition, non-solicitation and non-dealing restrictive covenants for a period of 12 months after the termination of his employment.

Service Contract with Mr. Mayer

Mr. Mayer’s service contract provides for an annual base salary of €762,872, subject to annual review by the Compensation Committee, a target annual bonus opportunity of 75% of annual base salary, and eligibility to receive annual equity awards pursuant to the LTI Plan. Mr. Mayer is eligible to participate in retirement, health, welfare and other benefit programs applicable to similarly situated executives of the Company, and he is eligible for a car benefit. Mr. Mayer is also eligible to participate in Smurfit Westrock’s Executive Severance Plan, as in effect from time to time and subject to the terms and conditions of such plan (as described in greater detail below, under the heading “— Executive Severance Plan”). Mr. Mayer is subject to confidentiality and intellectual property obligations both during employment and upon termination of employment. He is also subject to non-competition, non-solicitation and non-dealing restrictive covenants for a period of 12 months after the termination of his employment.

Offer Letter with Mr. Garren

Mr. Garren’s Offer Letter provides for a fixed term of employment through December 31, 2026, unless extended by mutual agreement. During the term of his offer letter, Mr. Garren is entitled to an annual base salary of $675,000, subject to annual review by the Compensation Committee, and a target annual bonus opportunity of 75% of annual base salary, and eligibility to receive annual equity awards pursuant to the LTI Plan. Mr. Garren is eligible to participate in retirement, health, welfare and other benefit programs applicable to similarly situated executives of the Company. If Mr. Garren’s employment is terminated by the Company without “cause” prior to December 31, 2026, then subject to his execution and non-revocation of a release of claims, Mr. Garren will be entitled to base salary continuation through December 31, 2026. Upon the termination of Mr. Garren’s employment on December 31, 2026, or by the Company without “cause” prior to December 31, 2026, his then-outstanding annual equity awards will continue to vest on the originally scheduled vesting date (subject to achievement of applicable performance goals in the case of performance-based awards) as if his employment had continued through the originally scheduled vesting dates. Mr. Garren is subject to non-competition (except as to the practice of law), non-solicitation and non-dealing restrictive covenants for a period of 12 months after the termination of his employment.

Executive Severance Plan

The Company maintains the Executive Severance Plan (the “Executive Severance Plan”). Each of the NEOs other than Mr. Garren are eligible participants in the Executive Severance Plan. As described in the summary of Mr. Garren’s offer letter above, Mr. Garren will not be eligible to participate in the Executive Severance Plan and will instead be eligible to receive severance payments pursuant to his offer letter.

Pursuant to the Executive Severance Plan, an eligible executive whose employment is terminated without “cause” at any time other than on or within the two years following a change in control of the Company, would be entitled to receive (subject to the executive’s execution of a release of claims in favor of the Company and continuing compliance with applicable restrictive covenants):

●	a specified multiple of the sum of the executive’s annual base salary and target annual bonus, with such multiple equal to 2x (for Mr. Smurfit) or 1.5x (for Messrs. Bowles, Sellier and Mayer);
●	a prorated target annual bonus for the year of termination (the “Prorated Bonus”); and
●	a healthcare coverage subsidy payment generally equal to the applicable premium cost for the number of years equal to the applicable severance multiple (the “Healthcare Continuation Benefit”).

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Executive Compensation

Pursuant to the Executive Severance Plan, any eligible executive whose employment is terminated without cause or who resigns for “good reason” on, or within the two years following, a change in control of the Company, would be entitled to receive (subject to the executive’s execution of a release of claims in favor of the Company and continuing compliance with applicable restrictive covenants):

●	a specified multiple of the sum of annual base salary and target annual bonus, with such multiple equal to 3x (for Mr. Smurfit) or 2x (for Messrs. Bowles, Sellier, and Mayer);
●	the Prorated Bonus; and
●	the Healthcare Continuation Benefit.

The Executive Severance Plan also provides that, with respect to eligible participants who are U.S. taxpayers, in the event that the payments and benefits to an eligible executive in connection with a change in control, whether pursuant to the severance plan or otherwise, would be subject to the golden parachute excise tax imposed under Sections 280G and 4999 of the Code, the executive will either receive all such payments and benefits and pay the excise tax, or such payments and benefits will be reduced to the extent necessary so that the excise tax does not apply, whichever approach results in a higher after-tax amount of the payments and benefits being retained by the executive. Any notice, payment in lieu of notice, severance or other termination payments or benefits required by applicable law or local service contract for an eligible executive will reduce ratably the severance benefits provided under the Executive Severance Plan. Conversely, if such local notice, payments or benefits is more favorable to the executive than the severance benefits provided under the Executive Severance Plan, then the executive will receive the local notice, payments or benefits and will not receive the severance benefits provided under the Executive Severance Plan.

Equity-Based Incentive Awards

The vesting provisions of the outstanding equity awards held by our NEOs provide for the treatment set forth below in the event of the NEO’s termination of employment. Any portion of an equity award that does not vest or continue to vest following the applicable termination event will be forfeited.

RSUs Under the LTI Plan

RSUs granted to our NEOs under the LTI Plan are subject to vesting in the event of a termination of employment as follows.

est
Resignation or termination by the Company for Cause (as defined in the applicable award agreement, which uses the same definition as the Executive Severance Plan) or due to the NEO’s poor performance	Forfeiture

Retirement, death, termination by the Company without Cause and not due to the NEO’s poor performance that is not in the context of a Change in Control (as defined in the LTI Plan), termination due to disability

A portion of the RSU scheduled to vest on the immediately following vesting date, pro-rated based on the number of days elapsed from the preceding vesting date through the date of termination, will vest upon the termination date

However, for Mr. Garren, outstanding awards will be treated in accordance with his Offer Letter, as described above

Termination by the Company without Cause or by the NEO for Good Reason (as defined in the applicable award agreement, which uses the definition of Good Reason in the Executive Severance Plan) within 24 months of a Change in Control

Unvested RSUs immediately vest in full

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Executive Compensation

PSUs Under the LTI Plan

PSUs granted to our NEOs under the LTI Plan are subject to vesting in the event of a termination of employment as follows.

Resignation or termination by the Company for Cause (as defined in the applicable award agreement, which uses the same definition as the Executive Severance Plan) or due to the NEO’s poor performance	Forfeiture
Retirement or termination by the Company without Cause and not due to the NEO’s poor performance that is not in the context of a Change in Control (as defined in the LTI Plan)

For awards granted in 2025: Pro-rated based on the portion of the applicable performance period during which the NEO remained employed by the Company, eligible to vest based on actual performance

For awards granted in August 2024: Pro-rated based on the number of months during the applicable performance period during which the NEO remained employed by the Company, eligible to vest based on actual performance

However, for Mr. Garren, outstanding awards will be treated in accordance with his Offer Letter, as described above

Termination due to disability

For awards granted in 2025: Pro-rated based on the portion of the applicable performance period during which the NEO remained employed by the Company, eligible to vest based on actual performance

For awards granted in August 2024: Unvested PSUs eligible to vest based on actual performance, without proration

Death

For awards granted in 2025: Pro-rated based on the portion of the applicable performance period during which the NEO remained employed by the Company, will immediately vest based on target performance

For awards granted in August 2024: Pro-rated based on the number of months during the applicable performance period during which the NEO remained employed by the Company, will immediately vest based on target performance

Termination by the Company without Cause or by the NEO for Good Reason (as defined in the applicable award agreement, which uses the definition of Good Reason in the Executive Severance Plan) within 24 months of a Change in Control

Unvested PSUs immediately vest in full

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Executive Compensation

Legacy PSP and DBP Awards Granted Prior to the Combination

Legacy PSP awards and DBP awards granted to our NEOs (other than Mr. Garren) prior to the Combination are subject to vesting in the event of a termination of employment as follows (note that performance of PSP awards was deemed to have been achieved at 100% in connection with the Combination).

Resignation, summarily dismissed by the Company or any other reason not included below	Forfeiture

Retirement with the agreement of the Board or termination due to ill-health, injury, or disability (as established to the satisfaction of the Board), redundancy, the NEO’s employing entity ceasing to be affiliated with the Company, or any other reason at the Board’s discretion other than being summarily dismissed

Remain outstanding and eligible to vest and be settled on the original settlement date*
Death	Immediately vest and settle*
Certain corporate events (described in the applicable award agreement) occur and awards are not replaced with equity awards from the surviving company	Immediately vest and settle*
*	With respect to PSP awards only, the number of PSP awards that vests is pro-rated through the termination date or corporate event, as applicable.

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Executive Compensation

Quantification of Potential Payments upon Termination or Change in Control

The following table sets forth the aggregate amounts that would have been payable to each NEO under their individual agreement or the Executive Severance Plan, as applicable, assuming the applicable termination event or change in control occurred on December 31, 2025.

		Annual	Continued
	Cash	Incentive	Health	Equity
	Payments	Plan Payments	Benefits	Incentive	Total
	($)(1)	($)(2)	($)(3)	($)(4)	($)
Anthony Smurfit
Termination without Cause	3,130,388	5,478,182	20,866	15,008,492	23,637,928
Death	—	—	—	14,744,724	14,744,724
Disability	—	—	—	25,561,845	25,561,845
Retirement	—	—	—	15,008,492	15,008,492
Change in Control Qualifying Termination	4,695,582	8,217,273	31,299	37,744,132	50,688,286
Ken Bowles
Termination without Cause	1,486,943	1,858,679	15,650	5,409,456	8,770,728
Death	—	—	—	5,752,653	5,752,653
Disability	—	—	—	7,898,258	7,898,258
Retirement	—	—	—	5,409,456	5,409,456
Change in Control Qualifying Termination	1,982,590	2,478,238	20,866	11,417,692	15,899,386
Laurent Sellier
Termination without Cause	1,350,000	1,012,500	10,755	3,772,655	6,145,910
Death	—	—	—	4,347,407	4,347,407
Disability	—	—	—	5,952,947	5,952,947
Retirement	—	—	—	3,772,655	3,772,655
Change in Control Qualifying Termination	1,800,000	1,350,000	14,340	9,472,381	12,636,721
Saverio Mayer
Termination without Cause	1,291,284	968,463	8,895	4,094,310	6,362,952
Death	—	—	—	4,662,295	4,662,295
Disability	—	—	—	5,830,361	5,830,361
Retirement	—	—	—	4,094,310	4,094,310
Change in Control Qualifying Termination	1,721,712	1,291,284	11,860	8,808,222	11,833,078
Ben Garren
Termination without Cause	675,000	—	—	4,195,966	4,870,966
Death	—	—	—	1,011,375	1,011,375
Disability	—	—	—	2,788,146	2,788,146
Retirement	—	—	—	1,267,835	1,267,835
Change in Control Qualifying Termination	675,000	—	—	4,195,966	4,870,966
(1)

These amounts represent the annual base salary portion of cash severance payments under the Executive Severance Plan or, as applicable, continued base salary or PILON payments under Messrs. Smurfit, Bowles and Garren’s Individual Agreements. However, pursuant to the applicable Individual Agreements, any PILON payments will reduce ratably the cash severance payments provided under the Executive Severance Plan, resulting in the same amounts in respect of cash severance payments that would have been received under the Executive Severance Plan without any entitlement to PILON payments.

(2)	These amounts represent the target annual bonus portion of cash severance payments under the Executive Severance Plan.
(3)

These amounts represent a healthcare coverage subsidy payment under the Executive Severance Plan, generally equal to the applicable premium cost for the number of years equal to the applicable severance multiple.

(4)

These amounts represent the RSUs, PSUs, PSP awards and/or DBP awards, along with any dividend or dividend equivalent units accrued thereunder, as applicable, that would become vested upon the occurrence of the applicable event, based on a share price of $38.67, the closing price of one ordinary share on December 31, 2025, the last trading day of 2025. For purposes of any PSUs which remain subject to actual performance following termination, the amounts in this row reflect performance at maximum.

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Executive Compensation

Pay Versus Performance

As required by Section 953(a) of the Dodd-Frank Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between “compensation actually paid” to our principal executive officer (the “PEO”) and our non-PEO named executive officers (the “Non-PEO NEOs”), and certain financial performance of the Company, calculated in a manner consistent with SEC rules as described further below.

Value of Initial Fixed
			Average		$100 Investment Based On:(4)
	Summary		Summary	Average		Peer Group
	Compensation	Compensation	Compensation	Compensation	Total	Total
	Table Total for	Actually Paid	Table Total for	Actually Paid to	Shareholder	Shareholder		Adjusted
	PEO	to PEO	Non-PEO NEOs	Non-PEO NEOs	Return	Return	Net Income	EBITDA
Year	($)(1)	($)(3)	($)(2)	($)(3)	($)	($)(5)	($in millions)(6)	($in millions)(7)
2025	16,429,689	(726,562)	5,279,852	1,729,745	88.21	96.75	699	4,939
2024	21,329,257	27,897,467	5,882,218	7,199,348	118.10	109.32	319	2,431
(1)

The dollar amount reported in this column represents the total compensation reported for Mr. Smurfit, our PEO, for 2024 and 2025 in our Summary Compensation Table. Refer to the “Executive Compensation Tables — Summary Compensation Table.”

(2)

The dollar amount reported in this column represents the average of the total compensation reported for our Non-PEO NEOs for each applicable year in our Summary Compensation Table. The Non-PEO NEOs for 2024 were Ken Bowles, Saverio Mayer, Laurent Sellier, and Ben Garren. The Non-PEO NEOs for 2025 were Ken Bowles, Saverio Mayer, Laurent Sellier, and Ben Garren.

(3)

The dollar amounts reported in these columns represent the amount of “compensation actually paid” (“CAP”) to our PEO and the average compensation actually paid to our Non-PEO NEOs, as computed in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually realized or received by such individuals. In accordance with these rules, these amounts reflect the total compensation for our PEO, and the average total compensation for our Non-PEO NEOs, as set forth in the Summary Compensation Table for 2025, adjusted as shown below. Equity values are calculated in accordance with FASB ASC Topic 718, and the valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. For the Non-PEO NEOs, the amounts set forth below are averages for all of the Non-PEO NEOs as a group.

Compensation Actually Paid for 2025	PEO	Non-PEO NEOs
Summary Compensation Table Total	$16,429,689	$5,279,852
Less, value of “Stock Awards” and “Option Awards” reported in Summary Compensation Table	$(11,653,645)	$(2,732,116)
Plus, year-end fair value of outstanding and unvested equity awards granted in the year	$5,427,041	$1,281,938
Plus (less), year over year change in fair value of outstanding and unvested equity awards granted in prior years	$(11,071,366)	$(2,149,409)
Plus (less), change in fair value from last day of prior fiscal year to vesting date for equity awards granted in prior years that vested in the year	$76,396	$24,593
Plus, value of dividends or other earnings paid on equity awards not otherwise reflected in total compensation	$65,323	$24,887
Compensation Actually Paid	$(726,562)	$1,729,745

(4)

Total Shareholder Return (“TSR”) is calculated by dividing (a) the sum of (i) the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and (ii) the difference between the share price at the end of each fiscal year and the beginning of the measurement period, by (b) the share price at the beginning of the measurement period. The beginning of the measurement period for purposes of determining the Company’s TSR and the peer group TSR is July 8, 2024.

(5)	The peer group used for purposes of determining the TSR of our peer group is the Dow Jones U.S. Containers & Packaging Index.
(6)	The dollar amounts reported represent the amount of net income reflected in the Company’s audited financial statements for each fiscal year.
(7)

We determined Adjusted EBITDA to be the most important financial performance measure used to link our performance to “compensation actually paid” to our PEO and Non-PEO NEOs following the Combination. Adjusted EBITDA is a non-GAAP financial measure. For this purpose, Adjusted EBITDA is determined as net income before income tax expense, depreciation, depletion and amortization, interest expense, net, pension and other postretirement non-service income (expense), net, share-based compensation expense, other expense, net, impairment and restructuring costs, transaction and integration-related expenses associated with the Combination, amortization of fair value step up on inventory and other specific items that management believes are not indicative of the ongoing operating results of the business

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Executive Compensation

Description of Certain Relationships between Information Presented in the Pay versus Performance Table

As described in more detail in the section “Executive Compensation — Compensation Discussion and Analysis,” our executive compensation program reflects a variable pay-for-performance philosophy. While we utilize financial performance measures to align executive compensation with Company performance, they are not all required to be presented in the Pay versus Performance table. Moreover, the Company generally seeks to incentivize long-term performance, and therefore does not specifically align the Company’s financial performance measures with “compensation actually paid” (as computed in accordance with SEC rules) for a particular year. In accordance with SEC rules, the Company is providing the following descriptions of the relationships between information presented in the Pay Versus Performance table above.

Compensation Actually Paid, Cumulative TSR and Peer Group TSR

Our TSR decreased by 11.8% from December 31, 2024 (the last trading day of the fiscal year 2024) through the end of 2025. The decrease in our TSR is in line with the 3.3% decrease in the Dow Jones U.S. Containers & Packaging Index over the same period.

The decrease in our TSR from the Combination is the primary reason that the 2025 CAP to our PEO of ($726,562) is lower than the Summary Compensation Table figure of $16,429,689, and that the average CAP for our Non-PEO NEOs of $1,729,745 is lower than the Summary Compensation Table average of $5,279,852.

Compensation Actually Paid and Financial Performance Measures

Since we became a newly U.S. listed, Irish public company on July 8, 2024, at this time there is no clear correlation between compensation actually paid, net income, and adjusted EBITDA. We believe the compensation actually paid to our PEO and Non-PEO NEOs in 2025 reflects our pay-for-performance philosophy, and this relationship will develop as we build history as a newly U.S. listed, Irish public company.

Financial Performance Measures

The metrics that the Company uses for both our long-term and short-term incentive awards are selected based on an objective of incentivizing our NEOs to increase the value of our enterprise for our shareholders. The most important financial performance measures used by the Company to link executive compensation actually paid to the Company’s NEOs for the most recently completed fiscal year to the Company’s performance are as follows:

1.	Adjusted EBITDA
2.	Free Cash Flow
3.	Relative TSR
4.	Cumulative Adjusted Earnings per Share
5.	Average Return on Capital Employed

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Executive Compensation

CEO PAY RATIO

Pursuant to the pay ratio disclosure requirement under Item 402 of Regulation S‑K, we provide the following information comparing the annual total compensation of our CEO to that of our median employee (excluding our CEO), together with a description of the methodology used to identify the median employee and calculate the respective compensation amounts.

For 2025, the annual total compensation of our median employee (excluding our CEO) was $60,554, while the annual total compensation as presented in the “Total” column in the 2025 Summary Compensation Table for our CEO was $16,429,689. As a result, for 2025, the ratio of the annual total compensation of our CEO to that of our median employee was estimated to be 271 to 1.

Methodology

Our CEO pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules. Our methodology and process is explained below:

●	Determined employee population. We began with our global employee population (excluding our CEO) as of October 1, 2025 (the “Determination Date”). As of that date, we had approximately 95,797 full-time, part-time, and seasonal or temporary workers, employed by the Company, consisting of 31,860 U.S. employees and 63,937 non-U.S employees. Pursuant to the de minimis exemption allowed by the SEC, we then excluded 4,614 non-U.S. employees located in certain countries, which represented in aggregate less than 5% of our total population (Austria (572), Bulgaria (299), Greece (202), Hungary (38), Latvia (5), Lithuania (112), Monaco (1), Morocco (135), Norway (190), Portugal (187), Slovakia (210), South Africa (1), Switzerland (199), Australia (212), India (408), Japan (52), Malaysia (6), New Zealand (3), Singapore (1), South Korea (20), Taiwan (6), Thailand (10), Vietnam (3), Chile (211), Costa Rica (362), Dominican Republic (467), Ecuador (88), El Salvador (344), Guatemala (7), Honduras (4), Nicaragua (13), and Peru (246)). After excluding the countries and employees described above, we determined the identity of our median employee from a population of 91,183 employees, including 31,860 U.S. employees and 59,323 non-U.S. employees.
●	Identified the median employee. We used a consistently applied compensation measure across the employee population determined as described above to calculate the median employee. We did not make any cost-of-living adjustments. The consistently applied compensation measure we used was annualized base salary, which we believe is a compensation measure that can be applied consistently across our employee population. Annualized base salary for salaried employees consisted of the base rate effective on October 1, 2025, and for hourly employees consisted of the annualized base rate, using the hourly rate effective on October 1, 2025, and standard annual work hours.
●	Calculated CEO pay ratio. We calculated our median employee’s annual total compensation for 2025 according to the SEC’s instructions for preparing the Summary Compensation Table as detailed in Item 402(c)(2)(x) of Regulation S-K. We then calculated our CEO’s annual total compensation using the same approach to determine the pay ratio shown above as of the Determination Date.

Because the SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

75	2026 PROXY STATEMENT

Executive Compensation

EQUITY COMPENSATION PLAN INFORMATION

The following table contains information about our equity compensation plans as of December 31, 2025.

(c)
Number of securities
	(a)				remaining available for
	Number of securities		(b)		future issuance under
	to be issued upon		Weighted-average		equity compensation
	exercise of		exercise price of		plans (excluding
	outstanding options,		outstanding options,		securities reflected in
Plan category	warrants and rights (#)		warrants and rights ($)		column (a)) (#)
Equity compensation plans approved by security holders	4,484,833	(1)	—	(2)	21,464,470	(3)
Equity compensation plans not approved by security holders(4)	—		—		—
Total	4,484,833		—		21,464,470
(1)

Consists of Smurfit Westrock ordinary shares underlying 934,037 RSUs and 3,550,796 PSUs (assuming the maximum number of PSUs will be earned) outstanding under the LTI Plan that, if and when vested, will be settled in Smurfit Westrock ordinary shares.

(2)	RSUs and PSUs reflected in column (a) are not reflected in this column as they do not have an exercise price.
(3)

Reflects the total number of Smurfit Westrock ordinary shares remaining available for issuance under the LTI Plan. The LTI Plan is the only compensation plan under which the Company currently issues equity awards.

(4)

In connection with the Combination, awards were assumed by the Company under the following plans: the Smurfit Kappa Group plc 2018 Performance Share Plan, the Smurfit Kappa Group plc 2018 Deferred Bonus Plan, the WestRock Company 2020 Incentive Stock Plan, the WestRock Company Amended and Restated 2016 Incentive Stock Plan, the MeadWestvaco Corporation 2005 Performance Incentive Plan, the Amended and Restated Rock-Tenn Company 2004 Incentive Stock Plan, the KapStone Paper and Packaging 2016 Incentive Plan, and the KapStone Paper and Packaging 2014 Incentive Plan (the “Legacy Plans”). No further awards will be issued under the Legacy Plans. As of December 31, 2025, 6,928,123 Smurfit Westrock ordinary shares were issuable upon exercise of outstanding options, warrants and rights under the Legacy Plans and the weighted-average exercise price of outstanding options, warrants and rights under the Legacy Plans was $23.06.

76	2026 PROXY STATEMENT

Proposal 3

Ratify the Appointment and Approve the Remuneration of the Auditor

Smurfit Westrock
Smurfit Westrock

77	2026 PROXY STATEMENT

Proposal 3: Non-Binding Ratification of Appointment of KPMG for 2026 and Binding Authorization to Determine KPMG’S Remuneration

Proposal 3: Non-Binding Ratification of Appointment of KPMG for 2026 and Binding Authorization to Determine KPMG’S Remuneration

Shareholders are being asked to vote to ratify, in a non-binding vote, the appointment of our independent registered public accounting firm and statutory auditor under Irish law, KPMG (collectively referred to as the “outside auditor”), for the fiscal year ending December 31, 2026. Upon the Audit Committee’s recommendation, the Board has recommended the re-appointment of KPMG as our outside auditor to audit our consolidated financial statements and Irish Statutory Annual Report for the fiscal year ending December 31, 2026. Although ratification is not required by our Constitution or otherwise, the Board is submitting the selection of KPMG to our shareholders for ratification because we value our shareholders’ views on the Company’s outside auditor. KPMG has served as our outside auditor since the Combination, and previously served as the independent registered public accounting firm of Smurfit Kappa since 2018, and we believe that the continued retention of KPMG is in the best interests of the Company and its shareholders. If our shareholders fail to ratify the selection, it will be regarded as notice to the Board and the Audit Committee to consider the selection of a different firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different outside auditor at any time during the year if it determines that such a change would be in the best interests of the Company and our shareholders.

In evaluating and selecting the Company’s outside auditor, the Audit Committee considers, among other things: external data on audit quality and performance, including Public Company Accounting Oversight Board (the “PCAOB”) reports; and the capabilities, audit approach and quality, costs, institutional knowledge, industry experience, independence and tenure of the audit firm. To help maintain the independence of our outside auditor, the Audit Committee will periodically consider the rotation of our outside auditor and the advisability and potential impact of selecting a different independent registered public accounting firm and statutory auditor under Irish law. In addition, when applicable, in conjunction with the mandated rotation of the lead engagement partner, the Audit Committee and its Chair will be directly involved in the selection of the outside auditor’s lead engagement partner.

In addition, under the Irish Companies Act, the remuneration of the Company’s statutory auditor must be fixed at a general meeting of the Company or in such manner as may be determined at a general meeting. We are asking our shareholders to authorize the Audit Committee to determine the remuneration of KPMG as our statutory auditor under Irish law for the duration of KPMG’s term of office.

We expect that one or more representatives of KPMG will attend the AGM. Each of these representatives will have the opportunity to make a statement, if they desire, and is expected to be available to respond to appropriate questions.

The resolutions in respect of Proposal 3(a) and 3(b) are ordinary resolutions that require an affirmative majority of the votes cast for each at the AGM, in person or by proxy.

78	2026 PROXY STATEMENT

Proposal 3: Non-Binding Ratification of Appointment of KPMG for 2026 and Binding Authorization to Determine KPMG’S Remuneration

The text of the resolution in respect of Proposal 3(a) and 3(b) are as follows:

“RESOLVED THAT, by separate resolutions:

(a)	in a non-binding vote, KPMG be, and hereby is, appointed as the Company’s independent registered public accounting firm and statutory auditor under Irish law for the fiscal year ending December 31, 2026; and
(b)	in a binding vote, the Audit Committee of the Board be, and hereby is, authorized to determine the remuneration of KPMG as the Company’s statutory auditor under Irish law.”
BOARD RECOMMENDATION
3	Non-Binding Ratification of Appointment of KPMG for 2026 and Binding Authorization to Determine KPMG’S Remuneration

The Board, upon the recommendation of the Audit Committee, unanimously recommends a vote “FOR” (a) the non-binding ratification of the appointment of KPMG as the Company’s independent registered public accounting firm and statutory auditor under Irish law for the fiscal year ending December 31, 2026 and (b) authorization, in a binding vote, of the Audit Committee of the Board to determine the remuneration of KPMG as the Company’s statutory auditor under Irish law.

79	2026 PROXY STATEMENT

Proposal 3: Non-Binding Ratification of Appointment of KPMG for 2026 and Binding Authorization to Determine KPMG’S Remuneration

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S FEES

Principal Accountant Fees and Services

The following is a summary of KPMG’s fees for professional services rendered to us for the 2025 and 2024 fiscal years.

	Year Ended December 31,
	2025	2024
Fee Category	(in thousands)
Audit Fees(1)	$33,493	$15,687
Audit-Related Fees(2)	$793	$11,031
Tax Fees(3)	$640	$1,909
All Other Fees(4)	$1,273	$2,067
Total Fees	$36,199	$30,694
(1)	Audit fees relate to the audit of the consolidated financial statements of Smurfit Westrock for the first full year as a combined company post-Combination and statutory audits of subsidiaries.
(2)	Audit-related fees include fees for quarterly interim audit procedures, reporting required by law or regulation to be provided by the statutory auditor and agreed upon procedures. 2024 includes fees for services related to audits of Smurfit Kappa and Smurfit Westrock’s financial statements for the years ended December 31, 2021, 2022 and 2023 for the purposes of the Form S-4 Registration statement in connection with the Combination; quarterly reviews for the periods ended March 31, 2024, June 30, 2024, and September 30, 2024; and reporting required by law or regulation to be provided by the statutory auditor.
(3)	Tax fees include fees for services related to domestic (federal, state & local) and international tax return preparation services, tax advice and compliance for Smurfit Westrock.
(4)	All other fees include fees related to reporting accountants capital markets regulatory reporting, ESG assurance services and other assurance services.

Pre-Approval Policies and Procedures

Our Audit Committee has adopted procedures requiring the pre-approval of all audit and non-audit services performed by our independent registered public accounting firm in order to assure that these services do not impair the auditor’s independence. These procedures generally approve the performance of specific services subject to a cost limit for all such services. The Audit Committee does not delegate its responsibility to approve services performed by our independent registered public accounting firm to any member of management. The Audit Committee has delegated authority to the Chair of the Audit Committee to pre-approve any audit and non-audit services to be provided to us by our independent registered public accounting firm, provided that the fees for such services do not exceed $500,000. Any approval of services by the Chair of the Audit Committee pursuant to this delegated authority must be reported to the Audit Committee at its next regularly scheduled meeting. All of the services and fees incurred following the Combination were approved in accordance with SEC and PCAOB requirements and pursuant to the pre-approval policy described in this paragraph.

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Audit Committee Report

Report of the Audit Committee

The Audit Committee is composed entirely of independent directors, each of whom meets the independence requirements set forth by the rules of the SEC and the NYSE, and the Irish Companies Act. The Board also has determined that all Audit Committee members are “financially literate” within the meaning of the NYSE listing standards and that each of Carole L. Brown and Terrell K. Crews qualifies as an “audit committee financial expert” within the meaning of SEC rules. In addition, each member of the Audit Committee qualifies as an independent director and possesses the requisite competence in accounting or auditing in satisfaction of the requirements for audit committees prescribed by the Irish Companies Act.

The Audit Committee operates pursuant to a written charter, which may be accessed on our website at https://www.smurfitwestrock.com/about/corporate-governance/board-committees. The Audit Committee reviews and assesses the adequacy of its charter on an annual basis. The Audit Committee is responsible for appointing, compensating, retaining and overseeing KPMG, our independent registered public accounting firm and statutory auditor under Irish law.

The Audit Committee has reviewed and discussed our audited financial statements with management and KPMG and has discussed with KPMG the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and SEC. Additionally, the Audit Committee has received the written disclosures and the letter from KPMG, as required by the applicable requirements of the PCAOB regarding KPMG’s communications with the Audit Committee concerning independence and has discussed with KPMG its independence. Based upon such review and discussion, the Audit Committee recommended to our Board that the audited group financial statements be included in our Annual Report, for filing with the SEC and approved the Company’s Irish statutory financial statements and directors’ report thereon for the fiscal year ended December 31, 2025 for presentation to the Company’s shareholders. The Audit Committee also recommended that KPMG be re-appointed as the Company’s independent registered public accounting firm and statutory auditor under Irish law for the fiscal year ended December 31, 2026 and that the Board submit this appointment to the Company’s shareholders for ratification at the AGM. This report is provided by the following independent directors, who compose the Audit Committee:

THE AUDIT COMMITTEE

Terrell K. Crews (Chair)*	Carole L. Brown**	Carol Fairweather	Suzan F. Harrison	Lourdes Melgar*

*Terrell K. Crews and Lourdes Melgar are not standing for election at this AGM and will no longer be serving on the Audit Committee as of the conclusion of this AGM.

**Carole L. Brown will take up the position of Chair of the Audit Committee with effect from the conclusion of this AGM.

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Proposals 4-6

Annual Irish Law Proposals

Smurfit
Westrock
Participe da News Box!

83	2026 PROXY STATEMENT

Proposal 4: Renewal of the Board of Directors’ existing authority to issue shares under Irish Law

ANNUAL IRISH LAW PROPOSALS

Proposal 4: Resolution to Renew the Board of Directors’ Existing Authority to Issue Shares Under Irish Law

Under Irish law, the directors of an Irish public limited company must have authority from its shareholders to issue shares and to grant rights to acquire shares, including shares that are part of the Company’s authorized but unissued share capital.

We are presenting this proposal to renew the Board of Directors’ existing authority to issue authorized but unissued shares and to grant rights to acquire such shares on the terms set forth below. This proposal is in line with customary practice and governance standards applicable to public companies incorporated in Ireland and listed on U.S. markets.

Renewing the Board of Directors’ existing authority to issue shares is a routine matter for public companies incorporated in Ireland and is consistent with Irish market practice. The approval of this authority is fundamental to our business and enables us to issue shares (and / or rights to acquire shares), including, if applicable, in connection with funding acquisitions and raising capital. We are not asking shareholders to approve an increase in our authorized share capital or to approve a specific issue of shares. Instead, approval of this proposal will renew the Board’s authority to issue, and grant rights to acquire, shares that are already included in our authorized share capital under our Constitution.

We are seeking authority from our shareholders at the AGM for the Board to issue, and / or grant rights to acquire, up to a maximum number of Smurfit Westrock ordinary shares, which is equivalent to approximately 20% of our issued share capital as of February 25, 2026 (the latest practicable date before this Proxy Statement), for a period expiring on the earlier of the date of the next annual general meeting of the Company or 18 months from the date of this AGM, unless otherwise varied, revoked or renewed. The Board expects to propose renewals of this authority on a regular basis at our annual general meetings in subsequent years.

In addition, because we are a NYSE listed company, our shareholders continue to benefit from the protections afforded to them under the rules and regulations of the NYSE and the SEC, including those rules that limit our ability to issue shares in specified circumstances without obtaining shareholder approval. The authorization being sought in this proposal is required as a matter of Irish law and is not otherwise required for other companies listed on the NYSE. Accordingly, approval of this resolution would place us on equal footing with other NYSE listed companies.

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Proposal 4: Renewal of the Board of Directors’ existing authority to issue shares under Irish Law

The resolution in respect of this Proposal 4 is an ordinary resolution that requires the affirmative vote of a simple majority of the votes cast at the AGM, in person or by proxy.

The text of the resolution in respect of Proposal 4 is as follows:

“RESOLVED THAT, the directors be, and hereby are, generally and unconditionally authorized with effect from the passing of this resolution to exercise all powers of the Company to allot and issue relevant securities (within the meaning of section 1021 of the Companies Act 2014, as amended (the “Irish Companies Act”)) (including, without limitation, any treasury shares, as defined by section 106 of the Irish Companies Act) up to an aggregate nominal amount of $104,850.75 (which represents 104,850,747 Smurfit Westrock ordinary shares of US$0.001 each (nominal value)) (being equivalent to approximately 20% of the aggregate nominal value of the issued ordinary share capital of the Company as of February 25, 2026 (the latest practicable date before this Proxy Statement)), and the authority conferred by this resolution shall expire on the earlier of the date of the next annual general meeting of the Company or 18 months from the passing of this resolution, unless previously renewed, varied or revoked; provided that the Company may make an offer or agreement before the expiry of this authority, which would or might require any such securities to be allotted after this authority has expired, and in that case, the directors may allot relevant securities in pursuance of any such offer or agreement as if the authority conferred hereby had not expired.”

BOARD RECOMMENDATION
4	Resolution to renew the Board of directors’ EXISTING Authority to Issue Shares Under Irish Law
The Board unanimously recommends a vote “FOR” the proposal to renew the Board’s existing authority to issue shares under Irish law.

85	2026 PROXY STATEMENT

Proposal 5: Resolution to Renew the Board of Directors’ Existing Authority to Opt-Out of Statutory Pre-Emption Rights Under Irish Law

Proposal 5: Resolution to Renew the Board of Directors’ Existing Authority to Opt-Out of Statutory Pre-Emption Rights Under Irish Law

Under Irish law, unless its directors are otherwise authorized and empowered to opt-out, when an Irish public limited company proposes to issue, or grant rights to acquire, shares for cash, the company is required to first offer those shares or rights on the same or more favorable terms to existing shareholders of the company on a pro-rata basis (commonly referred to as statutory pre-emption rights).

It is customary practice in Ireland to seek shareholder authority to opt-out of the statutory pre-emption rights provision in the event of (i) the issuance of shares for cash in connection with any rights issue and (ii) the issuance of shares for cash, if the issuance is limited to up to approximately 20% of a company’s issued ordinary share capital. In order to preserve the Board’s capacity to implement acquisitions and capital raising activities, we are seeking to renew the existing 20% authority. It is also customary practice for such authority to be limited to a period of 12 to 18 months. Therefore, we are seeking to renew this authority for a period expiring 18 months from the passing of this resolution, unless otherwise varied, renewed or revoked. We expect to continue to propose renewal of this authorization on a regular basis at our annual general meetings in subsequent years.

Renewing the Board’s existing authority is a routine matter for public companies incorporated in Ireland and is consistent with Irish market practice. Similar to the authorization sought under Proposal 4 in this Proxy Statement, this renewal of authority is fundamental to our business and enables us to issue shares and rights to acquire shares on a non-pre-emptive basis, including, if applicable, in connection with funding acquisitions and raising capital. We are not asking shareholders to approve an increase in our authorized share capital or to approve a specific issue of shares. Instead, approval of this proposal will only grant the Board the authority to issue and grant rights to acquire shares that are already included in our authorized share capital under our Constitution.

Without this authorization, in each case where we issue shares or grant rights to acquire shares for cash, we would first have to offer those shares or rights on the same or more favorable terms to all of our existing shareholders, which could cause delays in the completion of acquisitions and the raising of capital for our business.

The United Kingdom’s Pre-Emption Group Statement of Principles (the “PEG Principles”) outline best practices regarding the disapplication of statutory pre-emption rights for certain UK listed companies on the London Stock Exchange.  However, as the Company’s shares are admitted to the equity shares (international commercial companies secondary listing) category of the London Stock Exchange, the PEG Principles do not apply to the Company.  Rather, the Company is required to comply with Irish capital maintenance rules under the Irish Companies Act and the authority being sought here is in compliance with the provisions of the Irish Companies Act.

The resolution in respect of this Proposal 5 is a special resolution that requires the affirmative vote of at least 75% of the votes cast at the AGM, in person or by proxy. In addition, this proposal is conditional upon the approval of Proposal 4, as required by Irish law.

The text of the resolution in respect of Proposal 5 is as follows:

“RESOLVED AS A SPECIAL RESOLUTION THAT, subject to and conditional on the passing of the resolution in respect of Proposal 4 as set out in this Proxy Statement, the directors of the Company, be and they hereby are, empowered for the purposes of Article 7 of the Constitution to allot and issue equity securities (within the meaning of section 1023 of the Companies

86	2026 PROXY STATEMENT

Proposal 5: Resolution to Renew the Board of Directors’ Existing Authority to Opt-Out of Statutory Pre-Emption Rights Under Irish Law

Act 2014, as amended) (the “Irish Companies Act”) for cash, pursuant to the authority conferred by the resolution in Proposal 4 as if section 1022(1) did not apply to any such allotment, provided that this power shall be limited to:

(a)	the allotment of equity securities in connection with a rights issue in favor of the holders of Smurfit Westrock ordinary shares (including rights to subscribe for, or convert into, Smurfit Westrock ordinary shares) where the equity securities respectively attributable to the interests of such holders are proportional (as nearly as may be) to the respective numbers of Smurfit Westrock ordinary shares held by them (but subject to such exclusions or other arrangements as the directors may deem necessary or expedient to deal with fractional entitlements that would otherwise arise, or with legal or practical problems under the laws of, or the requirements of any recognized regulatory body or any stock exchange in, any territory, or otherwise); and
(b)	the allotment (other than pursuant to sub-paragraph (a) above) of equity securities up to an aggregate nominal value of $104,850.75 which represents approximately 20% of the aggregate nominal value amount (which represents 104,850,747 Smurfit Westrock ordinary shares of U.S. $0.001 each (nominal value)) (being equivalent to approximately 20% of the aggregate nominal value and number of the issued Smurfit Westrock ordinary shares of the Company as of February 25, 2026) (the latest practicable date before this Proxy Statement) and such amount shall constitute the Section 1023 Amount for the purposes of Article 7 of the Constitution, and the authority conferred by this resolution shall expire on the earlier of the date of the next annual general meeting of the Company or 18 months from the passing of this resolution, unless previously renewed, varied or revoked; provided that the Company may make an offer or agreement before the expiry of this authority, which would or might require any such securities to be allotted after this authority has expired, and in that case, the directors may allot relevant securities in pursuance of any such offer or agreement as if the authority conferred hereby had not expired.”
BOARD RECOMMENDATION
5	RESOLUTION TO Renew THE BOARD of directors’ existing AUTHORITY TO OPT-OUT OF STATUTORY PRE-EMPTION RIGHTS UNDER IRISH LAW
The Board unanimously recommends a vote “FOR” the proposal to renew the Board’s existing authority to opt-out of statutory pre-emption rights under Irish law.

87	2026 PROXY STATEMENT

Proposal 6: Resolution to Determine the Price Range at which the Company can Re-Issue Shares that it holds as Treasury Shares under Irish Law

Proposal 6: Resolution to Determine the Price Range at which the Company can Re-Issue Shares that it holds as Treasury Shares under Irish Law

Certain open-market share repurchases (redemptions) and other share buyback activities may result in Smurfit Westrock ordinary shares being acquired and held by the Company as treasury shares. The Company may re-issue treasury shares that it acquires through various share buyback activities, including in connection with its executive compensation programs.

Under Irish law, our shareholders must authorize the price range at which we may re-issue any shares held in treasury. That price range is expressed as a minimum and maximum percentage of the prevailing market price (as defined in the resolution below). The authority being sought from shareholders provides that the minimum and maximum prices at which an ordinary share held in treasury may be re-issued are 95% and 120%, respectively, of the closing market price of the Smurfit Westrock ordinary shares on the NYSE or the LSE for the five trading days prior to the date of re-issue, except as described below with respect to obligations under employee share schemes. Any re-issue of treasury shares will be at price levels that the Board considers in the best interests of the Company.

The resolution in respect of this Proposal 6 is a special resolution that requires the affirmative vote of at least 75% of the votes cast at the AGM, in person or by proxy.

The text of the resolution in respect of Proposal 6 is as follows:

“RESOLVED AS A SPECIAL RESOLUTION THAT, the Company be, and hereby is, authorized to re-issue treasury shares (as defined in Section 1078 of the Companies Act 2014 (the “Irish Companies Act”)) in accordance with Article 10 of the Constitution and subject to the following restrictions and provisions:

(a)	the maximum price at which such treasury share may be re-issued shall be an amount equal to 120% of the “market price;”
(b)	the minimum price at which a treasury share may be re-issued shall be the nominal value of the share where such a share is required to satisfy an obligation under an employee share scheme operated by the Company or, in all other cases, an amount equal to 95% of the “market price;” and
(c)	for the purposes of this resolution, the “market price” shall mean, in the case of (a) above, the higher of the average prices determined by (i) and (ii) below, and in the case of (b) above, the lower of the average share prices determined by (i) and (ii) below:
(i)	the average closing prices per ordinary share of the Company on the NYSE for the five trading days prior to the date of re-issue; and
(ii)	the average closing prices per ordinary share of the Company on the LSE Daily Official List (determined on the basis of the equivalent information published by the relevant authority in relation to dealings on the LSE or its equivalent) for the five trading days prior to the date of re-issue, and the authority conferred by this resolution shall expire on the earlier of the date of the next annual general meeting of the Company or 18 months after the date of the passing of this resolution, unless previously varied or renewed in accordance with the provisions of section 109 and / or 1078 (as applicable) of the Irish Companies Act (and / or any corresponding provision of

88	2026 PROXY STATEMENT

Proposal 6: Resolution to Determine the Price Range at which the Company can Re-Issue Shares that it holds as Treasury Shares under Irish Law any amended or replacement legislation) and is without prejudice or limitation to any other authority of the Company to re-allot treasury shares on-market.”

BOARD RECOMMENDATION
6	RESOLUTION TO DETERMINE THE PRICE RANGE AT WHICH THE COMPANY CAN RE-ISSUE SHARES THAT IT HOLDS AS TREASURY SHARES UNDER IRISH LAW
The Board unanimously recommends a vote “FOR” the proposal to determine the price range at which the Company can re-issue shares that it holds as treasury shares.

89	2026 PROXY STATEMENT

90	2026 PROXY STATEMENT

Beneficial Ownership

Beneficial Ownership

Security Ownership of Certain Beneficial Owners and Management

Unless otherwise provided below, the following table presents information regarding beneficial ownership of Smurfit Westrock ordinary shares as of February 25, 2026, by:

●	each shareholder or group of shareholders known by us to be the beneficial owner of more than 5% of outstanding Smurfit Westrock ordinary shares;
●	each of our directors and nominees;
●	each of our NEOs; and
●	all of our current directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC, and thus represents voting or investment power with respect to our securities. Under such rules, beneficial ownership includes any shares over which the individual has sole or shared voting power or investment power as well as any shares that the individual has the right to acquire within 60 days after the date of this table. To our knowledge and subject to applicable community property rules, and except as otherwise indicated below, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned.

The percentage ownership information shown in the column titled “Percentage of Shares Beneficially Owned” in the table below is based on 524,253,735 shares of Smurfit Westrock ordinary shares outstanding as of the date of this table. Unless otherwise indicated, the address of each individual listed in this table is the Company’s address set forth on page 94, Question 2 of this Proxy Statement.

	Number of	Percentage of
	Shares	Shares
	Beneficially	Beneficially
Name and Address of Beneficial Owner	Owned	Owned
Greater than 5% Holders
The Vanguard Group Inc.(1)	61,472,045	11.73%
BlackRock, Inc.(2)	41,566,832	7.93%
Capital Research Global Investors (3)	36,127,677	6.89%
Named Executive Officers and Directors
Anthony Smurfit(4)	1,602,433	*
Ken Bowles	138,883	*
Laurent Sellier(5)	105,496	*
Saverio Mayer	211,331	*
Ben Garren	2,590	*
Colleen F. Arnold(6)	28,858	*
Timothy J. Bernlohr	50,783	*
Carole L. Brown	—	*
Terrell K. Crews(7)	50,696	*
Carol Fairweather	4,808	*
Mary Lynn Ferguson-McHugh	1,808	*
Irial Finan	48,231	*
Suzan F. Harrison	21,218	*
Kaisa Hietala	3,279	*
Lourdes Melgar	1,808	*
Jørgen Buhl Rasmussen	7,954	*
Alan D. Wilson(8)	58,779	*
All current directors and executive officers as a group (18 persons)	2,401,695

91	2026 PROXY STATEMENT

Beneficial Ownership

*	Represents beneficial ownership of less than one percent.
(1)	Based on the Schedule 13G/A filed with the SEC on October 31, 2025, as of September 30, 2025, The Vanguard Group had shared voting power over 3,068,066 shares, sole dispositive power over 56,392,256 shares and shared dispositive power over 5,079,789 shares. The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.
(2)	Based on the Schedule 13G filed with the SEC on November 8, 2024, as of September 30, 2024, BlackRock, Inc. had sole voting power over 38,135,017 shares and sole dispositive power over 41,566,832 shares. The address of BlackRock, Inc. is 50 Hudson Yards, New York, New York 10001.
(3)	Based on the Schedule 13G/A filed with the SEC on February 12, 2026, as of December 31, 2025, Capital Research Global Investors has sole voting power over 36,127,677 shares and sole dispositive power over 36,127,677 shares. The address of Capital Research Global Investors is 333 South Hope Street, 55th Fl, Los Angeles, CA 90071.
(4)	Includes 3,000 shares held by a family trust for which Mr. Smurfit serves as trustee and 1,000 shares held by Mr. Smurfit's daughter who is part of Mr. Smurfit's household. Mr. Smurfit disclaims Section 16 beneficial ownership with respect to these shares.
(5)	Includes 3,188 shares held by Mr. Sellier’s spouse.
(6)	Includes 26,969 shares beneficially owned by Ms. Arnold through the Non-Employee Director Deferred Compensation Plan.
(7)	Includes 22,635 shares held by a family trust that Mr. Crews may be deemed to beneficially own.
(8)	Includes 57,052 shares beneficially owned by Mr. Wilson through the Non-Employee Director Deferred Compensation Plan.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors, officers and persons who beneficially own more than 10% of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of Smurfit Westrock ordinary shares and other equity securities. To our knowledge, based solely on our review of Forms 3, 4 and 5 filed with the SEC or written representations that no Form 5 was required, during the year ended December 31, 2025 we believe that our directors, officers and persons who beneficially own more than 10% of a registered class of our equity securities timely filed all reports required under Section 16(a) of the Exchange Act, except that with respect to Alvaro Henao, one of our executive officers that was appointed on February 1, 2025, his initial statement of beneficial ownership of securities was reported late on a Form 3 due to an administrative error.

92	2026 PROXY STATEMENT

Questions and Answers about the AGM

Smurfit
Westrock

93	2026 PROXY STATEMENT

Questions and Answers about the AGM

Questions and Answers about the AGM

1.	Why did I receive these proxy materials?

We are providing this Proxy Statement, our 2025 Annual Report and our 2025 Irish Statutory Annual Report (referred to as the “Proxy Materials”), in connection with the solicitation by the Board of proxies to be voted at the AGM. We either (i) mailed you a notice of internet availability of proxy materials (“Notice of Internet Availability”) notifying each shareholder entitled to vote at the AGM how to vote and how to electronically access a copy of the Proxy Materials, or (ii) mailed you a paper copy of the Proxy Materials and a proxy card in paper format. You received these Proxy Materials because you were a shareholder of record as of the close of business on March 3, 2026. If you have not received, but would like to receive, a paper copy of the Proxy Materials and a proxy card in paper format, you should follow the instructions for requesting such materials contained in the Notice of Internet Availability.

2.	What is the date, time and location of the AGM?

We will hold the AGM at 10:00 a.m. Dublin Time / 5:00 a.m. Eastern Time on Friday, May 1, 2026, at the Minerva Suite, RDS, Merrion Road, Ballsbridge, Dublin 4, D04 AK83, Ireland, subject to any adjournments or postponements. For directions to the AGM, you may contact our Group Company Secretary, c/o Smurfit Westrock plc, Beech Hill, Clonskeagh, Dublin 4, D04 N2R2, Ireland.

3.	Who is entitled to vote?

The Board set March 3, 2026 as the Record Date for the AGM. All persons who were registered holders of Smurfit Westrock ordinary shares at the close of business on that date are shareholders of record for the purposes of the AGM and will be entitled to receive notice of, and to attend and vote at, the AGM. Beneficial owners who, at the close of business on the record date, held their shares in an account with a broker, bank or other holder of record generally cannot vote their shares directly and instead must instruct the record holder how to vote their shares.

As of the close of business on the Record Date, there were 524,253,964 Smurfit Westrock ordinary shares outstanding. Each shareholder of record is entitled to one vote per ordinary share on each matter submitted to a vote of shareholders. Your shares will be represented if you attend and vote at the AGM or if you submit a completed proxy by the voting deadlines set forth below. At the close of business on the Record Date, Smurfit Westrock did not have any non-voting ordinary shares in issue.

4.	If I am a registered holder, how do I vote?

Registered holders can vote in any of the following ways:

●	By Telephone: Call 1-800-652-8683 (within USA) or 1-781-575-2300 (outside USA). You will need to use the 15-digit control number you were provided on your proxy card or Notice of Internet Availability, and follow the instructions given by the voice prompts.
●	Via the Internet: Go to www.envisionreports.com/SW or by scanning the QR code and following instructions on your proxy card or Notice of Internet Availability to vote via the Internet using the 15-digit control number you were provided on your proxy card or Notice of Internet Availability. You will need to follow the instructions on the website.
●	By Mail: If you received a paper copy in the mail of the Proxy Materials and a proxy card, you may mark, sign, date and return your proxy card in the enclosed postage-paid envelope. You may also appoint a proxy to attend, speak and vote your shares at the AGM by submitting the proxy card (or proxy form set out in section 184 of the Irish Companies Act) and delivering such proxy to the Group Company Secretary, c/o Smurfit Westrock plc, Beech Hill, Clonskeagh, Dublin 4, D04 N2R2, Ireland. The proxy need not be a registered shareholder. Proxies must be received by the deadlines set forth below in answers to Questions 6 and 7.

If you sign and return your proxy, but do not give voting instructions, the shares represented by that proxy will be voted as recommended by the Board as described in this Proxy Statement. If any other matters are properly brought up at the AGM

94	2026 PROXY STATEMENT

Questions and Answers about the AGM

(other than the proposals contained in this Proxy Statement), then the named proxies will have the authority to vote your shares on those matters in accordance with their discretion and judgment. The Board currently does not know of any matters to be raised at the AGM other than the proposals contained in this Proxy Statement. If you vote via the Internet or by telephone, your electronic vote authorizes the named proxies in the same manner as if you signed, dated and returned a proxy card by mail.

●	In Person: You may attend the AGM in Dublin or send a personal representative with an appropriate proxy to vote by ballot at the AGM. If you wish to send a personal representative, please contact our Group Company Secretary, c/o Smurfit Westrock plc, Beech Hill, Clonskeagh, Dublin 4, D04 N2R2, Ireland, for additional information about sending a personal representative on your behalf. For information about how to attend the AGM, please see “What do I need to be admitted to the AGM?” below.
5.	If I am a beneficial owner of shares held in street name, how do I vote?

If your shares are held beneficially in the name of a bank, broker or other holder of record (sometimes referred to as holding shares “in street name”), you will receive instructions from the holder of record that you must follow in order for your shares to be voted. If you wish to vote in person at the AGM, you must obtain a legal proxy from the bank, broker or other holder of record that holds your shares and bring it with you to the AGM.

6.	What are the deadlines to submit votes if I am a registered holder or beneficial owner of shares?

The deadlines to submit your votes for the AGM are set forth below.

Internet

Votes cast by Internet must be received by:

Registered holders: 12:00 p.m. Dublin Time / 7:00 a.m. Eastern Time on April 30, 2026

Beneficial owners: 4:59 a.m. Dublin Time on April 30, 2026 / 11:59 p.m. Eastern Time on April 29, 2026

Telephone

Votes cast by telephone must be received by:

Registered holders: 12:00 p.m. Dublin Time / 7:00 a.m. Eastern Time on April 30, 2026

Beneficial owners: 4:59 a.m. Dublin Time on April 30, 2026 / 11:59 p.m. Eastern Time on April 29, 2026

Mail

Votes cast by mail must be received by:

Registered holders: 12:00 p.m. Dublin Time / 7:00 a.m. Eastern Time on April 30, 2026

Beneficial owners: 4:59 a.m. Dublin Time on April 30, 2026 / 11:59 p.m. Eastern Time on April 29, 2026

95	2026 PROXY STATEMENT

Questions and Answers about the AGM

7.	If I am a “DI holder,” how do I vote and by what deadline?

In order to settle transactions on the LSE, interests in the Company’s shares are required to be held as UK Depositary Interests. Each UK Depositary Interest represents a beneficial interest in one Smurfit Westrock ordinary share and can be held, transferred and settled electronically through CREST, thereby allowing DI holders to settle Smurfit Westrock shares which are traded electronically on the financial market operated by the LSE. For the avoidance of doubt, references to “shareholder” in this Proxy Statement refers to registered holders, street name holders and DI holders. DI holders on the Record Date are entitled to direct Computershare U.K. to vote in respect of the number of DIs registered in their name(s) at that time, in two ways:

●	By Internet — CREST: Issue an instruction through the CREST electronic voting appointment service using the procedures described in the CREST manual (available from euroclear.com). CREST personal members or other CREST sponsored members, and those CREST members who have appointed a voting service provider, should refer to their CREST sponsor or voting services provider, who will be able to take the appropriate action on their behalf. For instructions made using the CREST service to be valid, the appropriate CREST message (a “CREST Voting Instruction”) must be properly authenticated in accordance with the specifications of Euroclear U.K. & International Limited (“EUI”) and must contain the information required for such instructions, as described in the CREST manual. The message, regardless of whether it relates to the voting instruction or to an amendment to the instruction given to Computershare U.K., must be transmitted so as to be received by the Company’s agent (ID 3RA50) by no later than 3:00 p.m. Dublin Time / 10:00 a.m. Eastern Time on April 27, 2026. The time of receipt will be taken to be the time (as determined by the timestamp applied to the CREST Voting Instruction by the CREST applications host) from which the Company’s agent is able to retrieve the CREST Voting Instruction by enquiry to CREST in the manner prescribed by CREST. EUI does not make available special procedures in CREST for any particular messages. Normal system timings and limitations apply to the transmission of a CREST Voting Instruction. It is the responsibility of the CREST member to take (or to procure that the CREST sponsor or voting service provider takes) such action necessary to ensure that a CREST Voting Instruction is transmitted by any particular time. CREST members and, where applicable, their CREST sponsors or voting service providers, are referred to those sections of the CREST Manual concerning practical limitations of the CREST system and timings.
●	By Mail: Complete and return a Form of Instruction to Computershare U.K. by posting it to Computershare Investor Services PLC, The Pavilions, Bridgwater Rd, Bristol BS99 6ZY, United Kingdom. To be effective, all Forms of Instruction must be received by Computershare U.K. by 3:00 p.m. Dublin Time / 10:00 a.m. Eastern Time on April 27, 2026. Computershare U.K., as the depositary, will then make arrangements to vote your underlying shares according to your instructions.

DI Holders may also attend the AGM in Dublin with the appropriate Letter of Representation. For information about how to attend the AGM, please see “What do I need to be admitted to the AGM?” below.

8.	Can I revoke my proxy or change my vote after I have voted?

Yes. If you are a registered holder and previously voted by Internet, telephone or mail, you may revoke your proxy or change your vote by:

●	voting at a later date by Internet or telephone before the closing of those voting facilities as provided in the answer to Question 6 above;
●	mailing a proxy card (or form of proxy set out in section 184 of the Irish Companies Act) that is properly signed and dated with a later date than your previous vote and that is received no later than the deadlines provided in the answer to Question 6 above;
●	attending the AGM in Dublin and submitting a new ballot during the meeting; or
●	sending a written notice of revocation to our Group Company Secretary, c/o Smurfit Westrock plc, Beech Hill, Clonskeagh, Dublin 4, D04 N2R2, Ireland, which must be received before the commencement of the AGM.

If you are a beneficial owner of shares held in street name, you must contact the holder of record to revoke a previously authorized proxy. DI Holders should contact Computershare U.K. for instructions on how to revoke their proxies or change their vote.

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Questions and Answers about the AGM

9.	What do I need to be admitted to the AGM?

For shareholders who plan to attend the AGM, we will request to see your admission ticket and valid government-issued photo identification, such as a driver’s license or passport at the entrance to the AGM in Dublin. For holders of record, your proxy card, if you received one, will serve as your admission ticket. Otherwise, you may request admission tickets by visiting www.envisionreports.com/SW and following the instructions provided. You will need the 15-digit control number included on your proxy card or Notice of Internet Availability. We encourage you to request an admission ticket for the AGM in advance.

If a street name holder wishes to attend the AGM and vote in person at the AGM, they must obtain a legal proxy from their broker, bank or other nominee and present it to the Group Company Secretary or other Company representative, at the AGM. If you are acting as a proxy, we will need to review a valid written legal proxy signed by the registered owner of the Smurfit Westrock ordinary shares granting you the required authority to attend the meeting and vote such shares.

DI holders who wish to attend and vote at the AGM in person must obtain a Letter of Representation from their broker or nominee, which will serve as their admission ticket, and then provide this letter by email to Computershare U.K. at !UKALLDITeam2@computershare.co.uk by 3:00 p.m. Dublin Time / 10:00 a.m. Eastern Time on April 27, 2026. Computershare U.K., on behalf of Computershare Trust Company, N.A. (“Computershare”), will then provide the DI holder with a separate Letter of Representation which will confirm the amount of Smurfit Westrock ordinary shares they will represent, allowing the DI Holder to attend, speak and vote at the AGM. DI holders must bring the Letter of Representation, which will serve as their admission ticket, and present it at the registration desk at the entrance to the AGM in Dublin. Any DI holders that do not follow the above process will be unable to represent their position in person at the AGM.

During the AGM, any person in attendance may not use cameras, smart phones or other audio, video or electronic recording devices, unless expressly authorized by the chair of the AGM. This prohibition shall not apply to equipment being used by the Company for the purpose of projecting information onto screens during the AGM or to photographs taken by accredited press photographers admitted to the AGM. Please note such equipment may capture personal data. Such personal data shall be used for the purpose of the AGM and in full compliance with applicable data protection law. In addition, we may process your personal data to meet further legal obligations.

10.	What constitutes a quorum?

In order to establish a quorum at the AGM there must be at least two shareholders present in person or by proxy who have the right to attend and vote at the AGM. For purposes of determining a quorum, abstentions and broker “non-votes” are counted as present.

11.	How are votes counted?

You may vote “FOR,” “AGAINST” or “ABSTAIN” with respect to each of the proposals presented. A vote “FOR” will be counted in favor of the proposal or respective director nominee and a vote “AGAINST” will be counted against each proposal or respective nominee. An “ABSTAIN” vote will not be counted “FOR” or “AGAINST” and will have no effect on the voting results for any of the proposals in this Proxy Statement. Representatives of Computershare will tabulate the votes cast at the AGM and will act as our Inspector of Election. See the answer to Question 13 below for additional details.

12.	What is a “broker non-vote”?

If you are a beneficial owner whose shares are held of record by a broker, we encourage you to instruct the broker how to vote your shares. If you do not provide voting instructions, your shares will not be voted on any proposal for which the broker does not have discretionary authority to vote. Your broker will, however, be able to vote on proposals for which the broker has discretionary authority to vote (although it may choose not to do so). If the broker elects to vote your shares on some but not all matters, it will result in a “broker non-vote” for the matters on which the broker does not vote. See also the answer to Question 13 below. Additionally, your broker will be able to register your shares as being present at the AGM for purposes of determining the presence of a quorum.

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Questions and Answers about the AGM

13.	What is the voting standard for each of the proposals discussed in this Proxy Statement?

The chart below summarizes the voting standards and effects of broker non-votes and abstentions on the outcome of the vote for the proposals at the AGM.

Proposals		Board Recommendation	Voting Standard	Broker Discretionary Voting Allowed	Broker Non-Votes	Abstentions
1	Election of 12 director nominees	FOR each nominee	Majority of Votes Cast	No	No effect	No effect
2	Approval, in a non-binding, advisory vote, of the compensation of our named executive officers	FOR	Majority of Votes Cast	No	No effect	No effect
3	(a) Ratification of the appointment of KPMG (independent auditor) and (b) Approval of remuneration of KPMG	FOR (a) and FOR (b)	Majority of Votes Cast	Yes	N/A	No effect
4	Resolution to renew the Board of Directors’ existing authority to issue shares under Irish law	FOR	Majority of Votes Cast	Yes	N/A	No effect
5	Resolution to renew the Board of Directors’ existing authority to opt-out of statutory pre-emption rights under Irish law	FOR	75% of Votes Cast	Yes	N/A	No effect
6	Resolution to determine the price range at which the Company can re-issue shares that it holds as treasury shares under Irish law	FOR	75% of Votes Cast	Yes	N/A	No effect

There is no cumulative voting in the election of directors. The election of each director nominee will be considered and voted upon as a separate proposal. If the proposal for the election of a director nominee does not receive the required majority of the votes cast, then the director will not be appointed and the position on the Board that would have been filled by the director nominee will become vacant. The Board has the ability to fill the vacancy upon the recommendation of its Nomination Committee, in accordance with the Constitution, subject to election by Smurfit Westrock’s shareholders at the next AGM.

14.	Who will pay for the cost of this proxy solicitation?

Smurfit Westrock will bear the costs of soliciting proxies from the holders of Smurfit Westrock ordinary shares. Proxies may be solicited on our behalf by our directors, officers and other selected Smurfit Westrock employees telephonically, electronically or by other means of communication, and by Innisfree M&A Incorporated (“Innisfree”), whom we have hired to assist in the solicitation of proxies. Directors, officers and employees who help us in the solicitation will not be specially compensated for those services, but they may be reimbursed for their out-of-pocket expenses incurred in connection with the solicitation. Innisfree will receive a fee of $50,000, plus reasonable out-of-pocket costs and expenses, for its services. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward soliciting materials to beneficial owners and will be reimbursed for their reasonable out-of-pocket expenses incurred in sending the materials to beneficial owners.

15.	Where can I find the voting results of the AGM?

The final voting results will be tallied by the inspector of election and disclosed in a Current Report on Form 8-K within four business days after the AGM. The AGM results and any other information required by the Irish Companies Act will be made available on the Company’s website as soon as reasonably practicable following the AGM and for a period of two years thereafter.

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Questions and Answers about the AGM

16.	Why are there two sets of Financial Statements covering the same financial period?

The Annual Report on 10-K contains financial statements for 2025 prepared in accordance with U.S. GAAP and filed with the SEC on Form 10-K on February 27, 2026. Irish law also requires us to provide you with our Irish Statutory Annual Report for our 2025 fiscal year, including the reports of our directors and auditors thereon, which accounts have been prepared in accordance with IFRS and Irish law. The Irish Statutory Annual Report for our 2025 fiscal year was made available to shareholders as part of the Proxy Materials, available on the Company’s website and will be laid before the AGM.

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Additional Information

Additional Information

Householding of Shareholder Documents

SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements with respect to two or more shareholders sharing the same address by delivering a single annual report and Proxy Statement or a single notice of internet availability of proxy materials addressed to those shareholders. This process, which is commonly referred to as “householding,” reduces the volume of duplicate information received at households and helps to reduce costs and environmental impact. While the Company does not household, a number of brokerage firms with account holders who are Smurfit Westrock shareholders have instituted householding. Once a shareholder has consented or receives notice from their broker that the broker will be householding materials to the shareholder’s address, householding will continue until the shareholder is notified otherwise or until one or more of the shareholders revokes their consent. If your Notice of Internet Availability or the Proxy Materials, as applicable, have been househeld and you wish to receive separate copies of these documents now and/or in the future, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, you may notify your broker. You can also request and the Company will promptly deliver a separate copy of the Notice of Internet Availability or the Proxy Materials by writing to our Group Company Secretary, c/o Smurfit Westrock plc, Beech Hill, Clonskeagh, Dublin 4, D04 N2R2, Ireland.

Submission of Future Shareholder Proposals

In accordance with the rules established by the SEC, any shareholder proposal submitted pursuant to Rule 14a-8 to be included in the proxy statement for our 2027 annual general meeting of shareholders must be received by us by November 11, 2026. If you would like to submit a shareholder proposal to be included in those proxy materials, you should send your proposal to our Group Company Secretary, c/o Smurfit Westrock plc, Beech Hill, Clonskeagh, Dublin 4, D04 N2R2, Ireland. In order for your proposal to be included in the 2027 proxy statement, the proposal must comply with the requirements established by the SEC and our Constitution.

Pursuant to our Constitution, a shareholder must give notice of any intention to propose a person for election as a director or to propose any other business not earlier than the close of business on the one hundred and twentieth (120th) day and not later than the close of business on the ninetieth (90th) day prior to the first anniversary of the preceding year’s annual general meeting (“traditional advance notice”). Subject to our Constitution, any notice of an intention to nominate a person for election as a director or to propose any other business pursuant to traditional advance notice (and to comply with universal proxy rules) must be received by our Group Company Secretary at the address identified above on or after close of business on January 1, 2027 but no later than close of business on January 31, 2027.

Irish law currently provides that shareholders holding not less than 10% of the total voting rights may request that the directors call a special meeting at any time. The shareholders who wish to request a special meeting must deliver a written notice, signed by the shareholders requesting the meeting and which states the objects of the meeting to Smurfit Westrock’s registered office. If the directors do not, within 21 days of the date of delivery of the request, proceed to convene a meeting to be held within two months of that date, those shareholders (or any of them representing more than half of the total voting rights of all of them) may themselves convene a meeting, but any meeting so convened cannot be held after the expiration of three months from the date of delivery of the request. These provisions of Irish law are in addition to, and separate from, the requirements that a shareholder must meet in order to have a proposal included in the 2027 proxy statement under the rules of the SEC.

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Additional Information

Smurfit Westrock’s SEC Filings

Our website address is www.smurfitwestrock.com. We use our website as a channel of distribution for company information. We make available, free of charge, on the Investor Relations section of our website (https://investors.smurfitwestrock.com) our Annual Report, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC pursuant to section 13(a) or 15(d) of the Exchange Act. We also make available other reports filed with or furnished to the SEC under the Exchange Act through our website, including our Proxy Statements and reports filed by officers and directors under section 16(a) of the Exchange Act, as well as our Codes of Conduct and Ethical Conduct for Directors and Senior Financial Officers, our Principles of Corporate Governance and the charters of each of the Board’s committees. You may request any of these materials and information in print, free of charge, by contacting our Investor Relations team at Smurfit Westrock plc, Investor Relations, Beech Hill, Clonskeagh, Dublin 4, D04 N2R2, Ireland or via email Investor.relations@smurfitwestrock.com. We do not intend for information contained on our website to be part of this Proxy Statement.

In addition, the SEC maintains an Internet site (https://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers, including Smurfit Westrock, that file electronically with the SEC. Copies of materials we file with the SEC may be reviewed on and printed from the SEC website.

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Appendix A

Appendix A: Glossary of Terms

Commonly Used Terms in this Proxy Statement

“AGM” means the 2026 annual general meeting of the shareholders of Smurfit Westrock.

“AIP” means the Post-Combination Smurfit Westrock Annual Short-Term Incentive Plan.

“Annual Report” means the Company’s annual report for the fiscal year ended December 31, 2025 on Form 10-K.

“Board Chair” means the Chair of the Board of Directors.

“Board” or “Board of Directors” means the board of directors of Smurfit Westrock.

“broker non-vote” means the votes that could have been cast on the matter by nominees with respect to uninstructed shares if the nominee had received instructions and is otherwise able to vote on other discretionary matters.

“Combination” means the strategic combination between Smurfit Kappa and WestRock, which closed on July 5, 2024.

“Company” means Smurfit Westrock plc, an Irish public limited company and its subsidiaries, unless the context indicates otherwise.

"Constitution" means the memorandum and articles of association of Smurfit Westrock in force from time to time.

“CREST” or the “CREST System” means the system for the paperless settlement of trades in securities and the holding of uncertificated securities in accordance with the Uncertificated Securities Regulations 2001 of the United Kingdom, as amended, operated by EUI (or any successor or assignee of it in such capacity from time to time) or any replacement for such system from time to time.

“DI Depositary” means Computershare Investor Services PLC, in its capacity as the issuer of the UK Depositary Interests (or any successor or assignee of it in such capacity from time to time).

“DI holders” means participants in the CREST System that has entered into an agreement to participate in the CREST System subject to EUI’s terms and conditions, from time to time, holding DIs through the CREST System.

“Dodd-Frank Act” means the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, as amended.

“Exchange Act” means the Exchange Act of 1934, as amended.

“Irish Companies Act” means the Companies Act 2014, as amended.

“Irish Statutory Annual Report” means the Irish statutory financial statements and directors’ report thereon for the fiscal year ended December 31, 2025.

“Latest Practicable Date” means the latest practicable date before this Proxy Statement which is February 25, 2026.

“LSE” means the London Stock Exchange.

“LTI Plan” means the Smurfit Westrock 2024 Long-Term Incentive Plan.

“NEOs” means the Company’s named executive officers.

“NYSE” means the New York Stock Exchange.

“Proxy Statement” means this proxy statement for the 2026 AGM.

“PSUs” means performance stock units.

“Record Date” means March 3, 2026.

“Related Party Policy” means the Related Person Transaction Policies and Procedures.

“registered holder” means a shareholder who holds shares directly with the Company’s transfer agent, Computershare.

“Regulation S-K” means Regulation S-K promulgated under the Exchange Act.

“RSUs” means restricted stock units.

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Appendix A

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Smurfit Kappa” means Smurfit Kappa Group plc (re-registered as Smurfit Kappa Group Limited).

“Smurfit Westrock” means Smurfit Westrock plc, an Irish public limited company, and its subsidiaries, unless the context indicates otherwise.

“street name holder” means a shareholder who holds shares in the name of a bank, broker or other hold of record or nominee and not directly with the Company’s transfer agent, Computershare.

“UK Depositary Interests” or “DIs” means a depositary interest issued through CREST by the DI Depositary representing a beneficial interest in Smurfit Westrock shares.

“U.S.” means the United States of America.

“WestRock” means WestRock Company.

A-2	2026 PROXY STATEMENT

Appendix B

Appendix B : Non GAAP Financial Measures and Reconciliations

Smurfit Westrock reports its financial results in accordance with accounting principles generally accepted in the United States ("GAAP"). However, management believes certain non-GAAP financial measures provide Smurfit Westrock’s Board of Directors, investors, potential investors, securities analysts and others with additional meaningful financial information that should be considered when assessing its ongoing performance. Smurfit Westrock management also uses these non-GAAP financial measures in making financial, operating and planning decisions, and in evaluating company performance. Non-GAAP financial measures are not intended to be considered in isolation of or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP and should be viewed in addition to, and not as an alternative for, the GAAP results. The non-GAAP financial measures we present may differ from similarly captioned measures presented by other companies. Smurfit Westrock uses the non-GAAP financial measures “Adjusted EBITDA”, “Adjusted EBITDA Margin”, “Adjusted Free Cash Flow” and “Adjusted Basic Earnings Per Share” (referred to as “Adjusted Basic EPS”). We discuss below details of the non-GAAP financial measures presented by us and provide reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated in accordance with GAAP.

Definitions

Smurfit Westrock uses the non-GAAP financial measures “Adjusted EBITDA” and “Adjusted EBITDA Margin” to evaluate its overall performance. The composition of Adjusted EBITDA is not addressed or prescribed by GAAP. Smurfit Westrock defines Adjusted EBITDA as net income before income tax expense, depreciation, depletion and amortization, interest expense, net, pension and other postretirement non-service income (expense), net, share based compensation expense, other expense, net, impairment and restructuring costs, transaction and integration-related expenses associated with the Combination, amortization of fair value step up on inventory and other specific items that management believes are not indicative of the ongoing operating results of the business.

Management believes Adjusted EBITDA and Adjusted EBITDA Margin measures provide Smurfit Westrock’s management, Board of directors, investors, potential investors, securities analysts and others with useful information to evaluate Smurfit Westrock’s performance relative to other periods because it adjusts out non-recurring items that management believes are not indicative of the ongoing results of the business. Adjusted EBITDA Margin is calculated as Adjusted EBITDA divided by Net Sales.

Smurfit Westrock uses the non-GAAP financial measure “Adjusted Free Cash Flow”. Smurfit Westrock defines Adjusted Free Cash Flow as net cash provided by operating activities as adjusted for capital expenditures and to exclude certain costs not reflective of underlying ongoing operations. Management utilizes this measure in connection with managing Smurfit Westrock’s business and believes that Adjusted Free Cash Flow is useful to investors as a liquidity measure because it measures the amount of cash generated that is available, after reinvesting in the business, to maintain a strong balance sheet, pay dividends, repurchase stock, service debt and make investments for future growth. It should not be inferred that the entire free cash flow amount is available for discretionary expenditures. By adjusting for certain items that are not indicative of Smurfit Westrock’s underlying operational performance, Smurfit Westrock believes that Adjusted Free Cash Flow also enables investors to perform meaningful comparisons between past and present periods.

Smurfit Westrock uses the non-GAAP financial measure “Adjusted Basic EPS”. Management believes this measure provides Smurfit Westrock’s management, Board of directors, investors, potential investors, securities analysts and others with useful information to evaluate Smurfit Westrock’s performance because it excludes impairment and restructuring costs, transaction and integration-related expenses associated with the Combination, amortization of fair value step up on inventory and other specific items that management believes are not indicative of the ongoing operating results of the business. Smurfit Westrock and its Board of Directors use this information when making financial, operating and planning decisions and when evaluating Smurfit Westrock’s performance relative to other periods. Smurfit Westrock believes that the most directly comparable GAAP measure to Adjusted Basic EPS is Basic earnings per share attributable to common shareholders (referred to as “Basic EPS”).

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Appendix B

Reconciliations to Most Comparable GAAP Measure

Set forth below is a reconciliation of the non-GAAP financial measures Adjusted EBITDA and Adjusted EBITDA Margin to Net Income and Net Income Margin, the most directly comparable GAAP measures, for the periods indicated (in millions, except margins).

Twelve months ended
December 31, 2025
Net income	$699
Income tax expense	260
Depreciation, depletion and amortization	2,550
Impairment and restructuring costs	385
Transaction and integration-related expenses associated with the Combination	120
Interest expense, net	729
Pension and other postretirement non-service (income) expense, net	(30)
Share-based compensation expense	139
Other expense, net	61
Other adjustments	26
Adjusted EBITDA	$4,939

Net Sales	$31,179
Net Income Margin[1]	2.2%
Adjusted EBITDA Margin[2]	15.8%

1 Net Income / Net Sales

2 Adjusted EBITDA / Net Sales

Set forth below is a reconciliation of the non-GAAP financial measure Adjusted Free Cash Flow to Net cash provided by operating activities, the most directly comparable GAAP measure, for the periods indicated. (in millions).

Twelve months ended
December 31, 2025
Net cash provided by operating activities	$3,392
Capital expenditures	(2,192)
Free Cash Flow	$1,200
Adjustments:
Transaction and integration costs	151
Restructuring costs	230
Tax on above items	(80)
Adjusted Free Cash Flow	$1,501

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Appendix B

Set forth below is a reconciliation of the non-GAAP financial measure Adjusted Basic EPS to Basic EPS, the most directly comparable GAAP measure for the periods indicated.

Twelve months ended
December 31, 2025
Basic EPS	$1.34
Impairment and restructuring costs	0.74
Transaction and integration-related expenses associated with the Combination	0.23
Loss on debt extinguishment	0.03
Other adjustments	0.05
Income tax on above items	(0.34)
Adjusted Basic EPS	$2.05

B-3	2026 PROXY STATEMENT

Smurfit Westrock

Smurfit Westrock
Beech Hill, Clonskeagh,
Dublin 4, D04 N2R2 Ireland
+353 1 202 7000
smurfitwestrock.com

(i) - Irial Finan (ii) - Anthony Smurfit (iii) - Ken Bowles (iv) - Colleen F. Arnold (v) - Timothy J. Bernlohr (vi) - Carole L. Brown (vii) - Carol Fairweather (viii) - Mary Lynn Ferguson-McHugh (ix) - Suzan F. Harrison (x) - Kaisa Hietala (xi) - Jørgen Buhl Rasmussen (xii) - Alan D. Wilson 1UPX For Against Abstain For Against Abstain For Against Abstain Proposals — The Board of Directors recommend a vote FOR all the nominees listed in Proposal 1 and FOR each of the other Proposals 2, 3(a), 3(b), 4, 5 and 6. A 048NZE 2. Approve, in a non-binding, advisory vote, the compensation of the Company’s named executive officers. 1. Election of Directors: For Against Abstain 3. (a) Ratify, in a non-binding vote, the appointment of KPMG as the Company’s independent registered public accounting firm and statutory auditor under Irish law for the fiscal year ending December 31, 2026. (b) Authorize, in a binding vote, the Audit Committee of the Board of Directors to determine the remuneration of KPMG as the Company’s statutory auditor under Irish law. 4. Renewal of the Board of Directors’ existing authority to issue shares under Irish law. 5. Renewal of the Board of Directors’ existing authority to opt-out of statutory pre-emption rights under Irish law. 2026 Annual General Meeting Proxy Card-Smurfit Westrock plc (the “Company”) Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q For Against Abstain 6. Determine the price range at which the Company can re-issue shares that it holds as treasury shares under Irish law. You may vote online or by phone instead of mailing this card. Online Go to www.envisionreports.com/SW or scan the QR code — login details are located in the shaded bar below. Your vote matters – here’s how to vote! Votes submitted electronically or by mail must be received by 12:00 p.m. Dublin Time / 7:00 a.m. Eastern Time on Thursday, April 30, 2026 Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/SW Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/SW Notice of 2026 Annual General Meeting of Shareholders Proxy Solicited by Board of Directors for Annual General Meeting of Shareholders — Friday, May 1, 2026 Irial Finan, Anthony Smurfit and Gillian Carson-Callan (the “Proxies”), or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual General Meeting of Shareholders of Smurfit Westrock plc to be held on Friday, May 1, 2026 or at any postponement or adjournment thereof, and are further authorized to vote in their discretion upon such other matters as may properly come before the Annual General Meeting of Shareholders and at any adjournment or postponement thereof. Shares represented by this proxy card, if properly executed and delivered, will be voted as directed by the shareholder. If no such directions are indicated on a properly executed and delivered proxy card, the Proxies will have authority to vote the shares in accordance with the recommendations of the Board of Directors, as indicated on the reverse side, and in the discretion of the Proxies upon such other matters and business as may properly come before the Annual General Meeting of Shareholders (or any adjournment or postponement thereof). (Items to be voted appear on reverse side) Smurfit Westrock plc C Non-Voting Items q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Meeting Attendance Mark box to the right if you plan to attend the Annual General Meeting. Change of Address — Please print new address below. Comments — Please print your comments below. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. Important notice regarding the internet availability of proxy materials for the Annual General Meeting of Shareholders. The 2026 Proxy Statement & Notice of Annual General Meeting, 2025 Annual Report and 2025 Irish Statutory Annual Report are available at: www.envisionreports.com/SW 2026 Annual General Meeting Admission Ticket 2026 Annual General Meeting of Shareholders of Smurfit Westrock plc Friday, May 1, 2026, 10:00 a.m. Dublin Time / 5:00 a.m. Eastern Time Minerva Suite, RDS Merrion Road Ballsbridge, Dublin 4, D04 AK83, Ireland Upon arrival, please present this admission ticket and valid government-issued photo identification at the registration desk.